                                                                  Exhibit 10.4



                           AGREEMENT OF LIMITED PARTNERSHIP
                                         OF
                           HPMC LAVA RIDGE PARTNERS, L.P.
                           A DELAWARE LIMITED PARTNERSHIP

                       DATED AS OF THE 21ST DAY OF JULY, 1998





     THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

     IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                            HPMC LAVA RIDGE PARTNERS, L.P.
                            A DELAWARE LIMITED PARTNERSHIP



     THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made and entered into as of the 21st day of July, 1998, by and among HCG DEVELOPMENT, L.L.C., a Delaware limited liability company, as the managing general partner ("Highridge GP" or for so long as Highridge GP is a General Partner, the "Managing General Partner"), SUMMIT PARTNERS I, L.L.C., a Delaware limited liability company, as a limited partner (the "Highridge Limited Partner"), and MACK-CALI CALIFORNIA DEVELOPMENT ASSOCIATES L.P., a California limited partnership, as a limited partner (the "Mack-Cali Limited Partner" and together with the Highridge Limited Partner, the "Limited Partners"), with reference to the following:

                                       RECITALS


     A. The Managing General Partner and the Limited Partners desire to form a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware, Delaware Code, Title 6 Sections 117-101, ET SEQ., as amended from time to time, and to constitute themselves as HPMC LAVA RIDGE PARTNERS, L.P., a Delaware limited partnership (the "Partnership") for the purposes set forth in Sections 1.5 and 1.11, and on the terms and conditions set forth in this Agreement.

     B. The Managing General Partner and each of the Limited Partners desires to make its respective capital contributions to the Partnership as described in this Agreement and to be admitted as a Partner of the Partnership.

     C. In order to effect the foregoing, the parties hereto desire to enter into this Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein (the receipt and sufficiency of which hereby are acknowledged by each party hereto), the parties hereto, intending to be legally bound, agree as follows:

                                     ARTICLE 1

                                 GENERAL PROVISIONS

     1.1 FORMATION. The Managing General Partner, as the general partner, and the Highridge Limited Partner and the Mack-Cali Limited Partner, as limited partners, hereby form the Partnership as a limited partnership pursuant to the terms of this Agreement and the Act. This Agreement shall constitute the agreement of limited partnership among the Partners. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section
1.10 and Exhibit A. The Partners further agree to take such other actions as may from time to time be necessary or appropriate under the laws of the States of Delaware and California with respect to the formation, operation, qualification and continued good standing of the Partnership as a limited partnership in such jurisdictions.

     1.2 NAME OF PARTNERSHIP. Subject to Section 1.3., the name of the Partnership shall be "HPMC LAVA RIDGE PARTNERS, L.P.," or such other name as may be reasonably Approved by the General Partners from time to time.

     1.3 CERTIFICATE OF LIMITED PARTNERSHIP. The Managing General Partner shall execute the Certificate of Limited Partnership (the "CERTIFICATE") for the Partnership, and the Managing General Partner shall (i) cause the Certificate to be filed in the Office of the Secretary of State of the State of Delaware as required by the Act, and (ii) cause the Partnership to take any other steps that are necessary for the Partnership to own the Investments and operate the Properties and to conduct the Partnership's business in Delaware and California, promptly after the date hereof. The Certificate shall be amended whenever, and within the time periods, required by the Act, or otherwise when reasonably Approved by the Partners.

     1.4 PRINCIPAL OFFICE, RESIDENT AGENT AND REGISTERED OFFICE. The principal office of the Partnership shall be located at 300 Continental Boulevard, Suite 360, El Segundo, California 90245, or at such other place or places as from time to time be reasonably Approved by the General Partners; PROVIDED, HOWEVER, that the Partnership shall at all times maintain a registered agent and an office in the State of Delaware and the State of California. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Paracorp Incorporated, 15 East North Street, Dover, Delaware 19901. The address of the registered office of the Partnership in the State of Delaware is c/o Paracorp Incorporated, 15 East North Street, Dover, Delaware 19901. The name and address of the registered agent for service of process on the Partnership in the State of California is Mark Abramson, Esq., 300 Continental Boulevard, Suite 360, El Segundo, California 90245. The address of the registered office of the Partnership in the State of California shall be the principal office of the Partnership. Such principal office, registered agent or registered office may be changed upon the reasonable Approval of the General Partners, so long as in accordance with the Act; concurrently with any such change, written notice thereof shall be given to each Partner. Promptly following execution and delivery of this Agreement, and filing of the Certificate with the Secretary of State of the State of Delaware, the Managing General Partner shall cause the Partnership to register as a foreign limited partnership in the Office of the Secretary of State of California and in such other jurisdictions as are necessary or desirable. Such registration shall be amended by the General Partners whenever required by the laws of each such jurisdiction.

     1.5  PURPOSES OF PARTNERSHIP.  The purposes of the Partnership shall be:

          1.5.1 Subject to the other provisions of this Agreement, to acquire the Investments for investment purposes, and to own, hold, rehabilitate, develop with office buildings, manage, maintain, entitle, plat, subdivide, operate, finance, refinance, rezone, improve, lease, and to sell, exchange or otherwise dispose of the Lava Ridge Land (more particularly described on Exhibit
D), and any other property Approved by the Partners (as improved from time to time, the "Properties") and interests therein, whether directly or through Investment Entities formed by the Partnership as provided in Section 1.5.2.

          1.5.2 Subject to the other provisions of this Agreement, to acquire any other assets that are incidental to the foregoing which have been Approved by the Partners (the Properties and other assets owned by the Partnership, including interests in Entities owning Properties or interests therein, are referred to as the "Investments"). The Partnership shall, unless otherwise Approved by the Partners, cause each Property to be acquired, developed and owned by a separate limited liability company or limited partnership formed by the Partnership for the purpose of acquiring the same or interests therein (each such partnership or limited liability company, together with any Entity in which such limited liability company or partnership owns a direct or indirect equity ownership interest, an "Investment Entity"), and the Partnership may form one or more other subsidiaries to serve as a general partner of any limited partnership or as a member of any limited liability company formed for Partnership purposes on terms reasonably Approved by the Partners. The Partnership may take all actions required or permitted to be taken by it under each Investment Entity Agreement (such actions to be required to be Approved by the Partners to the extent required by this Agreement). The Partnership may engage in any and all other general business activities incidental or reasonably related to the foregoing.

     1.6  FUNDING PROPORTIONS; RESIDUAL PERCENTAGES

          1.6.1 The respective Funding Proportions and Residual Percentages in the Partnership of the Partners are set forth on Exhibit B.

          1.6.2 Unless the context otherwise clearly indicates, the term "interest" or "interests" in the Partnership shall include both General Partner interests and Limited Partner interests. A Partner's interest in the Partnership shall mean and include its share of the capital of the Partnership, its share of the Profits and Losses, its share of Gain or Loss on Disposition


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

and other tax items of the Partnership, its share of the distributions of the Partnership, its Capital Account, and its other rights and obligations, all as determined under this Agreement.

     1.7 OTHER QUALIFICATIONS. At the expense of the Partnership, the General Partners shall cause the Partnership to be qualified to do business in each jurisdiction in which such qualification becomes necessary (including California), on or before the date on which such qualification becomes necessary.

     1.8 TERM OF PARTNERSHIP. The term of the Partnership commenced as of the date of filing the Certificate and shall continue until the Partnership shall be dissolved, liquidated and terminated pursuant to the provisions of Article 8.

     1.9 TITLE TO PARTNERSHIP PROPERTY. Unless otherwise Approved by the Partners, legal title to all of the Partnership's assets, including the Properties and the Investments, shall be held by the Partnership, either directly or through Investment Entities formed by the Partnership to acquire such assets. It is expressly understood and agreed that the manner of holding title to Partnership property is solely for the convenience of the Partners; accordingly, legal representatives, beneficiaries, distributees, partners, shareholders, members, successors or assigns of any Partner shall have no right, title or interest in or to any such Partnership property by reason of the manner in which title is held, but all such property shall be treated as Partnership property subject to the terms of this Agreement.

     1.10 DEFINITIONS. Capitalized terms that are used in this Agreement shall have the meanings set forth on Exhibit A.

     1.11 AUTHORIZED ACTS. In furtherance of its purposes, and subject to the provisions of this Agreement, the Partnership and its General Partners shall have the full power and authority to take in the Partnership's name all actions that are necessary, useful, appropriate or helpful in connection therewith, including the actions described in Section 5.1.1 hereof.


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

     1.12 AUTHORIZED REPRESENTATIVES. The "Authorized Representatives" of a Partner that is not a natural person shall be those representatives designated by notice to all other Partners by such Partner from time to time to represent such Partner in connection with the Partnership, unless and until replaced or removed by notice from such Partner to all Partners. The written statements and representations of an Authorized Representative for a Partner that is not a natural Person shall be the only authorized statements and representations of such Partner with respect to the matters covered by this Agreement. The initial Authorized Representatives are (i) John S. Long, Eugene S. Rosenfeld, Steven A. Berlinger and Jack Mahoney for the Highridge Partners, and (ii) Thomas Rizk, Mitchell E. Hersh, Roger W. Thomas and Barry Lefkowitz for the Mack-Cali Partners. The written statement or representation of any one Authorized Representative of such Partner shall be sufficient to bind such Partner with respect to all matters pertaining to the Partnership. The term "Approved by" or "Consented to by" or "Consent of" or "satisfactory to" with respect to a Partner that is not a natural Person means a decision or action which has been consented to in writing by the Authorized Representative of such Partner (or orally to the extent that the Partners have adopted a course of conduct pursuant to which certain Approvals, other than those described below in this Section 1.12, are granted orally), and with respect to a Partner who is an individual, means a decision or action which has been consented to in writing by such individual.
In order for a decision or action to be "Approved by the Partners" (or any variation thereof), the decision or action must be Approved by at least one Authorized Representative of each Partner who then continues to have Approval rights with respect to such action or decision under this Agreement. In order for a decision or action to be "Approved by the General Partners" (or any variation thereof), the decision or action must be Approved by at least one Authorized Representative of each then General Partner. Notwithstanding anything in this Agreement to the contrary (including any course of conduct regarding oral Approvals that has been adopted by the Partners), the following Approvals must be given in writing (to the extent Approval is required therefor) in order to be effective: (1) acquisition by the Partnership or an Investment Entity of a Property other than the Lava Ridge Land (the acquisition of which hereby is Approved by the Partners pursuant to the Approved Development Plan with respect thereto that is described on Exhibit C), (2) any borrowing by the Partnership or an Investment Entity, (3) the sale or other disposition of any Investment or Property, (4) adopting or materially modifying a Development Plan for any Property or any Approved Budget contained therein, including any Approved Overhead Budget contained therein or Approved by the Partners in connection therewith (the Partners hereby confirm that the initial Approved Development Plan, Approved Budget, and Approved Overhead Budget for the Lava Ridge Land are described on Exhibit C), (5) liquidating the Partnership or any Investment Entity and (6) issuing a Funding Notice as provided in Section 2.1.2.1(ii). Section 5.1.6.2 sets forth the procedure for obtaining Approvals.

                                      ARTICLE 2

                                CAPITAL CONTRIBUTIONS
                             AND ADDITIONAL CONTRIBUTIONS

     2.1  CAPITAL CONTRIBUTIONS.

          2.1.1 INITIAL CAPITAL CONTRIBUTIONS. (a) Each Partner has contributed the amount in cash to the capital of the Partnership that is set forth for such Partner on Exhibit B as its Section 2.1.1 Contribution (Cash).

     (b) The Partnership shall contribute the Section 2.1.1 Contributions (less Partnership expenses paid, or reserves funded, therefrom as set forth in the Approved Budget or otherwise Approved by the Partners) to Lava Ridge Associates, L.L.C. (a Delaware limited liability company that is owned by the Partnership and is the Investment Entity that will acquire and develop the Lava Ridge Land) in order to acquire the Lava Ridge Land. For convenience, the foregoing contributions to the Partnership and subsequent contribution by the Partnership to such Investment Entity may be accomplished by a direct payment of cash by the Partners to such Investment Entity (and such direct payment hereby is Approved by the Partners).

          2.1.2     ADDITIONAL CAPITAL CONTRIBUTIONS.

               2.1.2.1 GENERAL RULES. Except as provided in this Section 2.1.2, no Partner shall be required to make any Capital Contributions other than those described in Sections 2.1.1, 3.5.4 and 4.3.2. Each Partner shall be required to make additional Capital Contributions to the Partnership if any General Partner or the Mack-Cali Limited Partner gives notice to all Partners (a "Funding Notice") that meets the requirements of this Section 2.1.2. If a Funding Notice is properly issued, the amount of additional Capital Contributions so required from each Partner ("Required Additional Contributions") shall be the amount described below with respect to such Partner in this Section 2.1.2.1, and the Due Date for such Required Additional Contributions shall be the date on which all conditions precedent thereto have occurred (as set forth in the Development Plans or otherwise Approved by the Partners). The amount and due date for such Required Additional Contributions shall be specified in such Funding Notice (the collective dollar obligation of the Partners with respect thereto for such Funding Notice is referred to as a "Shortfall"). A Funding Notice may be issued only with respect to one or more of the following events (and will be effective to the extent described below):

          (i) Except as specifically Approved in writing by the Partners after the execution of this Agreement, no Funding Notice may be issued to a Partner except to the extent that the amounts of Required Capital Contributions of such Partner described


                                          6
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     therein are required to be made by such Partner under this clause (i), clause (ii) or clause (iii) of this Section 2.1.2.1, and/or Section 3.5.4 or 4.3.2;

          (ii) Except as provided in clause (i) above or clause (iii) below of this Section 2.1.2.1., the Partners shall make additional Capital Contributions to the Partnership, pro rata in proportion to their respective Funding Proportions, from time to time in accordance with a disbursement request in the form of Exhibit N attached hereto (a "Disbursement Request") delivered by the Managing General Partner (or the Mack-Cali Limited Partner if the Managing General Partner shall fail to do so after a request to do so is received from the Mack-Cali Limited Partner), in order to fund the operations of the Partnership and the Investment Entities in accordance with the Approved Development Plans (including the budgets contained therein) or as otherwise Approved by the Partners. The Managing General Partner (or the Mack-Cali Limited Partner if the Managing General Partner shall fail to do so after a request to do so is received from the Mack-Cali Limited Partner) may issue one or more Disbursement Requests from time to time to the extent Capital Contributions are then due under the Approved Development Plans (and the budgets contained therein). Each Partner shall make the Required Additional Contributions set forth in each Disbursement Request within ten (10) days after the date on which the Disbursement Request with respect thereto has been received (or deemed received under Section 9.5 of the Agreement). To the extent a Disbursement Request identifies progress payments or final payments with respect to construction of improvements at any of the Properties, the Disbursement Request shall include a certificate from an engineer or architect licensed to practice and qualified to do business in California (and acceptable to the applicable construction lender) as to the accuracy of progress (or final) payments sought in accordance with standard AIA guidelines and procedures. The Partners shall use reasonable efforts to engage such engineer or architect, subject to the reasonable Approval of the Partners as to who is engaged, as soon as is practicable hereafter. In no event shall the aggregate Required Additional Capital Contributions required from all of the Partners under this Section 2.1.2.1(ii) exceed $4 million (limited to $800,000 from the Highridge Group and $3,200,000 from the Mack-Cali Group). A Disbursement Request shall constitute a Funding Notice for purposes of this Agreement; or

          (iii) Notwithstanding any provision of this Agreement to the contrary, if and to the extent that distributions have been made to the Partners pursuant to Section 4.1.1 (d), such distributions shall be recontributed to satisfy any Shortfall of the Partnership (in the ratio distributed to the Partners under such Section) in response to a Funding Notice concerning such Shortfall (such recontributions to constitute Required Additional Contributions for purposes of this Agreement).

          Except as provided below, no Partner shall be required to issue a Funding


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     Notice under any circumstances.  Notwithstanding the preceding sentence, the Managing General Partner shall be required to issue a Funding Notice within five (5) days after receiving notice from the Mack-Cali Limited Partner that a Funding Notice is required in order to fund the amounts described in this Section 2.1.2 that are then due and payable (the Mack-Cali Limited Partner shall not be required to issue such a notice under any circumstances). A Funding Notice may be issued by the Mack-Cali Limited Partner if the Managing General Partner shall fail to do so within such 5-day period. Each Funding Notice shall describe the Shortfall and set forth the Required Additional Contribution of each Partner as determined pursuant to this Section 2.1.2. If a Funding Notice is properly issued as provided above in this Section 2.1.2, each Partner shall contribute its Required Additional Contributions on or before the Due Date therefor under Section 2.2.1. The provisions of this Section 2.1.2 which provide that a Funding Notice must be validly issued before additional Capital Contributions are required to be made shall not affect in any way the obligation of any Partner to pay to the Partnership or to the other Partners, as the case may be, any amount required to be paid by such Partner to them under this Agreement (it being agreed that the issuance of a Funding Notice shall not be required in order for the Partnership or any Partner to enforce any such payment obligation).

               2.1.2.2 MEZZANINE FINANCING. The Mack-Cali Limited Partner shall have the right, upon notice to the Highridge Partners but subject to the reasonable Approval of the Managing General Partner, to cause the Partnership to obtain Third Party Mezzanine Financing (with respect to which no Partner or its Affiliates shall be required to provide any personal guaranties of repayment without such Partner's Approval).

          2.1.3 CONTRIBUTIONS OF SERVICES. The Residual Percentage of any Partner in excess of such Partner's Funding Proportion shall be deemed to be a profits interest that has been received in exchange for services rendered or to be rendered by such Partner to or for the benefit of the Partnership (such excess Residual Percentage having no currently predictable distributions or value).

     2.2  THIRD-PARTY LOANS AND ADDITIONAL CAPITAL CONTRIBUTIONS AND CAPITAL
CALLS.

          2.2.1 If a Funding Notice is properly given by a Partner pursuant to Section 2.1.2, each Partner shall have the obligation, subject to the limitations contained in Section 2.1.2, to contribute its Required Additional Contributions within five (5) days (or ten (10) days in the case of Capital Contributions described in Section 2.1.2.1(ii)) after the later to occur of
(i) the date on which the Funding Notice with respect thereto has been received (or deemed received under Section 9.5) or (ii) the required funding date that is set forth in the Funding Notice (the expiration of such five or ten day period is referred to as the "Due Date"). There shall be a cure period of five (5) days after the Due Date for each Partner to contribute its Required Additional Contribution, as provided in Section 2.2.2.


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          2.2.2     If any Partner fails to contribute the full amount of its
Required Additional Contributions within five (5) days (or ten (10) days in the case of Capital Contributions described in Section 2.1.2.1(ii)) after the Due Date thereof (such Partner and any other Partner in such Partner's Partner Group thereupon being collectively referred to as the "Defaulting Partner"), then, as the exclusive remedies of the Partnership and the other Partners who are not Defaulting Partners (the "Non-Defaulting Partners"), the Non-Defaulting Partner shall have the following remedies, exercisable by notice from the Non-Defaulting Partners to the Defaulting Partner: (i) to elect to treat the Defaulting Partner as a Terminated Partner under Section 7.9 (and pursue the remedies under this Agreement that apply after a Partner becomes a Terminated Partner), (ii) to cause the Partnership to sue the Defaulting Partner for actual (and not consequential) damages that shall be limited to the portion of the Defaulting Partner's share of the Shortfall Disbursement that was not received timely, plus interest at the rate equal to the lesser of (x) fifteen percent (15%) per annum or (y) the maximum interest rate permitted by law, and plus the costs of collection, and (iii) to elect to lend (or to cause the Non-Defaulting Partners' Affiliates to lend), to the Defaulting Partner or to the Partnership, as Approved by the Non-Defaulting Partners, the amount of such Capital Contribution that was not made timely by the Defaulting Partner. The remedies described in clauses (i), (ii) and (iii) of this Section 2.2.2 shall be cumulative, and all or any of them may be elected and apply simultaneously, except as provided in
Section 2.2.2.1.

               2.2.2.1 If the Non-Defaulting Partners choose to lend (or to cause their Affiliates to lend) the amount of the Required Additional Contribution not made timely by the Defaulting Partner, the loan shall be a recourse loan to the Partnership or to the Defaulting Partner, as elected by the Non-Defaulting Partners, and shall bear interest, compounded monthly, at the rate equal to the lesser of (i) the maximum interest rate permitted by law or
(ii) fifteen percent (15%) per annum, from the date such loan is made until the date of repayment. Such loan shall be deemed to have been made to the Defaulting Partner (and not to the Partnership) only if the Non-Defaulting Partners (or the Non-Defaulting Partners' Affiliate) has paid such amount directly to the Partnership and specifies, by notice to the Partners given within two (2) Business Days after such funding, that the loan is being made to the Defaulting Partner, in which case (1) said amount shall be deemed to have been contributed to the Partnership by the Defaulting Partner for purposes of determining the Capital Contributions made by the Defaulting Partner, its Invested Capital and the Preferred Return thereon, (2) the remedies against the Defaulting Partner described in Sections 2.2.2(ii) and 9.2 shall not apply with respect to said amount, and (3) the Defaulting Partner shall still be deemed to be a Terminated Partner for purposes of applying the remedies contained in
Section 7.9 and for all other provisions of this Agreement. Repayment of any such loan to the Defaulting Partner shall be effected by the General Partners being required to cause the Partnership to pay directly to the Non-Defaulting Partners all distributions otherwise payable to the Defaulting Partner under this Agreement as and when payable, instead of making such distributions to the Defaulting Partner (with such distributions being deemed for all purposes to have been made to the Defaulting Partner and then paid by the Defaulting Partner to the Non-Defaulting Partners or their Affiliates, as the case may be). Repayment of any such loan to the Partnership shall be made as provided in
Section 4.1 and Section 4.2.2. Any payments made with respect to loans described in this Section 2.2.2.1 shall first be deemed to pay accrued but unpaid interest, and then be deemed to repay principal.

               2.2.2.2 If none of the Partners timely contributes any portion of its
Required Capital Contribution pursuant to a Funding Notice, there shall be no remedy of any Partner or the Partnership against any other Partner by reason of the failure to make such Required Capital Contributions.

          2.2.3 Except as otherwise specifically set forth in this Agreement, no Partner shall have the right (i) to withdraw such Partner's Capital Contribution or to demand or receive the return of a Capital Contribution or to make any claim to any portion of Partnership capital or (ii) to demand or receive property other than cash in return for a Capital Contribution or to receive any cash in return for a Capital Contribution.

          2.2.4 Except as expressly provided in this Agreement, no Partner shall have personal liability to make any Capital Contribution.

          2.2.5 A deficit Capital Account of a Partner (or of a partner, member or venturer of a Partner) shall not be deemed to be a liability of such Partner (or of such partner, member or venturer) or an asset or property of the Partnership (or any Partner). Furthermore, no Partner shall have any obligation to the Partnership, any other Partner or any creditor of any of them or of any Investment Entity for any deficit balance in such Partner's Capital Account.

     2.3 USE OF CAPITAL CONTRIBUTIONS; CERTAIN EXPENSES. The initial cash Capital Contributions made pursuant to Section 2.1.1(a) shall be used as follows: (i) to pay unpaid third-party formation and start-up costs of the Partnership and the Investment Entities, the acquisition costs of the Investments (including the costs of entering into and performing under the Acquisition Documents) that have been Approved by the Partners, and any reimbursements (limited to each Partner's cost) included in the Initial Approved Budget contained in the Approved Development Plan attached as Exhibit C with respect to due diligence, formation and start-up expenditures; including attorneys' fees and expenses and formation and qualification costs (and to reimburse each Partner, limited to such Partner's cost, for portions thereof already paid by such Partner or its Affiliates), such amounts (a) to include the Partners' attorneys fees and expenses in connection with the preparation of this Agreement, and the documents contemplated hereby, and (b) to be paid or reimbursed to the Partners by the Partnership out of such Capital Contributions promptly after invoices for such amounts are submitted to the Partnership and to each Partner, and (ii) the balance, if any, shall be held in reserves pending expenditure as set forth in an Approved Budget (or otherwise as Approved by the Partners) or as permitted without such Approval under Section 5.1.3.2, Section
5.1.3.3 or Section 5.1.3.4. The Partners hereby confirm that the expense reimbursements of the Highridge Partners that are described on Exhibit M have been Approved by the Partners.


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

     2.4 PARTNER LOANS. If available cash flow, borrowings and Capital Contributions are insufficient for the reasonable requirements of the Partnership, the Mack-Cali Limited Partner if it is not a Terminated Partner, shall have the unilateral right (but not the obligation) to finance (directly, or through an Affiliate) any Partnership expenditure at an interest rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law, provided, however, that prior to making any loan pursuant to this Section 2.4(a), the Mack-Cali Limited Partner shall, unless a Highridge Partner is a Terminated Partner, give at least ten (10) Business Days prior written notice to the Highridge GP and offer to the Highridge Partners the opportunity to participate (in proportion to the Partners' Funding Proportions) in such loan. Any notice from the Mack-Cali Limited Partner pursuant to this
Section 2.4(a) shall specify the amount of such loan, the share thereof which the Highridge Partners may lend and the earliest date on which such loan is to be made to the Partnership (which date shall not, except in case of Emergency, be earlier than ten (10) Business Days after such notice is received by the Highridge GP). The Highridge Partners may participate in any loan pursuant to this Section 2.4(a), if at all, only by delivery to the Mack-Cali Limited Partner, not later than the date specified in such notice, of its share of such loan. All loans described in this Section 2.4(a) shall be repayable as provided for in Sections 4.1 and 4.2.



     2.5 CONTRIBUTIONS TO INVESTMENT ENTITIES. Notwithstanding anything in this Agreement to the contrary, to the extent that the reasonable needs of the business of any Investment Entity require funding of expenditures in excess of the reserves, other assets and available borrowings of the Partnership and such Investment Entity that have been Approved by the Partners (whether in an Approved Budget, Approved Development Plan or otherwise) for the payment thereof other than with respect to a Property that is the subject of an Abandonment Decision, (a) the Mack-Cali Limited Partner may (but shall not be required to) elect, by notice to the Managing General Partner, or (b) the Managing General Partner may (but shall not be required to) elect, by notice to the Mack-Cali Limited Partner, to cause the Partnership to retain (in lieu of distributing the same under Article 4) otherwise distributable Net Available Cash, Net Mortgage Proceeds and Capital Receipts from any source (including other Properties and Investment Entities) and cause the Partnership to contribute such amounts to such Investment Entity for use by it for the payment of such expenditures; PROVIDED, HOWEVER, that the maximum aggregate amount of cash that is retained pursuant to all notices given pursuant to this Section 2.5 with respect to any Investment Entity shall not exceed twenty-five percent (25%) of the Capital Contributions made by the Partnership to such Investment Entity for all periods (regardless of whether distributed back to the Partnership), other than Capital Contributions made by the Partnership to such Investment Entity pursuant to this
Section 2.5.


                                      ARTICLE 3

                                INCOME TAX ALLOCATIONS

     3.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS; PARTNERSHIP STATUS. The General Partners shall establish and cause the Partnership to maintain a single book Capital Account for each Partner which reflects each Partner's Capital Contributions to the Partnership and a single tax capital account which reflects the adjusted tax basis of the Capital Contributions contributed by each Partner to the Partnership. Each Capital Account and tax capital account shall also reflect the allocations and distributions made pursuant to Articles 3 and 4 and otherwise be adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-l(b) and 1.704-2. In applying such principles, any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i) shall be allocated among the Partners in the same manner as such expenditures would be allocated among the Partners pursuant to this Article 3 if such expenditures were treated as additional items of deduction of the Partnership (as computed for book purposes) that were recognized and required to be allocated among the Partners pursuant to this
Article 3 with respect to the Partnership Accounting Year in which such expenditures were made. The Partners intend that the Partnership be treated as a partnership for tax purposes.

     3.2 PROFIT AND LOSS ALLOCATIONS. Except as expressly provided to the contrary in this Section 3.2, for purposes of determining Capital Account balances under this Section 3.2, (a) Profit and Loss with respect to any Partnership Accounting Year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such Partnership Accounting Year, and (b) Section 3.2 shall be applied before applying Section 3.3.

          3.2.1 LOSS FROM OPERATIONS. For each Partnership Accounting Year from the Agreement Date until the termination of the Partnership, Loss from Partnership operations shall be allocated among the Partners in the following order of priority:

               3.2.1.1 First, among the Partners as necessary to cause each Partner's Capital Account balance to equal the sum of (i) the amount of Net Available Cash that would be distributed to such Partner pursuant to Section 4.1 with respect to such Partnership Accounting Year if the Partnership distributed all of the Net Available Cash for such Partnership Accounting Year without any portion thereof being withheld as reserves or reinvested, plus (ii) the amount that would be distributed to such Partner pursuant to Sections 4.1 and 4.2.3 if the Partnership (a) distributed all Capital Receipts and Net Mortgage Proceeds received with respect to such Partnership Accounting Year (without any portion thereof being retained as reserves or reinvested) pursuant to Section 4.1 and
(b) then sold all of its remaining assets (including its interest in every Investment Entity) for their adjusted tax basis (or adjusted book basis in the case of Revalued Property) and distributed the proceeds therefrom and its reserves (net of debt repayments) to the Partners pursuant to Sections 4.1 and 4.2.3; and

               3.2.1.2 Second, after giving effect to the allocations made pursuant to

Sections 3.2.1.1 among the Partners in proportion to the Partners' respective Funding Proportions.

          3.2.2     PROFIT FROM OPERATIONS.  For purposes of applying Section
3.2.1 and this Section 3.2.2, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain determined as of the end of such Partnership Accounting Year. For each Partnership Accounting Year, Profit from Partnership operations shall be allocated among the Partners as necessary to cause the Capital Account balance of each Partner to equal the sum of (i) the amount of Net Available Cash that would be distributed to such Partner under
Section 4.1 with respect to such Partnership Accounting Year (if no portion thereof were withheld as reserves or reinvested), plus (ii) the amount that would be distributed to such Partner pursuant to Sections 4.1 and 4.2.3 if the Partnership (a) distributed all Capital Receipts and Net Mortgage Proceeds received with respect to such Partnership Accounting Year (without any portion thereof being retained as reserves or reinvested) pursuant to Section 4.1, and
(b) then sold all of its remaining assets (including its interest in every Investment Entity) for their adjusted tax basis (or adjusted book basis in the case of Revalued Property), and distributed the proceeds therefrom and its reserves (net of debt repayments) to the Partners pursuant to Sections 4.1 and 4.2.3.

     3.3 ALLOCATIONS OF GAIN OR LOSS ON DISPOSITION. For purposes of determining Capital Account balances under this Section 3.3, Gain or Loss on Disposition shall be allocated prior to reducing Capital Accounts by the distributions of Capital Receipts from the Disposition.

          3.3.1 GAIN ON DISPOSITION. Gain on Disposition shall be allocated to the Partners in the following order of priority:

               3.3.1.1 First, to the Partners in proportion to, and to the extent of, any deficit balances in their respective Capital Accounts until all such Capital Accounts have been restored to zero; and

               3.3.1.2 Second, after giving effect to the allocations made pursuant to Section 3.3.1.1, among the Partners as necessary to cause the Capital Account balance of each Partner to equal the sum of (i) the amount that would be distributed to such Partner pursuant to Sections 4.1 if the Partnership then distributed all of the proceeds received by the Partnership with respect to such Disposition (net of debt repayments) and did not establish reserves or reinvest any of the proceeds of such Disposition, plus (ii) the amount that would be distributed to such Partner pursuant to Sections 4.1 and 4.2.3 if the Partnership then sold all of its assets remaining after such Disposition and the distribution of the proceeds of such Disposition for their adjusted tax basis (or adjusted book basis in the case of Revalued Property) and distributed the proceeds therefrom and its reserves (net of debt repayments) to the Partners pursuant to Sections 4.1 and 4.2.3.

          3.3.2 LOSS ON DISPOSITION. Loss on Disposition shall be allocated to the Partners in the following order of priority:

               3.3.2.1 First, among the Partners as necessary to cause each Partner's Capital Account balance to equal the sum of (i) the amount that would be distributed to such Partner pursuant to Section 4.1 with respect to such Disposition if the Partnership then distributed all of the proceeds received by the Partnership with respect to such Disposition under Section 4.1. (net of debt repayments) and did not establish reserves or reinvest any of the proceeds of such Disposition, plus (ii) the amount that would be distributed to such Partner pursuant to Sections 4.1 and 4.2.3 if the Partnership then sold all of its assets remaining after such Disposition and the distribution for the proceeds of such Disposition for their adjusted tax basis (or adjusted book basis in the case of Revalued Property) and distributed the proceeds therefrom and its reserves (net of debt repayments) to the Partners pursuant to Sections 4.1 and 4.2.3; and

               3.3.2.2 Second, after giving effect to the allocations made pursuant to Section 3.3.2.1, any balance among the Partners in proportion to the Partners' respective Funding Proportions.

          3.3.3     RULES OF CONSTRUCTION.

               3.3.3.1 For purposes of applying Section 3.3 as a result of a
Disposition, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain remaining after such Disposition as determined under the Regulations under Code Section 704(b).

               3.3.2.2 Except as is otherwise provided in this Article 3, an allocation of Partnership taxable income or taxable loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

     3.4  MINIMUM GAIN CHARGEBACK AND QUALIFIED INCOME OFFSET.

          3.4.1 NO IMPERMISSIBLE DEFICITS. Notwithstanding any other provision of this Agreement, taxable loss or items of deduction (as computed for book purposes) shall not be allocated to a Partner to the extent that the Partner has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss or items of deduction (as computed for book purposes) which otherwise would be allocated to a Partner, but which cannot be allocated to such Partner because of the application of the immediately preceding sentence, shall instead be allocated to the other Partners.

          3.4.2 QUALIFIED INCOME OFFSET. In order to comply with the "qualified income offset" requirement of the Regulations under Code Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except Section 3.4.3 below, in the event a Partner for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits and Gain on Disposition (consisting of a pro rata portion of each item of income comprising the Partnership's Profits and Gain on Disposition, including both gross income and gain for the taxable year, all as computed for book purposes) shall be allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

          3.4.3 MINIMUM GAIN CHARGEBACK. In order to comply with the "minimum gain chargeback" requirements of Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Partner's share of Partnership Minimum Gain and/or Partner Nonrecourse Debt Minimum Gain during a Partnership taxable year, such Partner shall be allocated items of income and gain (as computed for book purposes) for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.

     3.5  OTHER TAX ALLOCATION PROVISIONS.

          3.5.1 INCOME CHARACTERIZATION. For purposes of determining the character (as ordinary income or capital gain) of any Gain on Disposition allocated to the Partners pursuant to Section 3.3 or 3.4, such portion of the taxable income of the Partnership allocated pursuant to such Sections which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Partners in the proportion which
(i) the amount of depreciation previously allocated to each Partner bears to
(ii) the total of such depreciation allocated to all Partners.  This Section
3.5.1 shall not alter the amount of allocations among the Partners pursuant to
Section 3.3 but merely the character of income so allocated.

          3.5.2 CHANGE IN RESIDUAL PERCENTAGES. Notwithstanding the foregoing, in the event any Partner's Residual Percentage changes during a fiscal year for any reason, including the Transfer of any interest in the Partnership or an adjustment of the Partners' Residual Percentages hereunder, the allocations of taxable income or loss under this Article 3, and distributions, shall be adjusted as necessary to reflect the varying interests of the Partners during such year using an interim closing of the books method as of the date of such change, or such other method as is reasonably Approved by the Partners.

          3.5.3 MANDATORY ALLOCATIONS -- SECTION 704(C) AND PARTNER NONRECOURSE DEBT.

               3.5.3.1   Notwithstanding the foregoing, (i) in the event Code
Section 704(c) or Code Section 704(c) principles applicable under Regulations
Section 1.704-1(b)(2)(iv) require allocations of income or loss of the Partnership in a manner different than that set forth above, the provisions of Code Section 704(c) and the Regulations thereunder shall control such allocations among the Partners; and (ii) all tax deductions and taxable losses of the Partnership (as computed for book purposes) that, pursuant to Regulations
Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt for which a Partner (or a Person related to such Partner under Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations
Section 1.752-2) shall be allocated to such Partner as required by Regulations
Section 1.704-2(c).

               3.5.3.2 Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Partner to the capital of the Partnership or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) and which is required or permitted to be allocated to such Partner for income tax purposes under Code
Section 704(c) so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to Regulations
Section 1.704-1(b)(2)(iv) (such contributed or revalued property is referred to as "Revalued Property") shall be allocated solely for income tax purposes in the manner so required or permitted under Code Section 704(c) using the "traditional method" described in Regulations Section 1.704-3(b) (or any successor Regulation), such allocations to be made as shall be reasonably Approved by the Partners; PROVIDED, HOWEVER, that curative allocations consisting solely of the special allocation of gain or loss upon the sale or other disposition of the Revalued Property shall be made in accordance with Regulations Section 1.704-3(c) to the extent necessary to eliminate any disparity, to the extent possible, between the Partners' Capital Accounts and tax capital accounts attributable to such property; and FURTHER PROVIDED, however, that any other method allowable under applicable Regulations may be used in connection with any Revalued Property as shall be Approved by the Mack-Cali Limited Partner. Allocations under this Section 3.5.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profit, Loss, Gain or Loss on Disposition or other items or distributions under any provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the determination of Gross Asset Value for any asset contributed to the Partnership, distributed from the Partnership or any other Revalued Property shall be as Approved by the Partners or as determined pursuant to the appraisal proceeding described in Section 5.10(iii).

          3.5.4 GUARANTEE OF PARTNERSHIP INDEBTEDNESS. Except for arrangements expressly described in this Agreement (including loans described in Section 2.2.2 or Section 2.4), and except for any guaranties issued by the Managing General Partner and its Affiliates in connection with financing of the Partnership (the "Managing General Partner Guaranties"), no Partner shall enter into (or permit any Person related to the Partner to enter into) any arrangement with respect to any liability of the Partnership that would result (for any reason other than the general liability of a General Partner for the liabilities of the Partnership) in such Partner (or a Person related to such Partner under Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to such liability unless such arrangement has been Approved by the Partners or is otherwise permitted by this Agreement. This Section 3.5.4 shall not prohibit any General Partner, Limited Partner or Affiliate of a Partner electing to participate therein from making a loan described in Section 2.2.2 or
Section 2.4. To the extent a Partner is permitted to guarantee the repayment of any Partnership indebtedness under this Agreement, each of the other Partners shall be afforded the opportunity to guarantee such Partner's pro rata share of such indebtedness, determined in accordance with the Partners' respective Funding Proportions. If (a) a loan is to be made to the Partnership or any Investment Entity, (b) such loan is guaranteed by any Partners or their Affiliates (which guaranty shall occur only upon the Approval of such Partner),
(c) a Partner or an Affiliate of a Partner is required to pay, and pays, money on account of such guaranty (including payments made pursuant to the Managing General Partner Guaranties), and (d) the Partner making (or whose Affiliate made) such payments is entitled to be indemnified by the Partnership with respect to such payments under Section 5.5.2 and, after liquidating the Partnership's assets in order to satisfy the indemnity contained in
Section 5.5.2, there are insufficient proceeds to entirely satisfy the indemnity obligation of the Partnership to such Partner or such Affiliate with respect to such payments, then the other Partners (the "Recontributing Partners") shall be required to make Capital Contributions to the Partnership, within ten (10) Business Days after receiving notice requesting reimbursement from the Partner making (or whose Affiliate made) such payments, which notice may be given at any time after the events described in clauses (a) through (d) of this Section 3.5.4 have occurred (or, if later, the Determination Date described in Section 5.9 with respect to such reimbursement), in the amount necessary for (i) the Partner (and its Affiliates) making such payments, and (ii) the Recontributing Partners, to bear the portion of such payments that has not been reimbursed under
Section 5.5.2 ("Unreimbursed Payments") in the "Appropriate Sharing Ratio" (defined below). In no event shall a Partner be required to make Capital Contributions pursuant to this Section 3.5.4 in excess of the aggregate amount distributed to the Recontributing Partner pursuant to Sections 4.1 and 4.2.3. Any such Capital Contributions so made shall immediately be distributed to the Partner who made, or whose Affiliate made, such payments.

          The Appropriate Sharing Ratios of the Partners with respect to Unreimbursed Payments shall be determined as follows:

               3.5.4.1 With respect to the portion of the Unreimbursed Payments that does not exceed the aggregate amounts distributed to the Partners for all periods pursuant to Section 4.1(d), such Appropriate Sharing Ratio of each Partner shall be the percentage of such distributions so received by such Partner; and

          3.5.4.2 With respect to the portion of the Unreimbursed Payments exceeding the aggregate amounts distributed to the Partners for all periods pursuant to Section 4.1(d), such Appropriate Sharing Ratio of each Partner shall be such Partner's Funding Proportion.

          3.5.5 REFERENCES TO REGULATIONS. Any reference in this Agreement to a provision of final, proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision or the Partners otherwise so reasonably Approve under applicable elections contained in such Regulations.

          3.5.6     TAX DEFINITIONS.

               3.5.6.1 "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(c). The amount of Nonrecourse Deductions for a Partnership Accounting Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).

               3.5.6.2 "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.704-2(b)(3).

               3.5.6.3 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(2).

               3.5.6.4 "PARTNER NONRECOURSE DEBT" has the meaning for such term set forth in Regulations Section 1.704-2(b)(4).

               3.5.6.5 "PARTNER NONRECOURSE DEDUCTIONS" has the meaning for such term set forth in Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Accounting Year equals the excess, if any, (i) of the net increase, if any, in the amount of the Partnership Minimum Gain attributable to such Partner Nonrecourse Debt during such Partnership Accounting Year, over (ii) the aggregate amount of any distributions during such year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Regulations Section 1.704-2(i).

               3.5.6.6 "PARTNERSHIP MINIMUM GAIN" has the meaning ascribed to such term in Regulations Section 1.704-2(d)(1) (and includes the Partnership's share of the Partnership Minimum Gain of any Investment Entity).

     3.6 INTENT OF ALLOCATIONS. The parties intend that the foregoing tax allocation provisions of this Article 3 shall produce final Capital Account balances of the Partners that would permit liquidating distributions, if such distributions were made in accordance with final Capital Account balances (instead of being made in the order of priorities set forth in Sections 4.1 and 4.2.3), to be made (after unpaid loans and interest thereon, including those owed to Partners have been paid) in a manner identical to the order of priorities set forth in Sections 4.1. and 4.2.3. To the extent that the tax allocation provisions of this Article 3 would fail to produce such final Capital Account balances, (i) such provisions shall be amended by the Partners if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as reasonably Approved by the Partners. This
Section 3.6 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

     3.7 BASIS ELECTIONS. In the event of a transfer of all or any part of a Partner's interest in the Partnership, the Partnership shall elect to adjust the basis of the Partnership's assets under Code Section 754 if reasonably Approved by the Partners. The transferor or transferee of a Partnership interest shall pay all costs of preparing and filing all instruments or documents necessary to effectuate such election if made.

     3.8 GENERAL ALLOCATION RULES. The General Partners shall cause the Profit and Loss of the Partnership and Gain or Loss on Disposition be allocated by the Partnership's accountants with respect to each Partnership Accounting Year (or part thereof) as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss and Gain or Loss on Disposition shall be allocated to the Partners shown on the records of the Partnership to have been Partners as of the last day of the Partnership Accounting Year for which such allocation is to be made, except that, if a Partner sells or exchanges its interest in the Partnership or otherwise is admitted as a substituted Partner, the Profit or Loss and Gain or Loss on Disposition shall be allocated between the transferor and the transferee by taking into account their varying interests during the Partnership Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as shall be reasonably Approved by the Partners.

     3.9 SHARING OF PARTNERSHIP NONRECOURSE DEBT AND NONRECOURSE DEDUCTIONS. Throughout the term of the Partnership, the nonrecourse debt of the Partnership (other than Partner Nonrecourse Debt) and the Nonrecourse Deductions of the Partnership shall be allocated for tax purposes among the Partners in accordance with their respective Funding Proportions. To the extent that any Partner's share of such nonrecourse debt as so specified exceeds the amounts referred to in Regulations Sections 1.752-3(a)(1) and (2), it is intended that the foregoing shares shall be viewed and treated as reasonably consistent with allocations

(which have substantial economic effect) of some significant item of partnership income or gain within the meaning of Regulations Section 1.752-3(a)(3).

     3.10 ADJUSTMENT OF GROSS ASSET VALUE. Gross Asset Value, with respect to any asset, shall be the adjusted basis for federal income tax purposes of that asset, except as follows:

          3.10.1 The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of the asset on the date of the contribution, as reasonably Approved by the Partners.

          3.10.2 The Gross Asset Values of all Partnership assets shall be adjusted to equal the respective fair market values of the assets, as reasonably Approved by the Partners (subject to Section 5.10(iii)):

               3.10.2.1 If the Partners reasonably Approve that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership, as a result of (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS capital contribution; or (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership property as consideration for an interest in the Partnership; and

               3.10.2.2 As of the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

          3.10.3 The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of the asset on the date of distribution as reasonably Approved by the Partners (subject to Section 5.10(iii)), less any liabilities assumed by the distributee Partner or to which such asset is subject as of the time of distribution.

          3.10.4 The Gross Asset Values of Partnership assets shall be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values shall not be adjusted under this Section 3.10.4 to the extent that the Partners reasonably Approve that an adjustment under Section 3.10.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 3.10.4.

          After the Gross Asset Value of any asset has been determined or adjusted under Section 3.10.1, 3.10.2 or 3.10.4, Gross Asset Value shall be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

          Section 8.3.8 contains special rules for valuing distributions of property other than cash that is received by the Partnership in connection with the disposition of Partnership (or Investment Entity) assets.

     3.11 TAX PAYMENT LOANS. On or before April 15 of each year, the Partnership shall, upon the written request of any Partner who is not a Terminated Partner ("Borrowing Partner"), lend (to the extent the Partnership has available funds, determined prior to making distributions for the preceding calendar year) (a "Tax Payment Loan") to the Borrowing Partner an amount equal to the lesser of (i) the excess of (a) the Borrowing Partner's allocation of Profits (computed without regard to tax-exempt income), Gain on Disposition (as recomputed for tax purposes with reference to adjusted tax basis) and other items of taxable income of the Partnership for the preceding calendar year, reduced by the Borrowing Partner's allocation of Losses (computed without regard to tax- exempt income), Loss on Disposition (as recomputed for tax purposes with reference to adjusted tax basis) and other tax deductible items of the Partnership for the preceding calendar year, multiplied by the Maximum Tax Rate, over (b) the Borrowing Partner's distributions from the Partnership for such preceding calendar year; or (ii) the excess of (a) the Borrowing Partner's cumulative allocations of Profits (computed without regard to tax-exempt income), Gain on Disposition (as recomputed for tax purposes with reference to adjusted tax basis) and other items of taxable income of the Partnership from the Agreement Date through the end of the preceding calendar year, reduced by the Borrowing Partner's cumulative allocation of Losses (computed without regard to tax-exempt income), Loss on Disposition (as recomputed for tax purposes with reference to adjusted tax basis) and other tax deductible items of the Partnership from the Agreement Date through the end of the preceding calendar year, multiplied by the Maximum Tax Rate applicable to such allocations, over
(b) the sum of (x) the Borrowing Partner's cumulative distributions from the Partnership from the Agreement Date through the end of the preceding calendar year (net of repayments thereof under Section 4.3.2) and (y) the outstanding balance(s) of all the unpaid Tax Payment Loans to such Borrowing Partner. A copy of any request for a Tax Payment Loan shall be given by the requesting Partner to the other Partner. Such loan shall bear interest at an annual rate equal to the lesser of (1) ten percent (10%) per annum, or (2) the maximum interest rate permitted by law, and shall be repayable both (A) out of future distributions to the Borrowing Partner (such payment to be made by withholding such distributions, with such distributions being deemed to have been distributed to the Borrowing Partner and then paid by the Borrowing Partner to the Partnership), and (B) if earlier, upon the liquidation of the Partnership or upon demand following the Borrowing Partner's ceasing for any reason to be a Partner hereunder, which payments shall be made from (x) the distributions otherwise payable to such Partner in connection with the liquidation (such amounts being deemed to have been distributed to such Partner and then paid by such Partner to the Partnership) and (y) to the extent such distributions are insufficient, from such Partner's other assets. If Tax Payment Loans are made to any of the Highridge Partners, each of John S. Long and Eugene S. Rosenfeld shall be personally and severally (but not jointly) liable for the payment of fifty percent (50%) of (I) the unrepaid balance of any such Tax Payment Loan made to the Highridge Partners after applying clauses (A) and (B) of the preceding sentence of this Section 3.11 for all periods, plus (II) the costs of collection, including reasonable attorneys fees and expenses. Payments shall first be applied to unpaid interest and then principal. Tax Payment Loans made to a Borrowing Partner shall be full recourse loans to such Borrowing Partner and shall be evidenced by promissory notes in form Approved by the Partners. To the extent an allocation of Profits, Gain on Disposition or other items of taxable income to a Borrowing Partner with respect to which a Tax Payment Loan is to be made are attributable to one or more Investment Entities and the Partnership does not otherwise have sufficient funds to make any Tax Payment Loan requested by such Borrowing Partner, the Partnership shall seek to borrow from the Investment Entities the necessary amounts (each such loan an "Investment Entity Tax Loan"). The Partners shall use reasonable efforts to cause each Investment Entity Agreement, including those with third parties, to provide for the making of Investment Entity Tax Loans to the Partnership to the extent required. Each Investment Entity Tax Loan shall bear interest at the same rate as a Tax Payment Loan and shall be repayable at the same time as the related Tax Payment Loan is repayable above, with payments first being applied to interest and then principal and paid by the Partnership to the appropriate Investment Entity. Except as provided in this Section 3.11, in no event shall the Partnership or any Investment Entity be required to borrow money or to sell any asset in order to fund any Tax Payment Loan. Notwithstanding anything to the contrary contained in this Section 3.11, no Tax Payment Loan shall be made by the Partnership with respect to any calendar year without the Approval of the Mack-Cali Limited Partner unless the Tax Payment Loan for such year is at least $250,000.

     3.12 APPROVALS RELATING TO TAX ISSUES.

          Notwithstanding anything to the contrary contained in this Agreement, except as provided in this Section 3.12, during all periods except after the Mack-Cali Limited Partner has become a Terminated Partner, all material tax elections, other decisions relating to taxes and tax returns, require only the reasonable Approval of the Mack-Cali Limited Partner unless it then is a Terminated Partner, PROVIDED, HOWEVER, that Highridge GP (unless it is then a Terminated Partner) shall reasonably Approve any settlement with the Internal Revenue Service or any other tax authorities (whether under Section 5.4 or otherwise), and any extension of the statute of limitations, with respect to the Highridge Partners. Notwithstanding the other provisions of this Section 3.12, and during all periods, the determination of Gross Asset Value for any property shall require the reasonable Approval of the Partners, subject to the provisions of Section 5.10(iii).

                                      ARTICLE 4

                                 LOAN REPAYMENTS AND
                                    DISTRIBUTIONS

     4.1 NET AVAILABLE CASH, NET MORTGAGE PROCEEDS AND CAPITAL RECEIPTS. The General Partners shall cause the Partnership's accountants (i) at the end of each quarter, to determine the amount of Net Available Cash and, (ii) upon the occurrence of any event giving rise to Net Mortgage Proceeds or Capital Receipts, to determine the amount of such Net Mortgage Proceeds and Capital Receipts, if any. Subject to the Partnership's obligation, if any, to make Tax Payment Loans under Section 3.11, all Net Available Cash, Net Mortgage Proceeds and Capital Receipts for any period shall be distributed in the following order of priority, within thirty (30) days after the end of each calendar quarter, after first repaying any loans to the Partnership from the Partners under Sections 2.2.2.1 and 2.4 except as provided in this Section 4.1 (loans which have been outstanding the longest shall be repaid first and if two or more Partners have loans which have been outstanding for equal periods, repayment of such loans shall be made pro rata, in proportion to such Partners' then respective loan balances, with payments first repaying accrued but unpaid interest and then repaying principal), and subject to the terms of Sections 4.2,
4.3 and 8.3.8 (and subject to recontribution to the Partnership as provided in Section 4.3.2):

          (a) First, distributions shall be made to the Mack-Cali Partners to the extent of, and in proportion to, their respective Undistributed Preferred Return;

          (b) Next, the balance shall be distributed to the Highridge Partners to the extent of, and in proportion to, their respective Undistributed Preferred Return;

          (c) Next, the balance shall be distributed to the Partners, pro rata, to the extent of, and in proportion to, their respective Invested Capital;

          (d) Next, the balance shall be distributed to the Partners, pro rata, in proportion to their respective Residual Percentages.

     4.2 PROCEEDS AND DISTRIBUTIONS IN LIQUIDATION. Subject to Section 8.3.8, the proceeds received by the Partnership in connection with the liquidation and winding up of the Partnership shall be applied in the following order of priority:

          4.2.1 First, to the payment of creditors of the Partnership (other than the repayment of any unpaid Partner loans) except secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Partnership property or assets;

          4.2.2 Next, to the payment of the expenses incurred in dissolution and termination and then to the repayment of any unpaid Partner loans in the same priority as is described in Section 4.1; and

          4.2.3 The balance, if any, shall be distributed to the Partners in the order of priority set forth in Section 4.1.

     4.3  GENERAL DISTRIBUTION RULES.

          4.3.1 The timing and amount of all distributions shall be in accordance with Sections 4.1, 4.2, 8.3.8, 8.5 and 8.6. All distributions of cash shall be made to the Partners shown on the records of the Partnership to have been Partners on the date of the distribution. All distributions, upon request by a Partner, shall be made by wire transfer in immediately available funds to such Partner's account specified in such request. Distributions of Net Available Cash, Net Mortgage Proceeds and Capital Receipts made to a Partner shall be deemed to be advances on account of such Partner's share of the distributable amounts thereof. For purposes of this Agreement, the term "distributable" with respect to such distributions shall mean the amount of such distributions as finally determined pursuant to the provisions of this Agreement by the Partnership's accountants for the Partnership Accounting Year in respect of which they were made and for the term of the Partnership.

          4.3.2 The Partnership's accountants shall determine whether there has been an over-distribution to any Partner occurring by reason of a mistake at the following times: (i) within one hundred twenty (120) days after the end of each Partnership Accounting Year and (ii) cumulatively during the term of this Agreement within One Hundred Twenty (120) days after any disposition of an Investment by the Partnership or all or substantially all of the investments of any Investment Entity. Any over-distribution to any Partner in respect of either a Partnership Accounting Year or during the term of this Agreement shall be repaid by such Partner to the Partnership and distributed to the Partner which has received an under-distribution not later than thirty (30) days after any Partner has given notice thereof to the other Partners, which notice shall be given as soon as is practicable after the end of such Partnership Accounting Year or such disposition of an Investment, as applicable. If not paid within thirty (30) days of such notice, the amount of any over-distribution shall thereafter accrue interest at the lesser of (i) fifteen percent (15%) per annum or (ii) the highest rate, if any, that would be permitted by applicable law under these conditions. Such returned over-distribution and any interest paid with respect thereto as provided in this Section 4.3.2 shall be promptly distributed by the Partnership to the Partners receiving any under-distribution to the extent necessary to eliminate such under-distribution. Notwithstanding anything to the contrary in this Agreement, the obligation of the Partner receiving an over-distribution to return such over-distribution to the Partnership and any interest thereon shall constitute a recourse obligation of such Partner (but not to the partners, members, managers, officers or shareholders of such Partner or its members or partners). Any over-distribution returned to the Partnership shall have the same character as the character of the corresponding, earlier distribution to the Partner which received such over-distribution. To the extent that any Partner or its Affiliates receives any commitment fee, finders fee or other compensation (that is not expressly permitted by this Agreement) by reason of the Partnership's or an Investment Entity's participation in an Investment or a Property, such fee or compensation shall be deemed to be Net Available Cash of the Partnership when paid, and to the extent such fee or compensation is received by such Partner or its Affiliates and not by the Partnership, such fee or compensation shall be deemed to be an over-distribution to such Partner under this Section 4.3.2 that must be paid to the Partnership (any such Partner shall notify the other Partners of the receipt thereof immediately upon receipt by it or its Affiliates).

     4.4 SOURCE OF DISTRIBUTIONS. Except as provided in Section 4.3.2, each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and its share of distributions and shall have no recourse upon dissolution or otherwise against the other Partners except as provided in this Agreement. No holder of an interest in the Partnership shall have any right to receive any distributions except as provided in this Agreement or any right to demand or receive property other than cash upon dissolution and termination of the Partnership.


                                      ARTICLE 5

           MANAGEMENT; DUTIES AND POWERS OF THE MANAGING GENERAL PARTNER;
                   RIGHTS AND DUTIES OF MANAGING GENERAL PARTNER

     5.1 MANAGEMENT OF BUSINESS; OFFICERS; PARTNER OBLIGATIONS; REIMBURSEMENTS; MAJOR DECISIONS; RETAINED APPROVALS.

          5.1.1     MANAGEMENT; POWERS.   Subject to the Approval rights of the
Partners under this Agreement, the Partnership shall be managed by the Managing General Partner, and no Limited Partner shall take part in the control of the Partnership's business. The Managing General Partner of the Partnership shall be Highridge GP unless and until replaced by a Co-General Partner as provided in
Section 7.9.5 (thereafter, such Co-General Partner shall be the Managing General Partner). Except as otherwise provided in this Agreement (including the right of the Mack-Cali Limited Partner to Approve Major Decisions under Section 5.1.5 and certain other Approvals granted to the Mack-Cali Limited Partner under this Agreement), the Managing General Partner shall be responsible for supervising and undertaking the business of the Partnership, implementing the supervision procedures set forth on Exhibit J for employees of the Highridge Partners and Affiliates of the Highridge Partners who are performing work relating to the Partnership and the Properties, and shall make all decisions affecting the day-to-day operations of the Partnership and the Investments and the Properties. Except to the extent the Approval of the Partners, or the Approval of the General Partners, or the Approval of a Mack-Cali Partner is expressly required under this Agreement, no consent or Approval of any Limited Partner or Co-General Partner shall be required with respect to any action or decision of the Managing General Partner regarding Partnership or Investment Entity matters. Whenever the Approval of the Partners is required, the Partners shall act through their Authorized Representatives as provided in Section 1.12. No Partner shall receive any compensation for serving as a General Partner or as the Managing General Partner. Each Partner shall cause each of its Authorized Representatives to devote as much time as is reasonably necessary to fulfill such Partner's obligations under this Agreement.

          The Managing General Partner, at Partnership expense, shall be responsible for obtaining and providing the Partners (within a reasonable time after request therefor has been made by any Partner) with any information that the Managing General Partner reasonably deems appropriate (or that the Mack-Cali Partners have requested) with respect to the Partnership, Investment Entities, Investments and Properties, conducting due diligence concerning proposed Investments and Properties, negotiating the purchase on behalf of the Partnership of any Investments or Properties that are Approved by the Partners for acquisition, and supervising and implementing the acquisition, financing, development, stabilization and marketing programs that have been Approved by the Partners, all pursuant to the supervision procedures set forth on Exhibit J. The Partners hereby Approve the acquisition and development of the Lava Ridge Land pursuant to the Approved Development Plan with respect thereto that is described on Exhibit C, and each Partner shall use its reasonable efforts to cause the Partnership and/or an Investment Entity to obtain construction financing on such Property as soon as possible after the execution and delivery of this Agreement as necessary to implement such Approved Development Plan (any Partner may propose such financing to the other Partners for their Approval). At Partnership expense, the Highridge Partners shall provide to the Mack-Cali Partners any information in the possession of the Highridge Partners or their Affiliates concerning the Lava Ridge Land or any other Property within a reasonable time after written request therefor is received from the Mack-Cali Limited Partner. Each General Partner, in extension and not in limitation of the powers given to it by law or this Agreement, shall have full power and shall have the obligation, without the necessity of obtaining the Approval of any other Partner (except as otherwise set forth in this Agreement), and at the expense of the Partnership, to take all actions required to conduct the day-to-day operations of the Partnership and, subject to the availability of Partnership funds and the funding limitations of Section 5.1.3.5, implement the Major Decisions and other decisions that have been Approved by the Partners and pay expenses of the Partnership to the extent the Approval of the other Partners with respect thereto is not required under this Agreement. The Managing General Partner shall not have the power to implement any Major Decision unless such Major Decision has been Approved by the Partners, as set forth in Section 5.1.6.2 hereof. The Managing General Partner shall negotiate all documents with respect to Investment and Property transactions that are Approved by the Partners (or are permitted to be entered into without such Approval as provided in this Agreement), including contracts with surveyors, architects, governmental authorities and others concerning entitlements, easements, surveying, landscaping, insuring, zoning, construction, grading, improvements, and the like, all leases of space in the Properties on behalf of any Investment Entity, offers and terms of sale of the Partnership and Investment Entity assets, and contracts for necessary goods or services or borrowings regarding the Investments and Properties; all to the extent Approved by the Partners from time to time to the extent such Approval is required pursuant to this Agreement. The execution by any General Partner of any document shall be sufficient to bind and shall be binding upon the Partnership for all purposes, and third parties shall be entitled to rely on the authority of the Managing General Partner to take any action on behalf of the Partnership. Notwithstanding the foregoing, (i) the Managing General Partner shall not take any action requiring Approval of the Partners, or the Approval of the General Partners, or the Approval of a Mack-Cali Partner under this Agreement unless the provisions of this Agreement concerning such Approval have been satisfied, and
(ii) except as otherwise provided in Section 5.9, no Co-General Partner shall exercise any authority with respect to the matters with respect to which authority and responsibility has been given to the Managing General Partner hereunder unless and until (a) the Managing General Partner has become a Terminated Partner or a Removal Default has occurred with respect to the Managing General Partner (thereafter, the Mack-Cali Limited Partner may cause any Co-General Partner appointed by it to become the Managing General Partner and to assume such authority and responsibility as provided in Section 7.9), or (b) a Performance Default has occurred with respect to the Managing General Partner concerning an Investment or Property (thereafter, the Mack-Cali Limited Partner shall have the rights described in Section 5.10(ii) and Section 7.9.5 with respect to such Property). The Managing General Partner (or a Co-Managing General Partner that has become the Managing General Partner under Section 7.9) shall use its reasonable efforts to comply with all provisions of this Agreement, and, at Partnership expense, to cause the Partnership to comply with all applicable laws and regulations. The cost of preparing any Investment Entity Agreement shall be a Partnership expense.

          Subject to the other provisions of this Agreement including required Approvals of the Partners under this Agreement, the Partnership, the General Partners and the Partnership's officers appointed on its or their behalf under
Section 5.1.4.1 are hereby authorized:

               5.1.1.1 Subject to the Approved Budget limitations of Article 5, to pursue any rights of the Partnership (and cause each Investment Entity to pursue any rights of such Investment Entity) with respect to each Investment and Property pursuant to any agreement to which it (or such Investment Entity) is a party, and to own and operate any Investment or any other asset acquired by the Partnership pursuant to the provisions of this Agreement, including taking the actions described in Section 1.5;

               5.1.1.2 To own the Investments (including Partnership Interests) for investment purposes and to finance, sell, convey, assign, transfer (including by contribution to a real estate investment trust or to a partnership, limited liability company or any other Entity in which a real estate investment trust is a partner, member or owner of equity ownership interests (collectively, a "REIT")) or mortgage the Investments (including the Partnership Interests), any other asset of the Partnership or any of them, as well as any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, all on terms as shall be Approved by the Partners;

               5.1.1.3 To acquire by purchase or lease, any real or personal property that may be necessary, convenient or incidental to other the accomplishment of the purposes of the Partnership, including Investments and interests in Investment Entities, and to cause Investment Entities to do so;

               5.1.1.4 To operate, maintain, improve, develop and lease any assets acquired by the Partnership (and to cause Investment Entities to do so with respect to assets acquired by them);

               5.1.1.5 To cause the Partnership to take any and all actions necessary convenient or appropriate as a general partner or limited partner of any partnership or as a member and/or manager of any limited liability company in which the Partnership has an interest and exercise all rights or powers relating thereto and execute appropriate documents on behalf of the Partnership in connection therewith;

               5.1.1.6 To borrow money on behalf of itself or cause Investment Entities to do so (whether secured or unsecured) and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership or any Investment Entity, and to secure the same by mortgage, deed of trust, pledge or other lien on any assets of the Partnership or any Investment Entity;

               5.1.1.7 To borrow money on the general credit of the Partnership or any Investment Entity (and to cause Investment Entities to do so) for use in the Partnership or any Investment Entity business;

               5.1.1.8 To enter into, perform and carry out contracts of any kind, including contracts with Affiliates of any of the Partners, necessary to, in connection with or incidental to the accomplishment of the purposes of the Partnership or any Investment Entity;

               5.1.1.9 To issue Funding Notices calling for additional Capital Contributions in accordance with the provisions of this Agreement;

               5.1.1.10 To enter into any kind of lawful activity and to perform and carry out contracts of any kind necessary to or in connection with or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may lawfully be carried on or performed by a limited partnership under the laws of the states in which the Partnership is qualified to do business. Each General Partner is hereby authorized to cause the Partnership to execute and deliver all documents and instruments necessary or appropriate, in the reasonable judgment of such General Partner, to close any of the transactions that have been Approved by the Partners (or that do not require the Approval of the Partners or the Approval of the General Partners). Except as otherwise provided in this Agreement, no Partner shall cause the Partnership to execute and deliver any acquisition, conveyance, loan or lease documents without first obtaining the Approval of the Partners to the Material terms of such document. The Material terms with respect to certain of the entitlement, acquisition, development, and leasing documents for the Lava Ridge Land have been Approved by the Partners and are contained in the Approved Development Plan referred to on Exhibit C. The Material terms of any other document in connection with the acquisition, entitlement, development, conveyance, loan or lease of a Property will be deemed to have been Approved by the Partners if the actions described on Exhibit L ("Operating Approval Standards") have been Approved by the Partners with respect to such Property. Notwithstanding anything to the contrary contained in this Agreement, the Mack-Cali Limited Partner shall have the right to Approve the final version of any acquisition, conveyance, loan or lease document to which the Partnership or any Investment Entity is to become a party if the Mack-Cali Limited Partner has specifically requested by notice to Highridge GP that it Approve the final version of such document before it is entered into; PROVIDED, HOWEVER, that the Managing General Partner may, without the Approval of any Mack-Cali Partner being required, execute and deliver on behalf of the Partnership or any Investment Entity any lease of space in a Property unless any of the following applies (in which case, the Mack-Cali Limited Partner shall have the right to Approve such lease): (a) the lease has a term of less than five (5) years (determined without regard to renewal rights granted to the tenant thereunder and with regard to early termination rights of the tenant thereunder), (b) the lease has a term of greater than ten (10) years (including any tenant renewal rights that are not exerciseable at market rates in effect at the time of renewal), (c) the lease covers greater than 15% of the rentable space in a Property or greater than 20,000 square feet of the rentable space in a Property, (d) the lease rents are more than 5% below the budgeted rental rate set forth in the most recent Approved Budget with respect to such Property, (e) the lease provides for payment by the Partnership or an Investment Entity of tenant improvements that are more than 5% above the permitted tenant improvement amount parameters that have been Approved in advance by the Partners for such Property (or, if no such tenant improvement parameters have been Approved in advance by the Partners, the lease provides for such payment of tenant improvements that are more than $30 per square foot of rentable space), (f) the aggregate leasing commissions payable by the Partnership and Investment Entities in connection with the lease are more than 5% above the leasing commission parameters that have been Approved by the Partners (or if no such leasing commission parameters have been Approved in advance by the Partners, more than 5% above prevailing market rate commissions then in effect for similar properties in similar locations), or (g) the lease form is materially different from the standard form of lease that has been Approved in advance by the Partners for such Property; PROVIDED, HOWEVER, that once the terms of such documents have been Approved by the Partners, any General Partner may cause the Partnership to execute and deliver any such documents with such changes thereto as shall be reasonably Approved by the General Partners, without further Approval of the Partners being required unless such change adversely affects the Partnership in a Material manner, and only one General Partner's execution of such documents shall be required on behalf of the Partnership in order for such documents to be binding on the Partnership. Third parties shall be entitled to rely on the authority of any General Partner to execute and deliver any document on behalf of the Partnership without the execution thereof by any other Partner being required. For purposes of this Agreement, the term "Material" (or any variation thereof) means any item that
(i) would result in a difference to the Partnership of at least $100,000 with respect to any such item, or at least $500,000 in the aggregate for all such items, in each case for any 12-month period, or (ii) would result in a change in the scope of any Property development as set forth in an Approved Development Plan. All construction contracts having payments exceeding $100,000 shall require competitive bids, copies of which shall be submitted to the Mack-Cali Limited Partner for review before any such contract is entered into; and

               5.1.1.11 To enter into and to perform the Partnership's obligations under any other agreement to which it becomes a party (and cause any Investment Entity to do so).

          5.1.2 COMPENSATION; REIMBURSEMENT. No compensation shall be payable by the Partnership to any Partner or to an Affiliate of any Partner unless provision for such compensation is made (a) in the Approved Development Plan (including the Approved Budget and Approved Overhead Budget) attached as Exhibit C that has been Approved by the Partners with respect to the Lava Ridge Land, or (b) in any other subsequent Approved Development Plan. Unless reimbursement is prohibited under Section 5.5 or another provision of this Agreement, the Partnership shall reimburse each Partner for its actual and reasonable out-of-pocket expenses incurred in connection with Partnership business to the extent such Partner is authorized to take the action resulting in such expenses and is not otherwise reimbursed with respect thereto under this Agreement or pursuant to an Approved Development Plan, subject to Sections 2.3 and 5.5.

          5.1.3     BUDGETS

               5.1.3.1 ANNUAL OPERATING BUDGET; INVESTMENT BUDGETS; OVERHEAD BUDGETS. The Managing General Partner shall include in each proposed Development Plan a proposed budget in connection with each Property and related Investment, including the reasonably anticipated cash receipts therefrom, and the reasonably anticipated costs of owning and operating such Property and Investment, including costs of acquisition, insurance, entitlement, zoning, development, landscaping, easements, subdivision, grading, infrastructure, surveying, advertising, governmental approvals, operation, development, management, leasing (including tenant improvements to be funded by the Partnership if Approved by the Partners), repair, maintenance and renovation of the Property for each Partnership Accounting Year, and shall deliver the same to the Mack-Cali Limited Partner for its review and Approval. Each such budget shall contain the amount to be (i) expended from reserves with respect to each Investment, and (ii) added to the reserves of the Partnership with respect to each Investment, including reserves required by lenders to the Partnership. Each such budget shall also forecast the amount and timing of distributions to the Partnership with respect to each Investment for the period covered by such budget. At least annually (within 30 days prior to year-end), the Managing General Partner shall also prepare and submit to the Partners for Approval a budget for the operation of the Partnership for the following year that covers those projected costs, if any, of operating the Partnership to the extent the same are not contained in the Approved Budgets in effect for the Investments and Properties for such period (such budget to require the Approval of the Partners before it becomes an Approved Budget). The initial Approved Partnership operating budget is contained in the Approved Development Plan described on Exhibit C. The Highridge Partners shall be entitled to receive non-accountable overhead payments from the Partnership in connection with the services performed by them, their Affiliates and the employees thereof for the benefit of the Partnership and the Investment Entities with respect to the Lava Ridge Land (in full reimbursement of all of their internal costs with respect thereto, and those of their Affiliates and employees and partners thereof), payable in advance on the first day of each month in twenty four (24) equal monthly installments commencing as of August 1, 1998, equal (and limited in the aggregate) to 2.5% of total development costs with respect thereto (the "Overhead Payments") pursuant to the Approved Budget for such Properties (the amount described in an Approved Budget for such Overhead Payments is referred to as the "Approved Overhead Budget"). The obligation to make Overhead Payments shall be a Partnership expense and shall be payable prior to making distributions to Partners. The unpaid Overhead Payments that are payable to the Highridge Partners shall be limited to actual cost reimbursement (excluding the salary, benefits and other compensation of John S. Long, Eugene S. Rosenfeld and Steven A. Berlinger) from and after the date on which any Highridge Partner has become a Terminated Partner or has committed a Removal Default. The initial Approved Budget (including the Approved Overhead Budget) for the Lava Ridge Land is contained in the Approved Development Plan for such Property that is described in Exhibit C and is hereby Approved by the Partners and shall constitute the Approved Development Plan with respect thereto.

               5.1.3.2 APPROVED BUDGETS. Each Authorized Representative of the Mack-Cali Limited Partner shall have a period of ten (10) Business Days after a proposed budget is submitted to them (whether or not submitted as part of a proposed Development Plan) to notify the Managing General Partner in writing (i) whether such Authorized Representative, on behalf of the Mack-Cali Limited Partner, Approves the proposed budget or (ii) of any revisions such representative believes should be made to such proposed budget. A proposed budget (or any proposed revision thereof) shall not be deemed to have been Approved by the Mack-Cali Limited Partner unless actually Approved by at least one Authorized Representative of the Mack-Cali Limited Partner within such ten-day period. If at least one Authorized Representative of the Mack-Cali Limited Partner so Approves a proposed budget (or a Development Plan in which such budget is contained), such budget shall be deemed Approved by the Partners and shall constitute an "Approved Budget" for the Partnership for the applicable Partnership Accounting Year covered thereby. If within such ten (10) Business Day period, the Mack-Cali Limited Partner does not Approve a budget for the applicable Partnership Accounting Year with respect to any Investment or Property, then the most recent Approved Budget for such Investment or Property other than items in such budget consisting of additional investment outlays that may be made at the discretion of the Partnership (such discretionary outlays are referred to as "Discretionary Outlays"), shall continue as the Approved Budget for the next Partnership Accounting Year with the following exceptions: (a) all extraordinary items for the current Partnership Accounting Year shall be deleted; and (b) Non-Discretionary Items for the upcoming Partnership Accounting Year shall be included at the actual cost.

               5.1.3.3 INITIAL BUDGET; SUPPLEMENTS. The initial Approved Budget is contained in the Development Plan described in Exhibit C. The Managing General Partner shall cause the Partnership to prepare supplements or revisions to each Approved Budget from time to time within a reasonable time after it is reasonably likely that such Approved Budget will not be met or after a request for such a supplement or revision is received by the Managing General Partner from the Mack-Cali Limited Partner, or if the Managing General Partner otherwise desires to do so, which supplements or revisions shall be submitted to the Mack-Cali Limited Partner for Approval in the same manner as that which is provided for the Approval of budgets under Section 5.1.3.2 (if and when so Approved, such supplement or, revision shall become part of the Approved Budget to which it relates).

               5.1.3.4 DEVELOPMENT PLANS. The initial acquisition and development plan with respect to acquisition, development, renovation and capital improvements, financing, stabilization and marketing currently Approved for the Lava Ridge Land is described on Exhibit C (together with any other development plan that has been Approved by the Partners from time to time, the "Development Plan(s)"). The Managing General Partner shall deliver to the Mack-Cali Limited Partner (within a reasonable time after request therefor is made and the same are available), for the Mack-Cali Limited Partner's Approval, all plans and specifications and any schematic and conceptual presentations for the proposed development of each Property, and shall also deliver to the Mack-Cali Limited Partner within a reasonable time after request such other details and information regarding the Partnership, Investment Entities, Investments and the Properties as the Mack-Cali Limited Partner shall reasonably request from time to time, including proposals as to the identity of architectural and engineering firms, construction contractors, construction managers, property managers, and other consultants to be used to implement the Subsequent Development Plan. No architectural or engineering firm, construction contractor, construction manager or property manager, shall be retained with respect to any Property without the Mack-Cali Limited Partner's Approval. The Managing General Partner shall modify and update any Development Plan on at least a quarterly basis, if necessary, and submit such proposed modification or update to such Development Plan to the Mack-Cali Limited Partner for its Approval in the same manner as provided in Section 5.1.3.2 with respect to budgets. The Managing General Partner's representatives shall meet with the Mack-Cali Limited Partner's representatives no less frequently than monthly and at any other time reasonably requested by the Mack-Cali Limited Partner (telephonically or in person) to discuss the status of the Properties. In addition, the Managing General Partner shall provide the Mack-Cali Limited Partner with a schedule of renovation and capital improvement meetings (which shall be held weekly) and the Mack-Cali Limited Partner shall have the right to participate in such meetings. The Managing General Partner shall provide the Mack-Cali Limited Partner with a copy of any minutes of such meetings and any materials distributed at such meetings, promptly after such meeting.

               5.1.3.5 PERMITTED EXPENDITURES. The Managing General Partner shall not, without the Approval of the Mack-Cali Limited Partner, make any expenditure of funds of the Partnership or an Investment Entity, or commit to make any such expenditure, other than in response to an Emergency, except as provided for in an Approved Budget (to the extent an expenditure is described in an Approved Budget or is otherwise permitted without Approval under this
Section 5.1.3.5, it may be paid if the Partnership has sufficient available funds, whether in reserves or otherwise, to pay such expenditure; and, except as provided in Section 2.1.2, Funding Notices may be issued with respect thereto only upon the Approval of the Mack-Cali Limited Partner); PROVIDED, HOWEVER, the provisions of this Section 5.1.3 shall in no way limit a General Partner's authority to cause the Partnership or an Investment Entity to pay (but not to issue Funding Notices as necessary to do so unless permitted under Section 2.1.2) Emergency expenditures or Non-Discretionary Items when due that are billed to or incurred by the Partnership or any Investment Entity in excess of the amounts budgeted therefor; and PROVIDED, FURTHER, that the Managing General Partner may cause the Partnership to incur up to 110% (less any contingency percentage already contained in the Approved Budget) of the aggregate amount budgeted for expenditures for any period in any Approved Budget (excluding extraordinary expenditures such as acquisition cost and tenant improvements, Overhead Payments and contingency amounts, contained in such Approved Budget) without the further Approval of the Partners being required. Notice of Emergency expenditures or actions shall be given by the General Partner making such expenditures or taking such actions to the other Partners as soon as practicable after such expenditures are made or actions are taken. The General Partners shall use reasonable commercial efforts not to permit the Partnership or any Investment Entity to commit waste with respect to any Property.

          5.1.4     EMPLOYEES; DUTIES OF THE MANAGING GENERAL PARTNER.

               5.1.4.1 EMPLOYEES. The Partnership shall have no employees unless otherwise Approved by the Partners. The internal compensation and reimbursement costs incurred by the Highridge Partners with respect to any Highridge Partners' employees or partners (or those of their Affiliates) providing services to the partnership or the Investment Entities are intended to be reimbursed through Overhead Payments made pursuant to Section 5.1.3.1 (and, except as provided in Section 5.2(a), additional reimbursement to the Highridge Partners and their Affiliates shall not be made with respect to internal personnel and operating costs).

               5.1.4.2 MANAGING GENERAL PARTNER DUTIES. The Managing General Partner shall use its reasonable efforts, subject to the availability of Partnership funds, to acquire the Investments and cause the Investment Entities to acquire the Properties that have been Approved by the Partners for acquisition (limited as of the Agreement Date to the Lava Ridge Land), and to take the other actions that are described in Section 1.5 and 1.11 that have been Approved by the Partners, (ii) cause the Major Decisions and other actions that have been Approved by the Partners to be implemented, (iii) cause proposed Development Plans and budgets to be prepared and submitted to the Partners under Sections 5.1.3 and 5.1.4 for Approval as required pursuant to
Section 5.1.6.2, (iv) cause the Partnership to timely issue the reports and tax returns required under this Agreement and (v) undertake its other obligations under this Agreement. No General Partner shall be required to conduct the Partnership's day-to-day operations and implement Major Decisions as such General Partner's sole and exclusive function, and any Partner and its Affiliates may (and expect to) have other business interests and may (and expect to) engage in other activities in addition to those relating to the Partnership, without having or incurring any obligation to offer any interest in such activities to the Partnership, any Investment Entity, or any Partner (or their Affiliates). The Managing General Partner shall be obligated to devote, and cause its Controlling Persons to devote, as much of their business time to the Partnership's business as shall be reasonably required to meet the Managing General Partner's obligations hereunder, which shall be a significant portion of such Controlling Persons' business time.

          From and after the Approval of any transaction or action with respect to the Investments or Properties by the Partners, any General Partner shall have the authority, without the further Approval of the Partners being required,
(a) to cause the Partnership to proceed to document the transaction with respect to the Investments and Properties on terms that have been Approved by the Partners in all Material respects as provided in (and to the extent required by)
Section 5.1.1.10, with such changes thereto as shall be reasonably be Approved by the Partners, without further Approval of the Partners being required unless such change affects the Partnership in a Material manner (as described in Section 5.1.1.10), and (b) to cause the Partnership to execute and deliver, and cause the Partnership to perform its obligations under, the documents to be executed by the Partnership in connection with such transaction (including the acquisition of Investments or Properties pursuant to Acquisition Documents that have been Approved by the Partners), subject to the conditions for doing so that were Approved by the Partners (to the extent such Approval is required), the Approved Budget limitations of Section 5.1.3.5 with respect thereto, and any restrictions on the General Partners' authority that are contained in this Agreement and that may be applicable from time to time.

          5.1.5 MAJOR DECISIONS. The following are major decisions (the "Major Decisions") requiring the Approval (or reasonable Approval, if so indicated) of the Partners, except as otherwise provided in this Agreement; PROVIDED, HOWEVER, that a Partner's Approval shall not be required after such Partner has lost its Approval rights under Section 7.9 or another provision of this Agreement except to the extent provided in Section 5.1.6.1:

               5.1.5.1 Any act in contravention of this Agreement or extending the term of the Partnership;

               5.1.5.2 Any act which would make it impossible to carry on the ordinary business of the Partnership, except the liquidation of the Partnership under the circumstances permitted in Article 8, or the sale, exchange or other disposition of any Partnership Interest or other Investment or any other Partnership or Investment Entity assets that has been Approved by the Partners or otherwise is permitted under this Agreement;

               5.1.5.3 Any action which would cause the Partnership to become an entity other than a Delaware limited partnership;

               5.1.5.4   Changing the purposes of the Partnership;

               5.1.5.5   Amending this Agreement;

               5.1.5.6 Making in-kind distributions (except as provided in Section 8.3.8), or causing any Investment Entity to take any action with respect to any Investment Entity asset that would be a Major Decision if such action were taken by the Partners or the Partnership with respect to a Partnership asset;

               5.1.5.7   Establishing or adjusting Gross Asset Value under
Section 3.10 for any contributed or distributed asset or other Revalued Property (reasonable Approval only, subject to Sections 5.10(iii) and 8.3.8), or Approving the terms of the tenancy-in-common agreement described in
Section 8.3.8;

               5.1.5.8 Indemnification of any Person other than a Partner or its Affiliates pursuant to Section 5.5.2 or otherwise as permitted by this Agreement or as Approved by the Partners;

               5.1.5.9 Except as provided in Sections 3.5.4, 3.11 and 4.3.2, entering into any agreement (i) which would cause any Partner to become personally liable on or in respect of or to guarantee any indebtedness of the Partnership or (ii) which is not nonrecourse to such Partner;

               5.1.5.10 Causing the Partnership to redeem or repurchase all or any portion of the interest of a Partner except as provided in Section 7.9, or, except as otherwise provided in Section 5.1.1.10, causing the Partnership to enter into any contract in connection with the acquisition, development, leasing or disposition of any Investment that is not in all

Material respects consistent with the description thereof contained in an Approved Development Plan or which has not otherwise been Approved by the Partners (subject to Section 5.1.1.10, the Approved Budget limitations of
Section 5.1.3.5, and the other provisions of this Section 5.1.5, no Approval of the Partners shall be required for any contract under which the aggregate amount payable by the Partnership or the Investment entities will be less than $100,000 per year, other than acquisitions, borrowings, leases, and dispositions of assets; in each case, except to the extent provided in Section 5.1.1.10); or to borrow money from a Partner or its Affiliates except pursuant to Sections 2.2.2 or 2.4;

               5.1.5.11 Causing or permitting the Partnership to be merged with any other entity; selling Partnership or Investment Entity assets for consideration, including notes payable, or otherwise disposing of Partnership or Investment Entity assets, including contributions to a REIT;

               5.1.5.12 Causing or permitting the Partnership to make a loan to, or enter into any contract with, any Partner or any Affiliate of a Partner, other than Tax Payment Loans permitted under Section 3.11, unless the terms of such loan or contract comply in all material respects with the parameters with respect thereto that have been Approved by the Partners or are contained in an Approved Development Plan;

               5.1.5.13 Dissolving, terminating or liquidating the Partnership, except as provided in Article 8 of this Agreement;

               5.1.5.14 Disposing of any Property or Investment (or any portion thereof) or permitting an encumbrance to be placed on Partnership or Investment Entity assets;

               5.1.5.15 Incur or pay costs related to the Partnership any Investment or Property by or on behalf of the Partnership in excess of the amounts permitted under Sections 2.3.1 and 5.1.3.5 except pursuant to an Approved Budget;

               5.1.5.16 Obtain any third-party loans (including an operating line of credit) on behalf of the Partnership or an Investment Entity, or, execute or deliver on behalf of the Partnership any guarantee or other agreement whereby the Partnership is or may become liable for any obligations of any other Entity;

               5.1.5.17 Acquire any Property or Investment other than pursuant to Approved Development Plans, or take any action on behalf of the Partnership that is not within the scope of the Partnership purposes as set forth in Sections 1.5 and 1.11;

               5.1.5.18 Modify, prepay or refinance any indebtedness of the Partnership, or any Investment Entity, or select any lenders to make loans to the Partnership or any Investment Entity;

               5.1.5.19 Make any distribution except as permitted under this Agreement except in connection with the liquidation of the Partnership under
Article 8;

               5.1.5.20 Commence, dismiss, terminate or settle any material litigation matter, material condemnation claim, or any other matter or claim (including an insurance claim) in connection with any Property exceeding an aggregate for any Partnership Accounting Year of the greater of (a) $50,000 or
(b) 1% of the acquisition and development expenditures made by the Partnership with respect to such Property;

               5.1.5.21 Determine the terms of any participation (e.g., distribution and control issues) of third-party investors in the Partnership or any Investment Entity;

               5.1.5.22 Except as otherwise provided in Article 7, admit additional or transferee Partners to the Partnership as substituted Partners or enter into financing that participates in profits; or, except as provided in
Article 7, permit any Transfer of any interest in the Partnership to the extent Approval of the Partners for such Transfer is required under this Agreement;

               5.1.5.23 Confess any judgment against the Partnership or any Investment Entity or cause the Partnership or any Investment Entity to file for Bankruptcy or other relief from creditors;

               5.1.5.24 Establish insurance requirements for the Partnership or settle insurance claims in excess of the dollar limit in Section 5.1.5.20;

               5.1.5.25 Establish or release reserves for use by the Partnership except pursuant to an Approved Budget or as otherwise provided in this Agreement (reasonable Approval only), or permitting (or requiring) any Partner to make additional Capital Contributions to the Partnership except as expressly provided in this Agreement or issue any Funding Notice except as provided in Section 2.1.2.1(i);

               5.1.5.26 Except as provided in Section 5.1.4.2, voluntarily deviate to a Material extent (as provided in Section 5.1.1.10) from the terms of acquisition, disposition or other course of action with respect to any Investment or Property (whether owned by the Partnership or a proposed acquisition) that required the Approval of the Partners (regardless of whether contained in an Approved Development Plan), except that, to the extent actions are permitted to be taken hereunder in connection with an Emergency or an event of Force Majeure and are not prohibited by contracts of the Partnership (including contracts entered into in connection with the acquisition or disposition of Partnership Assets), a General Partner may deviate from any course of action Approved by the Partners as necessary to respond to such Emergency or as is necessary as the result of such event of Force Majeure, subject to the Approved Budget Limitations of Section 5.1.3.5;

               5.1.5.27 Engage attorneys or for the Partnership or any Investment Entity (which attorneys shall be selected upon the reasonable Approval of the Partners). Price Waterhouse Coopers or another national accounting firm Approved by the Mack-Cali Limited Partner shall be the Partnership's accountants for all purposes, and the Partners hereby Approve the following as the initial attorneys authorized to perform services for the Partnership and the Investment Entities: Battle Fowler LLP; Mark Abramson, Esq.; Pircher,

Nichols & Meeks; Pryor, Cashman, Sherman & Flynn; Farer, Siegal & Fersko; Ervin, Cohen & Jessup; and L. David Cole, Esq.;

               5.1.5.28 Approve the form of lease, tenant improvement allowance or leasing commissions (except as provided in Section 5.1.1.10), project names or any leasing agent for the Properties other than Highridge Partners or their Affiliates as set forth in an Approved Development Plan or Approved Budget (reasonable Approval only); or issue any press releases or otherwise speak with the press concerning the terms of this Agreement (except that the Authorized Representatives of a Partner may disclose the details of a Property acquisition, development, financing, lease or disposition to the press after the same has occurred or in connection with advertising a Property for lease or sale); or

               5.1.5.29 Take any other action that is required to be Approved by the Partners under this Agreement.

The enumeration of the foregoing rights shall not diminish or affect the existence or exercise of other rights expressly granted to each of the Partners under this Agreement. In the event of a deadlock in obtaining the Approval of the Partners with respect to any Major Decision, the deadlock shall be resolved as provided in Sections 5.10 and 5.11.

          5.1.6     RETAINED APPROVALS; PROCEDURE FOR PARTNER REVIEW AND
APPROVAL.

               5.1.6.1 RETAINED APPROVALS. Notwithstanding anything to the contrary contained in this Agreement, after the loss of Approval rights by a Partner under Section 7.9 (the "Non-Voting Partner"), the Non-Voting Partner shall still retain Approval rights with respect to:

                         (a) The determination of Gross Asset Value for any property (subject to Sections 5.10(iii) and 8.3.8);

                         (b) Any act in contravention of this Agreement or extending the term of the Partnership;

                         (c) Any action which would cause the Partnership to become an entity other than a Delaware limited liability Partnership;

                         (d)   Changing the purposes of the Partnership;

                         (e) Amending this Agreement except as expressly provided in this Agreement (but only to the extent such amendment would materially and adversely affect the Non-Voting Partner or its Affiliates, unless such amendment is permitted to be made without the Non-Voting Partner's Approval under Section 7.9);

                         (f) Indemnification of any Person other than a Partner or its Affiliates pursuant to Section 5.5.2 or except as otherwise permitted by this Agreement;

                         (g) Except as provided in Sections 3.11 and 4.3.2, entering into any agreement (A) which would cause the Non-Voting Partner or its Affiliates to become personally liable on or in respect of or to guarantee any indebtedness of the Partnership or (B) which is not nonrecourse to the Non-Voting Partner and its Affiliates;

                         (h) Causing the Partnership to redeem or repurchase all or any portion of the interest of a Partner except as provided in
     Section 7.9;

                         (i) Borrow money from a Partner or its Affiliates except pursuant to Sections 2.2.2 or 2.4;

                         (j) Acquire any Investment or cause any Investment Entity to acquire any Property, other than Investments and Properties that were Approved by the Partners for acquisition prior to the Non-Voting Partner losing its Approval rights with respect thereto under Section 7.9, take any action on behalf of the Partnership that is not within the scope of the Partnership purposes as set forth in Sections 1.5 and 1.11, or permit any Investment Entity to take any act that would require the Approval of the Non-Voting Partner under this Section 5.1.6.1 if taken by the Partnership;

                         (k)    Unless in compliance with the requirements of
     Section 5.2, pay any salary, fees or other compensation to, or enter into any contract with, any Affiliate of any Partner (but only with respect to contracts that do not satisfy clauses (i) and (ii) of Section 5.2) or make loans to any Partner other than Tax Payment Loans;

                         (l)    Prepay any Partnership indebtedness except
     (i) in connection with the disposition of any Investment or Property,
     (ii) in connection with the liquidation of the Partnership, (iii) to the extent such indebtedness is refinanced or (iv) in connection with restructuring of Partnership indebtedness; or enter into any borrowing, refinancing or modification of an existing borrowing other than on commercially reasonable terms for the reasonable needs of the Partnership's business; or entering into any participating financing if the Partners' interests are not diluted pro rata by such participation;

                         (m) With respect to the substitution of a transferee or additional Partner as a Partner, except as otherwise provided in Section 7.9, the Non-Voting Partner shall have the right to Approve the admission of any new Partner (other than pursuant to Section 7.9) to the extent that the Non-Voting Partner's interest in the Partnership is diluted by the admission of the new Partner on a basis that is not pro rata with the dilution of the interests of all of the other Partners of the Partnership; and

                         (n) Establish reserves for the Partnership, or make expenditures from reserves, with respect to the Partnership or any Investment Entity except as permitted by this Agreement, or issue any Funding Notice except as provided in Section 2.1.2.1(i).

               5.1.6.2 APPROVAL PROCEDURE. Notice of the request for a Partner's Approval of any matter for which such Approval is required pursuant to this Agreement shall be delivered by the requesting Partner to each of the Authorized Representatives of the other Partner, together with the requesting Partner's summary and analysis of any matter for which such Approval is requested and the requesting Partner's recommendations with respect to any matter for which Approval is requested. Unless some other time is specified in this Agreement, each Authorized Representative of such other Partner shall approve or disapprove such matter by notice to the other Partner given within ten (10) Business Days following delivery of such notice. Failure of any Authorized Representative to timely respond by written notice (or orally, if permitted under Section 1.12) to the requesting Partner, indicating Approval or disapproval of such matter, shall be deemed withholding of the Approval by such Authorized Representative of such matter for which Approval is requested. From and after any such submission to such Authorized Representative, and continuing until the matters addressed in such submission are Approved, each such Authorized Representative shall, upon request to the Partner who has possession thereof, be furnished promptly with access to or, if feasible, copies of such additional pertinent information which become available to such Partner that are requested by the Partner whose Approval has been sought. Notwithstanding anything in this Agreement to the contrary, no Authorized Representative of a Partner shall have the right to Approve any action if such Partner no longer has Approval rights with respect to such issue under Sections 7.9 and 5.1.6.1.
Section 1.12 sets forth each Partner's Authorized Representatives and the actions that constitute the granting of a Partner's Approval.

     5.2 AFFILIATE TRANSACTIONS; EXCLUSIVITY; MACK-CALI PROPERTY MANAGEMENT OPTION.

          (a) AFFILIATE TRANSACTIONS. If all of the material terms thereof are clearly identified and fully described in an Approved Development Plan or are otherwise Approved by the Partners, any Partner or its Affiliates may provide services, including property management services, accounting services, construction services, legal or paralegal services (but only to the extent permitted by law), office administration, and/or document control services, to the Partnership and/or any Investment Entity, subject to the following conditions: (i) the fees for such services must be no greater than the fees charged generally by qualified, unaffiliated third-parties having comparable expertise and performing similar services in the geographical area in which the services are to be performed; and (ii) the other terms of the agreement pursuant to which such services will be performed shall generally be no more onerous than the terms of agreements used by qualified, unaffiliated third-parties having comparable experience performing similar services in the geographical area in which the particular services are to be rendered.

          (b) EXCLUSIVITY. Notwithstanding anything in this Agreement to the contrary, there shall be no restriction against the acquisition or ownership by any Partner or its Affiliates of any asset, including any office project, regardless of whether the same is competitive with a Property owned by the Partnership or an Investment Entity.

          (c) MACK-CALI PROPERTY MANAGEMENT OPTION. The Mack-Cali Limited Partner has the option to elect to allow the Partnership to serve as the property manager for any property in which such Partner or such Partner's Affiliates have an interest (but which is not a Property owned by the Partnership or any Investment Entity) pursuant to the terms of a management agreement (the "Management Agreement") to be Approved by the Partners. If significant lease-up or rehabilitation services are required to be rendered by the Partnership in connection with a property for which such election has been made, the Highridge Partners or their Affiliates shall be entitled to receive a lease-up and rehabilitation fee equal to 10% of the Mack-Cali Limited Partner's (or such Affiliate's) profit from such property after it has recovered its investment therein plus a 10% cumulative annual return thereon (compounded quarterly), but only if such fee is Approved by the Mack-Cali Limited Partner in connection with the election to allow the Partnership to manage such property and the terms of such payment are set forth in the Management Agreement.

     5.3  REPORTING REQUIREMENTS; FINANCIALS; MEETINGS.

          5.3.1 GOVERNMENTAL REPORTS; MEETINGS. The Managing General Partner shall, at Partnership expense, use reasonable efforts to cause to be prepared and timely filed with appropriate federal, state and foreign regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations, subject to the reasonable Approval of the Partners, other than reports filed with local government agencies in connection with the entitlement and development of a Property (copies of which shall be furnished to the Mack-Cali Limited Partner within a reasonable time after the Mark-Cali Limited Partner has requested a copy thereof by notice to Highridge GP). Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Each Partner shall be provided with a copy of any such report. No meeting of the Partners shall be required unless requested by any Partner upon notice to all Partners, which notice may be given by any Partner at any time. All Partners shall be given written notice of any meeting of the Partnership at least twenty (20) days prior to any such meeting by the Partner requesting such meeting. Any meetings shall be held at the record-keeping office of the Partnership or at any other reasonably convenient location within the United States as the requesting Partner may reasonably Approve and specify in such notice. The Partners may adopt a course of conduct that provides for such meetings to be held telephonically.

          5.3.2 ACCESS; AUDIT. The Managing General Partner shall permit any Partner to review and copy, during normal business hours at the office of the Partnership, all Partnership financial records and information. Each Partner shall have the right to have such records and information audited at Partnership expense; PROVIDED, HOWEVER, if such audit reveals material errors or omissions in such records and information due to a Major Default by any Partner, such Partner's Partner Group shall reimburse the Partnership for the expense of audit. The Managing General Partner shall maintain (at the office of the Partnership) reports required or otherwise prepared and delivered hereunder or under any Investment Entity Agreement, copies of which shall be furnished to each Partner when available, at the Partnership's expense, together with (upon request from any Partner) such supplementary records and reports as are necessary to reflect the allocation among the Partners of the tax items and distributions of the Partnership shown on any reports furnished (or required to be furnished) to the Partners under this Agreement.

          5.3.3 FINANCIAL AND STATUS REPORTS. (a) The Managing General Partner shall cause the following reports to be issued at Partnership expense:

     (i) The Managing General Partner shall use reasonable efforts to cause to be issued to the Partners annual financial reports, in reasonable detail, which shall be prepared and audited by the Partnership's independent certified public accountants at Partnership expense, by February 15 the following the close of each year (including a balance sheet and income and expense statements, both on an Investment-by-Investment basis and on a consolidated basis, showing sources and uses of funds, cash on hand, distributions, changes in financial position, tax information, Undistributed Preferred Return, Invested Capital, and unrepaid Partner loans on a Partner-by-Partner basis). Such financial reports shall be prepared using GAAP, or such other method as shall be Approved by the Mack-Cali Limited Partner from time to time upon reasonable advance notice to the Managing General Partner;

     (ii) The Managing General Partner shall use reasonable efforts to cause to be issued to the Partners quarterly unaudited financial reports, in reasonable detail, within twenty-five (25) days after the close of each calendar quarter other than the fourth quarter of each year (commencing with the calendar quarter ending on September 30, 1998), internally prepared by the Managing General Partner and reviewed by the Partnership's accountants, including a balance sheet and income and expense statements, both on an Investment-by-Investment basis and on a consolidated basis (showing receipts on a tenant-by-tenant basis, and material defaults, to the extent requested by the Mack-Cali Limited Partner upon reasonable notice), sources and uses of funds, cash on hand, distributions, changes in financial position, Undistributed Preferred Return, Invested Capital, and unrepaid Partner loans;

     (iii) The Managing General Partner shall use reasonable efforts to cause to be issued to the Partners a monthly income and expense statement, in reasonable detail, internally prepared by the Managing General Partner on both an Investment-by-Investment and consolidated basis within twenty (20) days after the close of each month (including December), showing sources and uses of Partnership funds and changes in the Partnership's financial position during such month. In connection with preparing such monthly income and expense statement, the Managing General Partner shall use commercially reasonable efforts to review the data provided by third parties (including property managers and accountants) that is to be presented in such income and expense statement, such review to be commenced and completed to the extent possible, after using commercially reasonable efforts to do so, before the Managing General Partner furnishes such statement to the Partners. If such review is not completed prior to furnishing such statement, such review shall be completed as soon as is practicable thereafter (with notice being given to the Partners by the Managing General Partner of any variance from such statement that is discovered by the Managing General Partner in such review); and

     (iv) The Managing General Partner shall keep the Mack-Cali Limited Partner reasonably apprised of pending due diligence, acquisition, construction, leasing, marketing and


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

disposition efforts with respect to proposed and owned Investments and Properties within a reasonable time after any material new development has occurred or the Mack-Cali Limited Partner requests an update; and

          (b) In preparing reports required under this Agreement, the Managing General Partner may rely on information furnished by third parties (including property managers and accountants) to the extent that it is reasonable to do so.

          (c) Notwithstanding anything in this Agreement to the contrary, (i) all Partnership and Investment Entity financials shall be prepared on the basis required by the auditors for the Mack-Cali Limited Partner, and (ii) the Partners shall make such amendments to this Agreement that reduce or eliminate the rights (but not the obligations) of the Mack-Cali Partners, or add to or increase the rights (but not the obligations) of the Highridge Partners, under this Agreement as are reasonably requested by the Mack-Cali Limited Partner from time to time in consultation with its auditors, in order to accommodate the objectives of: (A) the Mack-Cali Limited Partner not being required to consolidate with the Partnership for accounting purposes and (B) the Mack-Cali Limited Partner being able to report its share of the Partnership's income and losses using the equity method of accounting.

     5.4 TAX MATTERS PARTNER; TAX RETURNS. The Managing General Partner is hereby designated as the "Tax Matters Partner", as such term is defined in
Section 6231(a)(7) of the Code, and it shall serve as such at Partnership expense with all powers granted to a tax matters partner under the Code, except that the Managing General Partner shall not take any action as the Tax Matters Partner (including entering into any negotiation or settlement with any taxing authority, or extending the statute of limitations with respect to any Partnership item) without the reasonable Approval of the Mack-Cali Limited Partner. The Mack-Cali Limited Partner may elect to serve as the Tax Matters Partner instead of the Highridge GP, effective upon notice from the Mack-Cali Limited Partner to the Highridge GP which may be given at any time after the Highridge GP ceases to be a General Partner or has committed a Performance Default. The Partners' Approval rights with respect to Approving tax decisions (including settlements and extending the statute of limitations) are set forth in Section 3.12. Each Partner shall give prompt notice to each other Partner of any and all notices it receives from the Internal Revenue Service (or any other taxing authority) concerning the Partnership, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Partnership's federal, state or local income tax returns. At Partnership expense, the Tax Matters Partner shall furnish each Partner with status reports regarding any negotiation between the Internal Revenue Service (or other taxing authority) and the Partnership promptly after any material new development, and the Mack-Cali Limited Partner shall be given sufficient advance notice by the Managing General Partner so that it shall have the opportunity to participate, and permit its professional tax advisers to participate, in person in all of such negotiations. The Tax Matters Partner shall use its reasonable efforts to cause the Partnership's accountants to prepare and file on a timely basis, with due regard to extensions (such extensions to be applied for unless reasonably Approved to the contrary by the Mack-Cali Limited Partner, all tax and information returns which the Partnership may be required to file. No tax or information return shall be filed without the reasonable Approval of the Mack-Cali Limited Partner.

Drafts of the Partnership's tax returns shall be submitted to the Mack-Cali Limited for review and reasonable Approval at least thirty (30) days prior to the due date therefor (determined with due regard for extensions). The Managing General Partner shall cause the Partnership's accountants to prepare and deliver, at Partnership expense, to each Partner on a timely basis an information reporting return (K-1) reflecting each Partner's distributive share of all income, gain, loss, deductions, allowances or credits of the Partnership for each Partnership Accounting Year, as computed pursuant to Article 3. If there is a dispute as to the content of the Partnership's or Investment Partnership's tax returns, such returns shall be filed as directed by the Mack-Cali Limited Partner, with each other Partner having the right to file an inconsistent position return with the applicable taxing authority(ies).

     5.5 INDEMNIFICATION AND LIABILITY OF THE PARTNERS. See Section 9.2 for certain conventions concerning the extent to which the acts of Affiliates or employees of a Partner or its Affiliates will not be taken into account for purposes of this Section 5.5 in determining whether such Partner is liable (or is not entitled to indemnification) with respect thereto.

          5.5.1 No Partner shall be liable, responsible or accountable in damages or otherwise to any of the other Partners or to the Partnership for any act or omission performed or omitted by it on behalf of the Partnership, except for a Major Default, gross negligence, and damages for a breach of this Agreement by such Partner that is not cured within the time provided in
Section 9.2, or the breach by such Partner or its Affiliates of any agreement with the Partnership or an Investment Entity that is not cured within the time provided in such Agreement.

          5.5.2 Except to the extent to the extent attributable to a Major Default, gross negligence by a Partner or a Partner's Affiliates, a Partner's breach of this Agreement that is not cured within the time provided in
Section 9.2, or the breach by such Partner or its Affiliates of any agreement with the Partnership or an Investment Entity that is not cured within the time provided in such Agreement, the Partnership shall indemnify and hold harmless each Partner and its Affiliates (and their partners, shareholders, or members) from and against any obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities of any kind or nature whatsoever which may be imposed upon, incurred or asserted against such Partner or its Affiliates (or their partners, shareholders, members and their Affiliates), including reasonable attorneys' and paralegals' fees and court costs, except to the extent the same are reimbursed to such Partner or its Affiliates by insurance proceeds or indemnities from third parties, in connection with, due to or arising out of (i) such Partner's serving as a Partner (including serving as the Managing General Partner or as a Co-General Partner of the Partnership), or (ii) the execution and delivery by such Partner (or its Affiliates) of any guarantee or payment or performance (including the General Partner Guaranties), any completion agreement or guarantee, any hazardous or toxic substance indemnity or guarantee or any other agreement Approved by the Partners (or permitted to be entered into without such Approval) whereby such Partner or Affiliate undertakes any monetary, performance or indemnification obligation on behalf of the Partnership or any Investment Entity in connection with the ownership, operation or financing of an Investment or Property.

          5.5.3 Each Partner shall indemnify and hold harmless each other Partner and the Partnership from and against any direct (and not consequential or incidental) obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities (collectively, the "Liabilities") incurred or paid by such other Partner, the Partnership or an Investment Entity, or their Affiliates (to the extent such Liabilities are not reimbursed by insurance proceeds or indemnities from third parties), to the extent such Liabilities are caused by such Partner's (or its Affiliate's) Major Default, gross negligence, or breach of this Agreement that is not cured within the time provided in Section 9.2, or the breach by such Partner or its Affiliates of any agreement with the Partnership or an Investment Entity that is not cured within the time provided in such agreement.

          5.5.4 Each Partner hereby grants to each of the other Partners and the Partnership, as security for the performance of all obligations of such Partner pursuant to this Agreement, a security interest in and to its interest in the Partnership, pursuant to and in accordance with the provisions of the Uniform Commercial Code of California, and agrees in the event such Partner is finally adjudicated to be liable to the Partnership or another Partner for any amount and fails, within thirty (30) days thereafter to pay the amount owed, the non-defaulting Partner(s) and the Partnership shall each have and are hereby granted all the rights, remedies and recourse afforded a secured party under the Uniform Commercial Code of California, including foreclosing upon the defaulting Partner's interest in the Partnership and selling such interest at public or private sale or retaining such interest in accordance with the Uniform Commercial Code of California. To evidence such security interest, each Partner shall from time to time execute and deliver such documents as may be reasonably requested by any other General Partner, including a financing statement (which may be recorded or filed in accordance with applicable law) and continuation statements. If the Partnership interest of a defaulting Partner is foreclosed and sold or the interest retained as aforesaid, each non-defaulting Partner is hereby authorized on behalf of the defaulting Partner and designated the attorney-in-fact of the defaulting Partner to execute any and all documents and take such other action as may be required to effectuate the sale and transfer of the defaulting Partner's Partnership interest. Such authorization and designation shall be deemed coupled with an interest and shall be irrevocable.

          5.5.5 In any case where indemnity is sought by a Partner, such Partner shall give notice of the request for indemnification to the Partnership and the other Partners from whom the indemnity is required and give them the opportunity to the extent reasonably possible, to participate in the defense of the claim giving rise to the claim for indemnity, all at Partnership expense.

          5.5.6 All indemnity payments and reimbursements payable under this Agreement to a Partner or an Affiliate of a Partner shall be treated as amounts owed to a creditor of the Partnership, shall be paid in the ordinary course of business, without regard to whether the Partnership has Net Available Cash, and, shall be paid by the Partnership, PARI PASSU with other creditors of the Partnership, in all cases prior to making distributions to Partners under Sections 4.1 and 4.2. No Partner shall have any liability under this Agreement for failing to take any action under this Agreement or any agreement with the Partnership or an Investment Entity if (i) such Partner is prohibited from taking such action without the


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

Approval of a Partner in the other Partner Group under this Agreement and (ii) such Partner in the other Partner Group fails to grant such Approval to take such action. No Partner shall have any liability for failing to grant any Approval permitted to be granted by it under this Agreement.

          5.5.7 Notwithstanding anything to the contrary contained in this Agreement, no Partner Group or its Affiliates shall receive any reimbursement from the Partnership or another Partner for any portion of the salaries or benefits of its Controlling Persons or the rent or utility costs of such Partner's offices except as Approved by the other Partner Group.

     5.6 CONTROL CHANGE. If the Managing General Partner becomes a Terminated Partner or commits a Removal Default, the Mack-Cali Limited Partner may appoint a Co-General Partner, and such Co-General Partner may elect to become the Managing General Partner and to assume the Managing General Partner's authority and responsibilities under this Agreement as provided in Section 7.9.5 (subject to Section 5.9). If the Managing General Partner has committed a Performance Default with respect to an Investment or a Property, the Mack-Cali Limited Partner shall have the rights with respect to such Investment or Property set forth in Sections 5.10(ii) and 7.9.5 (including the appointment of a Co-General Partner to take all actions with respect to such Investment or Property on behalf of the Partnership, with the Managing General Partner having no further Approval rights with respect to such Investment or Property except those set forth in Section 5.1.6.1).

     5.7 LIMITATION OF LIABILITY. Each Partner's liability shall be limited as set forth in this Agreement, the Act and other applicable law. Except as provided in Sections 2.1.2, 2.2.2.1, 3.5.4, 3.11, 4.3.2, 5.5.1, 5.5.3 or 7.6, a
Partner will not be personally liable for any debts or losses of the Partnership beyond the Partner's interest in the Partnership, other than distributions received by a Partner as to which, by terms of the Act, such Partner is obligated to return. No partner, officer, director, shareholder or manager of a Partner shall be liable for the obligations of such Partner to the Partnership or the other Partners under any circumstances other than a Major Default that has actually been committed by such partner, officer, director, shareholder or manager or as provided in Section 3.11.

     5.8 NO PRIORITIES. Except as specifically provided in this Agreement, no Partner shall have any priority over any other Partner as to the return of his or its Capital Contributions or as to distributions or allocations of Profits or Losses or other tax items.

     5.9 DETERMINATION DATE FOR INDEMNITY PAYMENTS, REMOVAL DEFAULTS, PERFORMANCE DEFAULTS AND MAJOR DEFAULTS; ARBITRATION.

          5.9.1 For purposes of this Agreement, until the "Determination Date" (defined below) has occurred, (i) no amount shall be due and owing by any Partner to the Partnership or to another Partner pursuant to Section 3.5.4,
5.5.1 or 5.5.3, 7.6 or 9.2, and (ii) no Major Default, Performance Default or Removal Default shall be deemed to have occurred and no Partner shall be deemed to have become a Terminated Partner for purposes of applying Section 7.9 other than by reason of such Partner becoming a Defaulting Partner under Section 2.2.2, in each case if there is a bona fide dispute as to whether such amount is due or whether a

Partner is a Terminated Partner (other than by reason of such Partner becoming a Defaulting Partner under Section 2.2.2) or has committed a Performance Default or Removal Default. Except for the purpose of determining that a Control Change Notice issued by the Mack Cali Limited Partner is effective as provided below in this Section 5.9 upon an alleged Major Default, Performance Default or Removal Default by the Managing General Partner or because the Managing General Partner is a Terminated Partner, the "Determination Date" shall be deemed to have occurred only upon the earlier to occur of the following: (a) the final determination by a Court described in Section 9.4 that an amount described in
Section 3.5.4, 5.5.1, 5.5.3, 7.6 or 9.2 is due and payable, or the Major Default, Performance Default or Removal Default in question has occurred or a Partner has become a Terminated Partner (as the case may be) and the expiration of the time to file a notice of appeal from such determination has expired without such notice having been filed; or (b) the affirmation of a determination described in preceding clause (a) by the entry of judgment to such effect by the court to which such determination has been appealed.

          5.9.2 Notwithstanding the provisions of this Section 5.9, if the Mack-Cali Limited Partner alleges in good faith, by issuing a Control Change Notice to the Managing General Partner stating that the Managing General Partner has committed a Major Default Performance Default, or Removal Default or that the Managing General Partner otherwise is a Terminated Partner, and the Managing General Partner in good faith gives notice to the Mack-Cali Limited Partner within five (5) Business Days after receiving such Control Change Notice that it disputes whether such Major Default, Performance Default or Removal Default or any event giving rise to Terminated Partner status has occurred, the Mack-Cali Limited Partner may commence an expedited arbitration proceeding held in Los Angeles, California pursuant to applicable California arbitration rules to determine whether such Major Default, Performance Default or Removal Default or other event giving rise to Terminated Partner status has occurred by giving notice to the Managing General Partner appointing a qualified arbitrator and stating that the Mack-Cali Limited Partner is invoking the arbitration proceedings of this Section 5.9. Within five (5) Business Days after receiving such notice, the Managing General Partner shall, by notice to the Mack-Cali Limited Partner, appoint a second qualified arbitrator. If the Managing General Partner fails timely to so appoint such second qualified arbitrator, or fails timely to notify the Mack-Cali Limited Partner that the Managing General Partner disputes whether such Major Default, Performance Default, Removal Event or event giving rise to Terminated Partner status has occurred, the Determination Date shall be deemed to have occurred solely for the purposes set forth below in this
Section 5.9. If the Managing General Partner timely so appoints such second qualified arbitrator, the two arbitrators so appointed shall appoint a third qualified arbitrator within five (5) Business Days after the notice of the appointment of the second arbitrator is received from the Managing General Partner by the Mack-Cali Limited Partner. Within five (5) Business Days after being appointed, the third arbitrator shall (A) consider the evidence submitted by the Partners and (B) upon notice to all Partners, determine (solely for purposes of determining whether such Control Change Notice is valid and effective) whether the Managing General Partner has committed a Major Default, Performance Default, or Removal Event or event giving rise to Terminated Partner status. If the third arbitrator determines that the Managing General Partner has committed a Major Default, Performance Default, or Removal Event, or that any event giving rise to Terminated Partner status has occurred, then the Determination Date shall be deemed to have occurred solely for purposes of determining whether such Control Change Notice is effective and thereby enabling
(i) the Co-General Partner appointed by the Mack-Cali Limited Partner pursuant to Section 7.9.5 to become the Managing General Partner and permanently assume the Managing General Partner's authority and responsibility under Section 7.9.5 if a Removal Default or any event giving rise to Terminated Partner status was held to have occurred in the arbitration, or who may, in the case of a Performance Default that is held in the arbitration to have occurred with respect to an Investment or Property, take all actions with respect to such Investment or Property on behalf of the Partnership, with the Managing General Partner having no further Approval rights with respect to such Investment or Property except those set forth in Section 5.1.6.1, or (ii) the Mack-Cali Limited Partner to have the rights set forth in Section 5.10(ii). The Determination Date shall not be deemed to have occurred for any other purpose unless and until otherwise provided in this Agreement. During the period beginning on the date on which such Control Change Notice is received by the Managing General Partner and ending with the determination by the foregoing arbitration that the subject Major Default, Performance Default, Removal Event, or event giving rise to Terminated Partner status has not occurred, all actions permitted to be taken under this Agreement by the Managing General Partner without the consent of the Mack-Cali Limited Partner in connection with the operation of the Partnership's business (or, in the case of a Performance Default, in connection with the Investment or Property that is the subject of the Performance Default being arbitrated) shall, upon the election in writing by the Mack-Cali Limited Partner made by giving notice to the Highridge Partners (which election may specify which Approval rights it desires and may be supplemented by notice from the Mack-Cali Limited Partner to add or remove Approval rights specified in such notice), require the Approval of the Mack-Cali Limited Partner (and the Managing General Partner shall be absolved of all responsibility and liability to the Partnership and the Mack-Cali Partners for failing to undertake all such actions for which the Mack-Cali Limited Partner has withheld its Approval during such period). The costs of the arbitration shall be funded 50% by each Partner Group, and the Partners shall bear their own attorneys fees, during the arbitration. The prevailing Partner Group shall be repaid all of such expenses by the non-prevailing Partner Group within ten (10) days after receiving notice of the third arbitrator's decision. A "qualified arbitrator" means any Person who has had over fifteen (15) years of experience in drafting, negotiating and/or interpreting partnership and/or operating agreements involving the ownership and operation of commercial real estate.

     5.10 DEADLOCK/PARTNER SALE RIGHTS. Either Highridge GP or the Mack-Cali Limited Partner (provided such Partner has not become a Terminated Partner or committed a Performance Default or Removal Event) may at any time give notice to the other (a "Deadlock Notice") if such Partner asserts that there is an irreconcilable difference of opinion among the Partner Groups (a "Deadlock") as to the course of action to be taken with respect to any Major Decision on which they both have Approval rights. The Deadlock Notice shall describe the Deadlock and the resolution proposed by the Partner issuing the Deadlock Notice. If a Deadlock Notice is properly issued, the Partners shall meet in good faith during the 30-day period after the Deadlock Notice has been received. If the Major Decision that is the subject of the Deadlock is not resolved within such 30-day period, then:

               (i) In the case of any Deadlock that occurs with respect to a Property prior to the date on which 95% Stabilization has occurred with respect to such Property, there shall be no mechanism to resolve the Deadlock, and arbitration or litigation shall not be used to resolve any such Deadlock except as provided in Section 5.10 (iii), this clause (i), in clauses (ii) and (iii) of this Section 5.10, or in Section 5.4 in the case of tax returns. In the case of a Deadlock with respect to a Property occurring on or after the date on which 95% Stabilization has occurred with respect to such Property, the provisions of this clause (i), Sections 5.10(ii) and (iii), 5.4 (tax returns) and 5.11 (the first-offer procedure) shall apply. In the case of a Deadlock that occurs at any time regarding
     (A) whether a Funding Notice is permitted or required to be issued under
     Section 2.1(b), or (B) what actions should be taken with respect to the sale or other disposition of assets that is being made in connection with the liquidation of the Partnership where both the Highridge GP and the Mack-Cali Limited Partner have Approval rights with respect thereto, the dispute may be resolved through an expedited arbitration conducted in accordance with a procedure that is analogous to that contained in Section
     5.9.2 (with conforming changes being made to the terminology contained therein and with either Highridge GP or the Mack-Cali Limited Partner being able to invoke such arbitration proceeding by notice to the other).

               (ii) SPECIAL RULES FOR PERFORMANCE DEFAULTS. From and after the date on which a Performance Default with respect to an Investment or Project has been held to have occurred under Section 5.9.2 for purposes of issuing a Control Change Notice under Section 7.9.5, the Mack-Cali Limited Partner may propose to the Highridge GP that any action be taken (or not be taken) at any time by the Partnership or an Investment Entity with respect to such Investment or Project. If Highridge GP does not agree with such proposal, such Deadlock shall be resolved in the manner directed and Approved by the Mack-Cali Limited Partner (and Highridge GP shall cause the Partnership and such Investment Entity promptly to take, or refrain from taking, as appropriate, such action in the manner so directed and Approved by the Mack-Cali Limited Partner). In the case of a Performance Default, the Mack-Cali Limited Partner shall also have the rights set forth in
     Section 7.9.5 with respect to appointing a Co-General Partner.

               (iii) GROSS ASSET VALUE DEADLOCKS. In the case of a Major Decision described in Section 5.1.5.7 or 8.3.8, concerning the Gross Asset Value of any property, the dispute concerning such Major Decision shall be resolved in the following manner (subject to the special rules contained in Section 8.3.8). Unless and until such Gross Asset Value has been Approved by the Partners or determined as provided in this paragraph (iii), the transaction giving rise to the determination of Gross Asset Value shall not be consummated by any Partner. Either Highridge GP or the Mack-Cali Limited Partner (the "Invoking Partner") may give notice to the other of them (the "Other Partner") stating that such Partner is invoking the following procedure, setting forth its proposed Gross Asset Value for such property (the "GAV Notice"), and appointing a "qualified appraiser" (defined below). Within five (5) Business Days after receiving a GAV Notice, the Other Partner shall, by notice to the Invoking Partner, appoint a second qualified appraiser. If the Other Partner fails timely to so appoint such second qualified appraiser, the Gross Asset Value shall be deemed to be that set forth in the GAV Notice. If the Other Partner timely so appoints such second qualified appraiser, the two appraisers so appointed shall appoint a third qualified appraiser within five (5) Business Days after the notice of the appointment of the second appraiser is received by the Invoking Partner. Within five (5) Business Days after being appointed, the third appraiser shall (A) consider the evidence submitted by the such Partners and (B) upon notice to both of such Partners, determine such Gross Asset Value. The cost of the appraisal shall be funded by the Partnership, and the Partner Groups shall bear their own attorneys fees, during the appraisal. A "qualified appraiser" means any M.A.I. appraiser who has had over fifteen (15) years of experience in valuing commercial real estate in Los Angeles, California.

               (iv) PARTNER SALE RIGHTS. The Mack-Cali Limited Partner shall have the right to cause the Partnership to cause the sale or other disposition of any Property at any time if (a) a Co-General Partner has assumed the Managing General Partner's authority and responsibility, or the Mack-Cali Limited Partner or a Co-General Partner has assumed control of such Property, under Section 5.10(ii) or Section 7.9.5, (b) the Managing General Partner becomes a Terminated Partner, or (c) the Mack-Cali Limited Partner reasonably determines prior to completion of such Property that development of such Property should be abandoned (an "Abandonment Decision"). The right to cause a sale or other disposition of a Property pursuant to the foregoing clauses (a) through (b) shall be hereinafter referred to as the "Mack-Cali Sale Right." If the Mack-Cali Limited Partner becomes a Terminated Partner, the Managing General Partner shall have the right to cause the Partnership to sell such Property (or any or all Properties if the Mack-Cali Limited Partner has become a Terminated Partner) at any time (the "Managing General Partner Sale Right"). If the Mack-Cali Limited Partner makes an Abandonment Decision pursuant to this
     Section 5.10(iv), the Partners' obligations to fund the completion of such Property shall cease for any future development and the Partners shall separately fund and bear, without reimbursement from the Partnership, any Investment Partnership or any Partner or its Affiliates, any abandonment costs (including any amounts that are due and payable by a Partner or any Affiliate of a Partner under any Managing General Partner Guaranty to the extent indemnification is available with respect thereto under Section 5.5) in the ratio of 80% by the Mack-Cali Partners and 20% by the Highridge Partners.

          Any Property to be sold in accordance with clause (c) of this Section 5.10(iv) or upon a liquidation in accordance with Article 8 that does not occur as the result of the exercise of the Mack-Cali Sale Right or the Managing General Partner Sale Right shall be sold in a manner reasonably Approved by the Partners or, if necessary, as determined pursuant to the procedure described in Section 5.10(i)(B). If the Mack-Cali Limited Partner has the Mack-Cali Sale Right with respect to any Property, upon notice to the Managing General Partner, the Mack-Cali Limited Partner shall have the right to cause the Partnership to sell or otherwise dispose of such Property as it shall Approve, including the right to cause the Partnership to sell or contribute such Property to a REIT (whether or not Controlled by Mack-Cali Realty or its Affiliates). Notwithstanding anything to the contrary contained in this Agreement, if any Property has achieved 95% Stabilization, the Mack-Cali Limited Partner shall have the right to cause the Partnership to sell or contribute such Property to a REIT that is Controlled by Mack-Cali Realty or its Affiliates. Any sale or contribution of a Property by the Partnership or an Investment Entity (regardless of whether made pursuant to the Mack-Cali Sale Right under this Section 5.10(iv), pursuant to Section 5.11 or any other provision of this Agreement) to an Affiliate of any Mack-Cali Partner or to a REIT that is Controlled by Mack-Cali-Realty or its Affiliate shall be made at fair market value as determined through the "FMV Appraisal Procedure" set forth herein, provided however, that if the Mack-Cali Limited Partner elects to contribute a Property to a REIT instead of effecting a sale of the Property, the Highridge Partners shall have the option to receive cash for their indirect interests in such Property (equal to the amount they would have received if the Property were sold for cash) instead of REIT stock or partnership interests.

          If Highridge GP does not Approve the value proposed by the Mack-Cali Limited Partner, the "FMV Appraisal Procedure" which shall be invoked by the Mack-Cali Limited Partner as a condition precedent to a transfer of a Property to a REIT Controlled by the Mack-Cali Limited Partner or its Affiliates is as follows. The Mack-Cali Limited Partner shall give notice to the Managing General Partner stating that the Mack-Cali Limited Partner is invoking the FMV Appraisal Procedure, setting forth its proposed fair market value for the Property (the "FMV Notice"), and appointing a "qualified appraiser" (defined below). Within five (5) Business Days after receiving an FMV Notice, the Managing General Partner shall, by notice to the Co-General Partner, appoint a second qualified appraiser. If the Managing General Partner fails timely to so appoint such second qualified appraiser, the fair market value shall be deemed to be that set forth in the FMV Notice. If the Managing General Partner timely so appoints such second qualified appraiser, the two appraisers so appointed shall appoint a third qualified appraiser within ten (10) Business Days after the notice of the appointment of the second appraiser is received from Highridge GP by the Managing General Partner. Within five (5) Business Days after being appointed, the appraisers shall (A) consider the evidence submitted by such Partners and (B) upon notice to both of such Partners, determine such fair market value. The fair market value shall be the amount determined by the three appraisers, or if there is a dispute among the three appraisers as to value, the value established by the third appraiser shall be the fair market value (but the fair market value shall not exceed the highest, or be less than the lowest, value established by the other two appraisers). The cost of the appraisal shall be funded by the Partnership, and the Partners shall bear their own attorneys fees, during the appraisal. A "qualified appraiser" means any M.A.I. appraiser who has had over fifteen (15) years of experience in valuing commercial real estate in Los Angeles, California.

     5.11 PROPERTY DEADLOCK. Notwithstanding the provisions of Sections 5.9 and 5.10, if (A) either Partner Group desires to sell or otherwise dispose of any Property at any time after the expiration of thirty-six (36) months after the completion of such Property if 95% Stabilization has not occurred by such date and such Partner Group does not then have the right to dispose of suchProperty pursuant to the Managing General Partner Sale Right or the

Mack-Cali Sale Right (as appropriate) under Section 5.10(iv), (B) on or after the date on which 95% Stabilization of a Property has occurred, either Partner Group desires to sell or otherwise dispose of such Property and such Partner Group does not then have the right to dispose of such Property pursuant to the Mack-Cali Sale Right or the Managing General Partner Sale Right (as appropriate) under Section 5.10(iv), or (C) on or after the date on which 95% Stabilization of a Property has occurred, there is a dispute as to whether any Major Decision (other than those described in the last sentence of Section 5.10(i)) should be Approved (or reasonably Approved) by the Partners with respect to such Property (the events referred to in the preceding clauses (A), (B) and (C) of this Section 5.11 are individually referred to as a "Property Deadlock"), the resolution of such Property Deadlock shall only be made pursuant to this Section 5.11.

               (a) If a Property Deadlock occurs, either of the Highridge Partners or the Mack-Cali Partners (the "Proponent Group") (provided no Partner in such Partner Group shall be a Terminated Partner, shall have committed a Performance Default with respect to such Property, or shall have committed a Removal Default, and, PROVIDED, FURTHER, that no prior election to sell or otherwise dispose of such Property shall have been made and be pending under
Section 5.10(iv) or otherwise shall have been Approved by the Partners and be pending), may give the other Partner Group (the "Respondent Group") notice (the "First Offer Notice") setting forth a gross value for such Property (the "Proponent Group First Offer Price").

     Within ten (10) Business Days after receiving the First Offer Notice, the Respondent Group may give notice to the Proponent Group (the "Appraisal Notice") electing to establish the gross value of the Property by appraisal (in lieu of
using the Proponent Group First Offer Price).   In order for the Appraisal
Notice to be effective, the Appraisal Notice must both (1) appoint the first of the three qualified appraisers who will establish the gross value of the Property (including any reserves of the Partnership and any Investment Entity allocable to such Property) by appraisal (the "Appraised First Offer Price"), and (2) elect one of the following procedures:

          (i) BUY-OUt. If elected by the Respondent Group, the Respondent Group irrevocably elects to purchase the Proponent Group's interest in the Property for the amount the Proponent Group would receive if the Property were sold for the Appraised First Offer Price and the net proceeds thereof (after repayment of Partnership or Investment Entity debt allocable to such Property and after deducting reasonable reserves for contingencies for such Property) were paid and/or distributed by the Partnership to the Partners pursuant to Sections 4.1 and 4.2 ("Proponent Group Interest Purchase Price"); or

          (ii) NON-BINDING APPRAISAL. If elected by the Respondent Group, the Proponent Group shall have the option, exercisable by notice to the Respondent Group given within thirty (30) days (or 60 days if the Proponent Group is the Highridge Group and an All-Cash Election has been made under
     Section 5.11(b)) after receiving the Appraised First Offer Price, to purchase the interest of the Respondent Group in such Property for the amount the Respondent Group would receive if the Property were sold for the Appraised First Offer Price and the net proceeds thereof (after repayment of Partnership or Investment Entity debt allocable to such Property and after deducting reasonable reserves for contingencies for such Property) were paid and/or distributed by the Partnership (the "Respondent Group Interest Purchase Price"). If within the foregoing 30 or 60-day period (as applicable), the Proponent Group does not elect to purchase the Respondent Group's interest in such Property pursuant to the foregoing, then, the Respondent Group shall have the option to elect by notice to Proponent Group, given within the thirty (30) day period (or 60-day period if the Respondent Group is the Highridge Partners and an All-Cash Election has been made by the Mack-Cali Partners as provided in Section 5.11(b)) after the expiration of such 30-day period (or 60-day period, as applicable), to purchase the Proponent Group's interest in such Property for the Proponent Group Interest Purchase Price. If within the foregoing thirty 30 or 60-day period (as applicable), the Respondent Group does not elect to purchase the Proponent Group's interest in such Property pursuant to the foregoing, then the Proponent Group shall have the right to unilaterally cause the sale of the Property (without the Approval of any other Partner being required) for a price not less favorable to the Partnership than the Appraised First Offer Price. The Proponent Group shall have one hundred twenty (120) days to close such sale (which period shall be extended to one hundred eighty (180) days if a binding, non-contingent, sale contract has been executed prior to expiration of such 120 day period).

     If an Appraisal Notice is timely given by the Respondent Group within ten
(10) Business Days after receiving a First Offer Notice, the Proponent Group shall, within five (5) Business Days after receiving such Appraisal Notice, appoint a second appraiser to establish the Appraised First Offer Price as set forth above. If the Proponent Group does not timely appoint the second appraiser, the value established by the first appraiser shall control. Within five (5) Business Days after the first appraiser receives notice of the identity of the second appraiser, the first and second appraisers shall appoint a third appraiser. Within ten (10) business days after the third appraiser is appointed, the appraisers shall issue to the Proponent Group and the Respondent Group their determination of the Appraised First Offer Price. In the case of a dispute among the three appraisers as to value, the value established by the third appraiser shall be the Appraised First Offer Price for the purpose of this
Section 5.11 (but the Appraised First Offer Price shall not exceed the highest, or be less than the lowest, value established by the other two appraisers). The cost of the appraisal shall be borne 50% by the Proponent Group and 50% by the Respondent Group.

     If an Appraisal Notice is not timely given by the Respondent Group within the ten (10) Business Day period prescribed above, then the Respondent Group shall have thirty (30) days (or sixty (60) days if the Highridge Partners are the Respondent Group and an All-Cash Election has been made by the Proponent Group) after receiving the First Offer Notice to elect, by giving notice to the Proponent Group, to purchase the Proponent Group's interest in the Property for the amount the Proponent Group would receive if the Property were sold for the Proponent Group's First Offer Price and the net proceeds (after repayment of Partnership and Investment Entity debt allocable to the Property and after deducting reasonable reserves for contingencies for such Property) were distributed and/or paid by the Partnership pursuant to Sections 4.1 and 4.2 ("Non-Appraisal Interest Purchase Price") to the Partners and, except


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

as provided in Section 5.11(c) below, the Respondent Group shall have sixty (60) days thereafter to close on the purchase of the Proponent Group's interest in the Property. If the Respondent Group fails to elect to purchase the interest of the Proponent Group within the 30- or 60-day period (as applicable) after receiving the First Offer Notice as specified above, the Proponent Group may unilaterally cause the sale of the Property for a price not less favorable to the Partnership than the Proponent Group's First Offer Price. In such event, the Proponent Group shall have one hundred twenty (120) days after the expiration of the specified 30- to 60-day period (as applicable) to close such sale of the Property (which period shall be extended to one hundred eighty (180) days if a binding, non-contingent, sale contract has been executed prior to the expiration of the foregoing 120-day period).

               (b) The Respondent Group or Proponent Group that elects to purchase the other Partner Group's interest in a Property following invocation of the first-offer procedure of this Section 5.11 shall have sixty (60) days after the election to close the purchase of such interest in such Property, PROVIDED, HOWEVER, that if: (x) the Mack-Cali Partners are the Proponent Group and state in the First Offer Notice, or (y) the Mack-Cali Partners are the Respondent Group and state in the Appraisal Notice, that they elect not to permit deferred payment terms for the Highridge Partners as purchaser (an "All-Cash Election"), then the Highridge Partners shall have sixty (60) days (instead of 30 days) after the purchase price is established for the Mack-Cali Partners' interest in such Property to elect to purchase and ninety (90) days thereafter to close such purchase. If the Highridge Partners are the purchaser of the Mack-Cali Partners' interest in a Property and the Mack-Cali Partners did not make an All-Cash Election, the terms of the purchase shall be as follows:
25% of the interest purchase price shall be paid in cash as the down payment at the closing, and the balance of the purchase price shall be payable one year after closing. If the Mack-Cali Partners are the purchaser of the Highridge Partners' interest in a Property, or if the Mack-Cali Partners made an All-Cash Election, the entire purchase price for such interest shall be paid at closing. At closing, (i) the Partnership shall distribute the Property to the purchasing Partner Group, (ii) the selling Partner Group shall be deemed to have received a distribution of the Proponent Group Interest Purchase Price or the Respondent Group Interest Purchase Price (as applicable, depending on whether the selling Partner Group is the Proponent Group or the Respondent Group) under this Agreement, and (iii) the purchasing Partner Group shall be deemed to have received a distribution of the Proponent Group First Offer Price or the Appraised First Offer Price (as applicable), less allocable the debt, and less the purchase price payable to the selling Partner Group. The purchasing Partner Group shall be obligated to pay any release price to the Partnership's or Investment Entity's lenders as necessary to permit the purchasing Partner Group to own the Property if the debt encumbering the Property is not assumable by the purchasing Partner Group, PROVIDED, HOWEVER, that if (A) the Highridge Partners purchase the Mack-Cali Partners' interests in a Property, and (B) the Mack-Cali Partners did not make an All-Cash Election, the Mack-Cali Partners shall lend or arrange to have lent (subject in each case to any obligation not to breach loan covenants on their debt and that of their Affiliates) to the Highridge Partners 75% of such release price for a one-year period on a non-recourse basis (subject to standard recourse carve-outs for environmental liability and wrongful acts) at a rate equal to the greater of 100 basis points over the Prime Rate or 300 basis points over LIBOR. If the purchasing Partner Group wrongfully fails to close timely the purchase of the selling Partner Group's interest in the Property, the selling

Partner Group shall have as its exclusive remedies for such failure the right to assume complete control over the disposition of that Property (without the Approval of any other Partner being required) and the right to purchase the breaching Partner Group's interest in that Property (and receive a distribution of that Property in respect thereof) for 80% of the amount that the breaching Partner Group would have received if the Property were sold for the Proponent Group First Offer Price or Appraised First Offer Price (as applicable), and the damage provisions of Section 9.2 shall not apply to such breach.

          The Proponent Group Interest Purchase Price, the Respondent Group Interest Purchase Price and the Non-Appraisal Interest Purchase Price shall be readjusted to account for the release of any reserves for contingencies previously reducing such amounts when such amounts become available for distribution to the Partners.

          (c) Notwithstanding anything in this Agreement to the contrary, by notice to Highridge GP given by the Mack-Cali Limited Partner at any time at least five (5) Business Days before a payment of purchase price to the Highridge Partners is required under this Section 5.11, the Mack-Cali Limited Partner may elect to satisfy all or any portion of its obligation to pay the purchase price payable to the Highridge Partners under this Section 5.11 by the delivery of shares of common stock in Mack-Cali Realty that may be sold immediately on a national securities exchange without further registration or restriction and that constitute marginable securities (such shares to be valued at the average closing price per share on a national securities exchange for the ten trading days preceding the date that is five (5) Business Days prior to the date on which the payment in shares is being made); PROVIDED, HOWEVER, that the Highridge Partners shall have the option, exercisable by Highridge GP giving notice to the Mack-Cali Limited Partner prior to the time such Mack-Cali Realty shares are issued to the Highridge Partners, to contribute all of their interests in the Partnership to Mack-Cali Realty, L.P. and to receive operating partnership units in Mack-Cali Realty, L.P. in lieu of receiving such shares in Mack-Cali Realty (such operating partnership units to be subject to the one-year holding period before conversion or redemption that is customarily applicable to such units that are issued to Persons contributing property in exchange therefor).


                                      ARTICLE 6

                           BOOKS, RECORDS AND BANK ACCOUNTS

     6.1 BOOKS AND RECORDS. At Partnership expense, the Managing General Partner shall cause to be kept (at the office of the Partnership referred to in Section 1.3.2) accurate, just and true books of account, in which shall be entered fully and accurately each and every transaction of the Partnership. The books and records of the Partnership shall separately identify, and account for, the Partnership's investment in, and the Profits, Losses, Gain or Loss or Disposition and distributions attributable to, each of the Investments, Properties and each Investment Entity. The books shall be kept in accordance with the Partnership's method of reporting for federal income tax purposes (which shall be the accrual method of accounting). Tax accounting elections, including methods of depreciation and deduction or capitalization of interest, taxes and insurance premiums during a construction period, if any, shall be made as the Mack-Cali Limited Partner shall reasonably Approve. The Partnership's financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

     6.2 BANK ACCOUNTS. The funds of the Partnership shall be deposited in the name of the Partnership, in such bank account or accounts as the Partners shall reasonably Approve and reasonably direct from time to time. Such funds shall be invested by the Managing General Partner, or by the Mack-Cali Limited Partner at its election made by giving notice to the Managing General Partner, in such high quality, short term instruments as shall be reasonably Approved by the Partners (which may or may not bear interest as the Partners shall reasonably Approve). Each of the Managing General Partner and any Co-General Partner, unless it has become a Terminated Partner or has committed a Removal Default, shall be individual signatories on all Partnership accounts, with the signature of any such Partner or its designee being sufficient to effect withdrawals.


                                      ARTICLE 7

                          TRANSFERS OF PARTNERSHIP INTERESTS

     7.1 RESTRICTIONS ON TRANSFER. (a) Except as hereinafter provided, no Partner shall be permitted to Transfer all or any part of its interest in the Partnership or permit any Transfer of ownership interests in such Partner or, in the case of the Highridge Partners, in the partners, members or shareholders of such Partners (or in Persons owning, directly or indirectly through tiered entities, an interest in such Partners). Any attempted or actual Transfer shall be null and void AB INITIO and of no force and effect. Notwithstanding any other provision of this Agreement, no interest in the Partnership or ownership interest in any Partner may be pledged or hypothecated other than to its Affiliates without the Approval of the Partners.

          (b) Notwithstanding the foregoing, a Partner may Transfer all or part of its interest in the Partnership, or allow the Transfer of ownership interests in such Partner or in direct or indirect the partners, members or shareholders thereof, as follows:

          7.1.1 To the Partnership or another Partner or a partner, member, shareholder or Affiliate of a Partner;

          7.1.2 If the proposed transferor is a natural Person, by succession or testamentary disposition upon his death;

          7.1.3 If the proposed transferor is a natural Person, to a trust for the benefit of any Family Member with respect to the proposed transferor, but only if the proposed transferor retains Control of the interest so transferred;

          7.1.4 Any other Transfer which is Approved by the Partners (excluding any Partner that is a Terminated Partner or who has committed a Removal Default); and

          7.1.5 Ownership interests in a Highridge Partner (or in the direct or indirect partners, members or shareholders of the Highridge Partners) may be Transferred (but not pledged or hypothecated to Persons other than Affiliates of the Highridge Partners) without restriction if, at all times after such Transfer of interests: (a) John S. Long, Eugene S. Rosenfeld, Steven A. Berlinger and/or their Family Members continue to own (directly or indirectly through tiered Entities) over 50% of the interests in capital and profits of each Highridge Partner, and (b) John S. Long, Eugene S. Rosenfeld and/or Steven A. Berlinger continue to have voting control (whether directly or through tiered Entities) of each Highridge Partner with respect to Major Decisions;

          7.1.6 The interests in the Partnership of the Mack-Cali Partners, and ownership interests in the Mack-Cali Partners, may be Transferred without restriction to a REIT (or other Entity) Controlled by the Mack-Cali Partners or their Affiliates or successors;

The following shall be conditions to any Transfer of any interest in the Partnership pursuant to this Article 7: (i) the transferee shall assume in writing each of the obligations of the transferor to the Partnership; (ii) such transferee shall agree in writing to be bound by each of the terms and conditions of this Agreement; (iii) the transferee shall deliver to the Partnership instruments of assumption and security reasonably Approved by the Partners other than the Partner Group making the Transfer, for the payment and performance of all obligations of or attendant to the interest so transferred and assumed; and (iv) the requirements of Sections 7.4 and 7.5 shall be satisfied.

     7.2 NO TAG-ALONG RIGHTS. There shall be no right of any Partner or its Affiliates to participate in any Transfer permitted by another Partner under this Agreement.

     7.3 BANKRUPTCY OR DISSOLUTION OF PARTNERS. The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any General Partner (whether or not the Managing General Partner) shall dissolve (and require the liquidation of) the Partnership, except as otherwise provided in
Section 8.4. The Bankruptcy or dissolution of a Limited Partner shall not dissolve the Partnership. Upon the occurrence of a Bankruptcy or the dissolution (without reconstitution within sixty (60) days thereafter) of any Partner, such Partner shall become a Terminated Partner under Section 7.9, and the trustee in Bankruptcy, receiver or other legal representative of the Bankrupt Partner or other legal representatives of the dissolved Partner, shall have all the rights of an assignee of the Partner, including the same right (subject to the same limitations) as the Bankrupt or dissolved Partner would have had under the provisions of Section 7.1 to assign its interest in the Partnership, subject to the substitution rules of Section 7.4 and the provisions of
Section 7.9.

     7.4  SUBSTITUTION OF PARTNER.   Subject to the restrictions and Approval
rights of the Partners as set forth in Section 7.1 and the provisions of Section 7.5, the assignee of any Transfer by a Partner (a "Partner Assignee") shall become a substitute Partner only if (i) the assignor Partner so provides in an instrument of assignment, (ii) the Partner Assignee agrees in writing to be bound by the provisions of this Agreement and of the Articles and any amendments hereto and thereto and executes and delivers a copy of this Agreement (appropriately modified to take account of the Transfer), and (iii) each Partner Approves such substitution, which Approval may be given or withheld in its reasonable discretion. If the foregoing conditions (and the other provisions of this Article 7) are satisfied, the Partner Assignee shall become a substitute Partner upon payment to the Partnership of all costs and expenses of reviewing the instrument of assignment, if appropriate, and, if required by law, an amendment to the Certificate to reflect such substitution. In such event, if and as required by law, the Managing General Partner shall prepare or cause to be prepared an amendment to the Certificate to be signed by the Managing General Partner and, to the extent required, by the Partner Assignee. The Managing General Partner shall attend to the due execution and filing of an amendment to the Certificate, if such amendment is required. Unless admitted to the Partnership as a Partner as provided in this Agreement, no Person shall be considered a Partner, and the Partnership, each Partner and any other Persons having business with the Partnership need deal only with the Partners so admitted and shall not be required to deal with any other Person by reason of an assignment or pledge by a Partner (or realization of a pledge) or by reason of the death of a Partner (the Partners hereby confirming that no pledge or hypothecation of interests in the Partnership or interests in the Partners shall be permitted to Persons who are not Affiliates of a Partner without the Approval of the Partners). In the absence of the substitution of a Partner for a deceased Partner as provided in Section 7.1(a) or this Section 7.4, any payment to the executors, administrators or personal representatives of such deceased Partner shall acquit the Partnership of all liability with respect to such payment to any other Persons who may be interested in such payment by reason of the death of such Partner. A Partner Assignee of an interest in the Partnership who is not admitted as a substitute Partner as provided in this Section 7.4 shall be entitled to receive the economic benefits of the interest purported to be Transferred, but shall not be considered a Partner for any purposes and shall have no Approval rights under this Agreement and none of the rights of a Partner under this Agreement or under the Act.

     7.5  ADDITIONAL TRANSFER RESTRICTIONS.

          7.5.1 Notwithstanding any provision of this Agreement to the contrary, and subject to the limitations in Sections 7.1 through 7.4, a Partner's ability to Transfer all or any portion of its Partnership interest, or ownership interests in such Partner, or, in the case of any Highridge Partner, to permit the Transfer of direct or indirect (through one or more intermediaries) ownership interests in such Partner relating specifically or generally to such Partner's interest in the Partnership, shall be subject to the following additional restrictions:

                    7.5.1.1 No Transfer of all or any portion of such interest shall be effective unless (i) such Transfer complies with the Transfer restrictions in all agreements to which the Partnership, any Investment Entity or such Partner is a party, and (ii) such interest is registered under the Securities Act and any applicable state securities laws, or an exemption from registration is available, and, for any direct Transfer of an interest in the Partnership, the Partnership shall have received an opinion of counsel, reasonably Approved by the Partners other than the Partner making the Transfer, to such effect (unless the requirement that the Partnership receive such legal opinion is waived by the Approval of the Partners other than the Partner making the Transfer);

                    7.5.1.2 No Partner shall be permitted to Transfer any portion of its Partnership interest or take any other action which would cause the Partnership to be (i) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or (ii) classified as a corporation (or as an association taxable as a corporation) within the meaning of Code Section 7701(a);

                    7.5.1.3 No Partner shall be permitted to Transfer all or any portion of its Partnership interest or to take any other action (including, in the case of any Partner which is a corporation, limited liability company or partnership or a partner, member or shareholder of a partnership or limited liability company which is a Partner, a Transfer of any interest in such partnership, limited liability or corporation or in the partners, members or shareholders thereof) which would result in a termination of the Partnership as a partnership within the meaning of Code Section 708(b)(1)(B) (a "Tax Termination") unless such Partner indemnifies the other Partners against any adverse tax consequences suffered by the Partnership as a result thereof;

                    7.5.1.4 Unless arrangements concerning withholding are reasonably Approved by the Partners other than the Partner making the Transfer (if such withholding is required of the Partnership), no Partner shall be permitted to Transfer all or any portion of its interest in the Partnership to any Person, unless such Person is a United States Person as defined in Code
Section 7701(a)(30) and is not subject to withholding of any federal tax; and

                    7.5.1.5 No Partner shall be permitted to Transfer all or any portion of its Partnership interest if such Transfer will (i) cause the assets of the Partnership or any Investment Entity to be deemed to be "plan assets" under ERISA or its accompanying regulations or the Code or (ii) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Partnership or any Investment Entity.

          7.5.2 Any purported transfer or any other action taken in violation of this Section 7.5 shall be void AB INITIO.

     7.6  TRANSFER INDEMNIFICATION AND CONTRIBUTION PROVISIONS.

          Each Partner shall indemnify, defend and hold the Partnership and each other Partner, and the shareholders, partners, employees, agents, members and Affiliates thereof, harmless from any Liabilities in any way arising from the failure of a Transfer of any interest in the Partnership (including any Transfer of an interest in any partners, members or shareholders of the indemnifying Partner, or in the direct or indirect partners, members or shareholders therein, and regardless of whether occurring before or after the date of this Agreement) to comply with all applicable federal and state securities laws, including all registration or qualification requirements and anti-fraud requirements, or arising from the impact of such Transfer upon compliance of the Partnership and its Partners with those securities laws in connection with any previous Transfer of an interest in the Partnership. Should the preceding indemnity be unenforceable to any extent, then, to such extent the Partner otherwise required to so indemnify the Partnership and the other Partners shall be obligated to contribute to any loss, liability, cost or expense resulting from the actions, omissions or events set forth in the above indemnification to the extent of its responsibility therefor, as determined by the trier of fact.

     7.7 BASIS FOR RESTRICTIONS AND REMEDIES. The Partners acknowledge that the relationship of each Partner to the other Partners is a personal relationship and that the restrictions on the power of each Partner to withdraw or Transfer its interest in the Partnership or permit the Transfer of ownership interests in such Partner (and in indirect and direct owners of the Highridge Partners), and the remedies of this Agreement, including Section 7.9 (and the purchase and redemption rights contained therein), (i) are necessary to preserve such personal relationship and safeguard the investment of the other Partners in the Partnership, (ii) were a material inducement to the other Partners entering into this Agreement, and (iii) shall be enforceable notwithstanding the Bankruptcy of any Partner or its Affiliates, or any applicable prohibition against restraints on alienation.

     7.8  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          Each Partner hereby represents and warrants to each of the other Partners as follows:

          7.8.1 Such Partner, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

          7.8.2 This Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner, enforceable in accordance with its terms against such Partner, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing;

          7.8.3 The execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Partner or any of its Affiliates is a party or by which any of them are bound or to which any of their properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;

          7.8.4 Neither such Partner nor any of its Affiliates is in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which any of its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject; but only, in each case, if such default or violation would materially and adversely affect such Partner's ability to carry out its obligations under this Agreement;

          7.8.5 There is no litigation, investigation or other proceeding pending or, to the knowledge of such Partner, threatened against such Partner or any of its Affiliates which, if adversely determined, would materially and adversely affect such Partner's ability to carry out its obligations under this Agreement, and, to the knowledge of such Partner and its Affiliates, (i) there is no lawsuit pending against such Partner or its Affiliates alleging fraud against them and (ii) there is no criminal investigation or indictment pending against such Partner or its Affiliates;

          7.8.6 To the knowledge of such Partner and such Partner's Affiliates, no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Partner is required for the execution and delivery of this Agreement by such Partner and the performance of its obligations and duties hereunder;

          7.8.7 Such Partner is acquiring its interest in the Partnership for investment purposes and without a view toward its resale or distribution;

          7.8.8 Such Partner is sophisticated in real estate transactions, has been granted access to such financial and other material information concerning the Partnership, its purchase of the initial Investments and Properties, the Initial Development Plan and all Due Diligence Materials with respect to the foregoing as it has requested or may require in connection with its investment in the Partnership, is able, either directly or through its agents and representatives, to evaluate such information and any Due Diligence Materials provided or made available to it from time to time hereunder, and is able to bear the financial risk of loss presented by an investment in the Partnership (which includes the risk of loss of such Partner's entire investment), particularly in light of the risks that would be disclosed by a detailed analysis of the Initial Development Plan and any Due Diligence Materials with respect to the initial Investments or Properties (its access to which, to the full extent such Partner has requested, hereby is confirmed by such Partner) and the fact that the initial Investments are subject to unpredictable real estate values, and the other risks of owning equity or debt investments concerning real estate;


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

          7.8.9 Such Partner has consulted with independent counsel of its choice and recognizes that, although Battle Fowler LLP ("BFLLP") serves as special counsel to Affiliates of both Partner Groups on unrelated matters, BFLLP has not represented the Highridge Partners or their Affiliates in connection with the Partnership, is acting as the attorney for only the Mack-Cali Partners in connection with the preparation and execution of this Agreement and the formation of the Partnership and Investment Entities, and has not provided tax or other legal advice to the Highridge Partners or their Affiliates in connection therewith (the Highridge Partners and their Affiliates are relying on Mark Abramson, Esq. as their counsel in connection therewith). Each Partner hereby waives all potential conflicts of interest resulting from BFLLP's representation of Mack-Cali Partners hereunder, of the Highridge Partners (or their Affiliates) and the Mack-Cali Partners (or their Affiliates) in unrelated transactions, and resulting from BFLLP's or Mark Abramson's representation of the Partnership or any Investment Entity in the future on matters for which BFLLP or Mark Abramson is retained as counsel by the Partnership or such Investment Entity, PROVIDED, HOWEVER, that BFLLP shall not represent the Partnership, any Partner, or any Partner's Affiliates in any adversarial controversy among the Partnership, and/or any Partner or any Partner's Affiliates (and no conflict waiver has been issued with respect to such representation by BFLLP or by any Partner or its Affiliates in any such controversy);

          7.8.10 Such Partner is aware that transfers of interests in the Partnership and within such Partner are subject to the restrictions set forth in Article 7 hereof and that an investment in the Partnership is a long-term investment, without liquidity;

          7.8.11 Such Partner is not relying upon any of the other Partners, nor any of their Affiliates as such Partner's agent to assess the merits or risks of this investment, and such Partner understands that no projection of performance shall be actionable if not achieved except in the circumstances specifically set forth in this Agreement;

          7.8.12 None of the other Partners is acting as the representative or agent or in any other capacity, fiduciary or otherwise, on behalf of such Partner in connection with the Partnership, any Investment Entity, the Investments or the other matters referred to in this Agreement;

          7.8.13 None of the other Partners nor any of the other Partner's agents or representatives has made any binding representations, warranties, projections or assurances to such Partner with respect to the Partnership, the Investments, the performance of the Partnership and the Investments, the safety or the risks involved and/or the tax or economic consequences thereof;

          7.8.14 Such Partner is aware that the other Partner and/or the other Partner's Affiliates now and in the future will be, and in the past have been, engaged in businesses which are competitive with that of the Partnership and/or the Investments, and that, no Partner or its Affiliates is required to bring any Investments opportunities to the attention of the Partnership or any Partner (or their Affiliates) for investment.


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

          7.8.15 Such Partner is aware that compensation and reimbursements may be payable to Affiliates of the Partners by the Partnership, as addressed in this Agreement, including pursuant to the Approved Budget attached as Exhibit C;

          7.8.16 Such Partner understands that the federal, state and local tax liability of such Partner with respect to the taxable income and gain allocated to such Partner hereunder for any year may exceed the cash distributions from the Partnership to such Partner and, if Tax Payment Loans are unavailable for any reason, such Partner may have to look to sources other than distributions from the Partnership to pay such tax;

          7.8.17 Such Partner understands that it may lose its Approval rights (and be subject to having such Partner's interest purchased by the Partnership in certain circumstances) under Section 7.9 and the other provisions of this Agreement if the Partner becomes a Terminated Partner or has committed a Removal Default or Performance Default, and that it has waived its rights to a trial by jury in any dispute concerning this Agreement or the Partnership under
Section 9.4;

          7.8.18 Except as specifically provided in this Section 7.8, such Partner is not relying upon any representation or warranty of any other Partner, the Partnership, any Investment Entity or any of their respective Affiliates, express or implied, oral or written, other than those contained in this Agreement;

          7.8.19 No Partner is required to cause the Controlling Persons of such Partner to devote any specific portion of their time to Partnership business other than as necessary to fulfill such Partner's obligations under this Agreement, and such Controlling Persons are expected to spend substantial amounts of their time on activities that are unrelated to the Partnership;

          7.8.20 Such Partner understands that the Partnership and its Partners are relying on the accuracy of the representations set forth in this
Section 7.8 (or contained elsewhere in this Agreement) in entering into this Agreement without requiring that the interests in the Partnership be registered under federal or state securities laws; and

          7.8.21 Each Partner Group represents that the ownership interests in such Partner Group (and, in the case of the Highridge Partners, in the direct and indirect owners thereof through all tiered Entities) is as set forth on Exhibit E, and each of the Highridge Partners represents that the partnership agreement or operating agreement pursuant to which each of the Highridge Partners (and each of the direct and indirect, through one or more intermediaries, partners or members thereof) is operated will at all times during the term of this Agreement contain Transfer restrictions that prohibit a violation of the Transfer restrictions contained in this Agreement.

     7.9 TERMINATED PARTNER; REMOVAL DEFAULTS; PERFORMANCE DEFAULTS; PURCHASE RIGHTS; CONTROL CHANGE NOTICES.

          7.9.1 When a Partner becomes a Terminated Partner or is a Partner in a Partner Group in which any Partner has committed a Removal Default, such Partner shall


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

automatically cease to have any Approval or voting rights under this Agreement with respect to the Partnership and the Investment entities (and each Property and Investment), except as provided in Section 5.1.6.1. When a Partner becomes a Terminated Partner, (i) such Partner shall cease to be a General Partner as provided in Section 7.9.5, (ii) upon the election of the Partner Group who is not the Terminated Partner (the "Electing Partner"), given by notice from the Electing Partner to the Terminated Partner (a "Purchase Notice") at any time after a Partner becomes a Terminated Partner, the Terminated Partner shall sell the Terminated Partner's entire interest in the Partnership to the Partnership (or to the Electing Partner Group or its designee as set forth in Section 7.9.4), at a price (the "Buy-Out Price") to be determined as hereinafter provided. The Electing Partner shall notify the Terminated Partner in writing of its election (exercisable at any time after a Partner becomes a Terminated Partner) under this clause (ii); and (iii) the other provisions applicable by reason of becoming a Terminated Partner (including Sections 7.9.5 and 8.1.1) shall apply.

     If a Purchase Notice has been given under clause (ii) above, the Electing Partner and the Terminated Partner shall attempt to agree upon the Buy-Out Price of the Terminated Partner's entire interest in the Partnership. If such agreement is not reached within thirty (30) days after the notice of election is given, the Terminated Partner, on the one hand, and the Electing Partner, on the other hand, shall each, within ten (10) additional days, appoint an M.A.I. accredited appraiser by notice to the other. The two appraisers so appointed shall, within five (5) additional days, appoint a third M.A.I. accredited appraiser and the three appraisers shall meet to determine the gross proceeds which would have been received by the Partnership if the Partnership and each Investment Entity sold, on the Termination Date, all of their assets (other than interests in each other) for cash at their then fair market value, less all costs and expenses of sale, including closing costs, real estate brokerage commissions and fees, title insurance premiums and escrow fees, appropriate reserves and legal and other expenses incident to such sale (the "Appraised Value"). The Appraised Value shall equal the amount determined by the three appraisers, or if there is a dispute among the three appraisers as to value, the value established by the third appraiser shall be the Appraised Value (but the Appraised Value shall not exceed the highest, or be less than the lowest, value established by the other two appraisers). The cost of such appraisal shall be borne 50% by the Electing Partner and 50% by the Terminated Partner. The Buy-Out Price shall equal (i) the amount the Terminated Partner would receive under Sections 4.1 and 4.2 if all of the assets of the Partnership and each Investment Entity (other than interests in each other) were sold to a third party for the Appraised Value and the Partnership were liquidated, after paying creditors and withholding therefrom any amounts payable by the Terminated Partner under Sections 4.3.2, 5.5.3 and 9.2 and the other provisions of this Agreement, minus (ii) in the case of a Major Default, 10% of the Buy-Out Price (determined before adjustment thereof under this clause (ii)). If the Partnership redeems the Terminated Partner, there shall be no discount in the Buy-Out Price for any encumbrances to which such redeemed interest is subject, but the Partnership shall apply the proceeds of such redemption to satisfy such encumbrances instead of making distributions thereof to the Terminated Partner to the extent required by law (such distributions being deemed for all purposes to have been made to the Terminated Partner by the Partnership and then paid by the Terminated Partner to satisfy such encumbrances). If the interest of the Terminated Partner is purchased by the Electing Partner (or its designee), and not by the Partnership, pursuant to Section 7.9.4, the Buy-Out Price for the Terminated


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Partner's interest as determined above shall be reduced to the extent the
Electing Partner or its designee acquires the Terminated Partner's interest subject to (or assumes) the encumbrances on such interest at the closing.
Within ten (10) days following the determination of the Buy-Out Price, the Electing Partner may elect, in its sole and absolute discretion, by notice to the Terminated Partner, to rescind any notice pursuant to this Section 7.9.1, in which event the right to elect to cause the Terminated Partner to sell its interest to the Partnership or to the other Partner (or its designee) pursuant to this Section 7.9.1 as a result of the event(s) which led to the Purchase Notice (but not any future event which would authorize any such notice) shall no longer be of any force or effect.

          7.9.2 The purchase and sale of the Terminated Partner's interest in the Partnership pursuant to this Section 7.9 shall be consummated on or before the thirtieth (30th) day following the date upon which the Buy-Out Price was determined (whether by agreement of the Terminated Partner and the Electing Partner or by appraisal), at the offices of the Partnership, or at such other time and place as may be agreed upon by the Terminated Partner and the Electing Partner. At the closing of such purchase and sale (the "Closing Date"), the Terminated Partner shall execute and deliver to the Partnership (or the Electing Partner or its designee, as appropriate) such instruments of assignment, conveyance and transfer as the Electing Partner may reasonably deem necessary or appropriate to consummate the purchase and sale, and the purchaser shall pay cash to the Terminated Partner in the amount of the Buy-Out Price (adjusted for encumbrances to the extent provided in Section 7.9.1).

          7.9.3 Following the Closing Date, (a) the Partnership shall indemnify and hold the Terminated Partner harmless from and against all liabilities of the Partnership arising from acts taken or omitted to be taken by the Partnership after the date of the closing of the sale of the Terminated Partner's interest to the Partnership (or to the Electing Partner or its designee, as appropriate), and (b) the indemnity and liability provisions of Sections 3.5.4 and 5.5 shall continue to apply with respect to the Terminated Partner and its Affiliates.

          7.9.4 The Partnership shall fund the purchase of the Terminated Partner's interest pursuant to this Section 7.9 by borrowings or, if the remaining Partner so Approves, by additional Capital Contributions from the Electing Partner, such borrowings or Capital Contributions to occur when needed to make the required payment of the Buy-Out Price. If the Electing Partner so Approves, the interest of the Terminated Partner shall be purchased by the Electing Partner (or its designee, which designee shall be admitted as a Partner hereunder simultaneously with the closing of such purchase of the Terminated Partner's interest in order to avoid a termination of the Partnership, if the remaining Partner so elects by giving notice thereof to the Terminated Partner prior to such closing).

          7.9.5 (a) The Mack-Cali Limited Partner shall have the right to appoint a Co-General Partner by notice to the Highridge Partners at any time after it has issued (or simultaneously with its issuance of) a Control Change Notice to the Highridge Partners under this Section 7.9.5, and such Co-General Partner shall automatically be admitted as a general partner of the Partnership under the Act, and become a General Partner of the Partnership under this Agreement, upon the Co-General Partner and each other Mack-Cali Partner executing and delivering to all of the Partners an amendment to this Agreement pursuant to which the Co-General Partner agrees to be bound by the terms of this Agreement (such


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

amendment need not be executed or Approved by any Highridge Partner in order to be valid). The interest in the Partnership granted to any Co-General Partner shall be as specified by notice to the Highridge Partners from the Mack-Cali Limited Partner and shall reduce the interest in the Partnership of the Mack-Cali Limited Partner accordingly. Any Co-General Partner shall be an Affiliate of the Mack-Cali Limited Partner.

          At any time after the Managing General Partner has been deemed to be a Terminated Partner or to have committed a Removal Default under Section 5.9, the Mack-Cali Limited Partner may elect, effective immediately upon the Mack-Cali Limited Partner giving notice to the Highridge Partners, that the Co-General Partner shall become the Managing General Partner and shall assume the Managing General Partner's authority and responsibility in connection with the operation of the Partnership (but the Managing General Partner shall retain Approval rights to the extent set forth in Section 5.1.6.1). Such assumption shall be effective, the Managing General Partner shall cease to be the Managing General Partner and shall have its entire interest reconstituted from a General Partner's interest to that of a Limited Partner having equivalent distribution and tax allocation rights to that previously held by it as a General Partner, the Co-General Partner shall become the Managing General Partner, and the Partnership shall be reconstituted and continued and shall not dissolve, upon the later to occur of (i) five (5) Business Days after the receipt by the Managing General Partner of such notice from the Mack-Cali Limited Partner that it has elected such assumption by the Co-General Partner pursuant to this
Section 7.9.5 (together with any notice described in Section 7.9.5(b), a "Control Change Notice"), or (ii) if the Managing General Partner in good faith denies the assertion that it is a Terminated Partner or that it has committed a Removal Default by giving notice of such denial to the Mack-Cali Limited Partner within five (5) Business Days after receipt by the Managing General Partner of a Control Change Notice, the Determination Date for purposes of this Section 7.9.5, as determined pursuant to the procedure described in Section 5.9. Notwithstanding anything to the contrary contained in this Agreement, the Co-General Partner shall have the right to cause the Partnership to borrow money at any time pursuant to any loan agreement (and/or other documents entered into by the Managing General Partner and/or its Affiliates in connection with such agreement) that has been Approved by the Managing General Partner prior to the Managing General Partner becoming a Terminated Partner or being deemed to have committed a Removal Default under this Agreement, even if under such agreement (and/or such other documents), the Managing General Partner and/or its Affiliates would have personal liability with respect to the repayment of such borrowings (but the indemnity provisions of Article 5 shall continue to apply with respect to the Highridge Partners and any such borrowing).

                    (b) If the Managing General Partner is deemed to have committed a Performance Default with respect to a Property or Investment under
Section 5.9, and the Mack-Cali Limited Partner has appointed a Co-General Partner as provided in this Section 7.9.5, such Co-General Partner shall be entitled to assume complete control over the construction, stabilization, operation and disposition of such Property or Investment. If the Mack-Cali Limited Partner has not appointed a Co-General Partner, the Mack-Cali Limited Partner shall nonetheless have the rights set forth in Section 5.10(ii) with respect to such Property or Investment. The Mack-Cali Limited Partner may give notice to the Managing General Partner at any time after it in good faith believes that the Managing General Partner


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

has committed a Performance Default stating that it believes that such Performance Default has occurred (such notice shall constitute a "Control Change Notice" for purposes of this Agreement). The change in control described in this Section 7.9.5(b) (and the rights of the Mack-Cali Limited Partner under Section 5.10(ii) to control certain actions and decisions) shall be effective upon the later to occur of (i) five (5) Business Days after the receipt by the Managing General Partner of the Control Change Notice with respect to such Performance Default, or (ii) if the Managing General Partner in good faith denies the assertion that it has committed a Performance Default by giving notice of such denial to the Mack-Cali Limited Partner within five (5) Business Days after receipt by it of a Control Change Notice, the Determination Date for purposes of this Section 7.9.5, as determined pursuant to the procedure described in Section 5.9.

          7.9.6     The Partners have agreed to the remedies contained in this
Section 7.9 for the reasons set forth in Section 7.7.


                                      ARTICLE 8

                          TERM, DISSOLUTION AND TERMINATION

     8.1 EVENTS OF DISSOLUTION. The Partnership shall continue until DECEMBER 31, 2005, or such later date as is Approved by the Partners; PROVIDED, HOWEVER, that dissolution and liquidation shall occur prior to that date upon the occurrence of any one of the following events:

          8.1.1 An election to dissolve the Partnership being made in writing by the Approval of the Partners other than any Terminated Partner or Partner who has committed a Removal Default;

          8.1.2 The sale for cash, exchange or other disposition of all or substantially all of the assets of the Partnership and each Investment Entity;

          8.1.3 The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any General Partner, unless the Partnership is reconstituted and continued as provided in Section 8.4; or

          8.1.4 Any other event resulting in the dissolution or liquidation of the Partnership that is expressly described in this Agreement.

     8.2 LIMITATION ON DISSOLUTION. Until the dissolution of the Partnership otherwise occurs, no Partner shall voluntarily retire, resign or withdraw from the Partnership, take any step voluntarily to dissolve itself or voluntarily cause a dissolution of the Partnership, except as provided in this Agreement (including Section 8.1).

     8.3  LIQUIDATION AND WINDING UP.



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

          8.3.1 If the Partnership is dissolved for any reason and is not reconstituted pursuant to Section 8.4.1, each of the Mack-Cali Limited Partner and the Managing General Partner, unless such Partner is a Terminated Partner or has committed a Removal Default (collectively, the "Liquidator") shall commence to wind up the affairs of the Partnership, to liquidate and sell the Properties and to liquidate the Investment Entities in an orderly manner as reasonably Approved by the Partners (subject to Section 5.10(i)) as soon as is practicable thereafter. A third-party liquidator may be appointed if Approved by the Partners. Any Liquidator other than the Partners shall have sufficient business expertise and competence to conduct the winding up and termination of the business of the Partnership. No Liquidator who is a Partner shall be paid any compensation or fee for conducting the liquidation of the Partnership or any Investment Entity. Notwithstanding anything to the contrary contained in this Agreement, if one Partner Group has the unilateral right (without the Approval of the other Partner Group) to cause the sale or other disposition of a Property or Investment under any provision of this Agreement, such Partner Group shall be the Liquidator with respect to such Property or Investment and may sell or otherwise dispose of such Property or Investment on such terms as shall be Approved by such Partner Group (whether during the term of the Partnership or in liquidation), subject, however, to the restrictions on transfers of such Property or Investment to Affiliates of such Partner Group that are contained in this Agreement (including Section 5.11).

          8.3.2 The Liquidator shall proceed with such liquidation in as expeditious a manner as is reasonably practicable. The holders of interests in the Partnership shall continue to share income and losses during the period of liquidation in accordance with Article 4.

          8.3.3 If a Partner or an Affiliate of a Partner desires to purchase any of the Partnership's remaining assets, the price, terms and conditions of such purchase shall be subject to the Approval of the Partners and the restrictions described in this Agreement (including Section 5.11) on transactions with Affiliates.

          8.3.4 Except as expressly provided in this Article 8, any Liquidator which is not a Partner shall have and may exercise all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during the Liquidation Period.

          8.3.5 If (i) the Partnership is dissolved for any reason and is not reconstituted and continued pursuant to Section 8.4.1, (ii) all General Partners have become Bankrupt or been dissolved, and (iii) within ninety (90) days following the date of dissolution a Liquidator or successor Liquidator has not been appointed by the remaining Partners pursuant to Section 8.3.1, any interested party shall have the right to seek judicial supervision of the winding up of the Partnership pursuant to the Act.

          8.3.6 After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator shall establish, for a period not to exceed twelve (12) months after the date the liquidation is complete, such cash


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

reserves as are reasonably necessary for any foreseeable, contingent or unforeseen liabilities or obligations of the Partnership, the Investment Entities or the Partners or their Affiliates with respect to the Partnership obligations.

          8.3.7 After the liquidation of the Partnership or the acquisition of an Investment or Property from the Partnership by a Partner Group, the Partners and/or their Affiliates may employ Persons who previously were employed by the Partnership or an Investment Entity, PROVIDED, HOWEVER, that neither the Mack-Cali Partners nor the Highridge Partners may engage the services of any Partnership or Investment Entity employee (other than any on-site employee of a Property in which all of the interests of the Partners have been acquired by one Partner Group if such employee has no responsibilities with respect to any other Property owned by the Partnership or an Investment Entity, E.G., a day porter) except upon six months' prior notice to the other (whether within the first twelve (12) months after the liquidation of the Partnership or otherwise), and no employee of the Partnership shall render services simultaneously to the Partnership or an Investment Entity and to any Partner or its Affiliates without the Approval of both the Mack-Cali Partners and the Highridge Partners.

          8.3.8 This Section 8.3.8 shall apply if Partnership assets or Investment Entity assets are sold for consideration that includes notes payable to the Partnership (or payable to an Investment Entity) or interests in a REIT, and the provisions of this Section 8.3.8 shall apply notwithstanding any other provision of this Agreement.

          (a) To the extent such consideration includes notes payable, such notes payable shall, upon receipt by the Partnership or any Investment Entity, be distributed in-kind to the Partners. The Gross Asset Value of such notes at the time of such distribution shall be the principal amount payable under such notes if held to maturity. Each Partner shall have an undivided interest in such notes equal to the percentage obtained by multiplying the Gross Asset Value of such notes by a fraction whose numerator equals the amount such Partner would receive under Sections 4.1 and 4.2 if cash equal to such Gross Asset Value were paid to the Partner pursuant to such Sections as loan repayments or distributions instead of such notes, and whose denominator equals such Gross Asset Value. The Partner shall own such notes pursuant to a tenancy-in-common agreement to be reasonably Approved by the Partners at the time of such disposition (such tenancy-in-common agreement shall be prepared at Partnership expense).

          (b) To the extent such consideration consists of interests in a REIT, such interests shall, upon receipt by the Partnership or any Investment Entity, be distributed in-kind to the Partners except as otherwise set forth below in
Section 8.3.8(c). The Gross Asset Value of such interests at the time of such distribution ("REIT Share Value") shall be:

                    (i) in the case of publicly traded stock, the share price at the time of such receipt by the Partnership multiplied by the number of shares of stock received by the Partnership;

                    (ii) in the case of interests that are convertible into publicly traded stock, the share price (at the time of the receipt by the



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

     Partnership of such interests) of such publicly traded stock multiplied by the number of shares of such stock into which such interests are convertible;

                    (iii) in the case of interests that are neither publicly traded nor convertible into publicly traded stock, the value of the property of the Partnership or Investment Entity disposed of to the REIT as set forth in the documents pursuant to which such disposition was made to the REIT (or if no such value is set forth in such documents, the fair market value of such property determined under Section 5.10(iii), such determination to be made without regard to any restrictions to which such interests are subject or any minority or liquidity discount with respect thereto).

Each Partner shall receive a distribution of such portion of the interests in the REIT equal to the percentage obtained by multiplying the aggregate REIT Share Value of all interests in the REIT that are received by the Partnership or Investment Entity by a fraction (A) whose numerator equals the amount such Partner would receive under Sections 4.1 and 4.2 if cash equal to such aggregate REIT Share Value were paid to the Partners pursuant to such Sections as loan repayments or distributions instead of such interests in the REIT, and (B) whose denominator equals such aggregate REIT Share Value.

          (c) Notwithstanding the provisions of Section 8.3.8(b), distributions of interests in a REIT shall not be required (unless otherwise Approved by the General Partners) for so long as such distribution is prohibited by the documents pursuant to which such interests were received (the Partners conducting the transaction with the REIT shall make reasonable, good faith attempts to avoid such a prohibition). If the interests in the REIT are not distributed to the Partners at the time of their receipt by reason of the operation of this Section 8.3.8(c), (I) such interests shall nevertheless be deemed to have been distributed to the Partners, for all purposes of this Agreement, at the time of their receipt by the Partnership or Investment Entity in proportion to the percentage thereof that each Partner would receive if such interests were distributed at the time receipt under Section 8.3.8(b), and (II) upon the ultimate distribution of such interests in the REIT or the proceeds from the sale or other disposition thereof by the Partnership, each Partner shall receive the percentage thereof determined pursuant to clause (I) of this
Section 8.3.8(c) (regardless of the value of such interests at the time of such ultimate distribution or the amount of the proceeds from the sale or other disposition thereof).

          (d) The Partners conducting the transaction with the REIT shall use reasonable good faith efforts to structure any disposition of Partnership or Investment Entity assets for notes or interests in a REIT in a manner that will facilitate compliance with this Section 8.3.8.


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

     8.4  RECONSTITUTION AFTER BANKRUPTCY OR DISSOLUTION OF A GENERAL PARTNER.

          8.4.1 Upon the Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any of the General Partners, the Partnership shall be dissolved and liquidated unless within ninety (90) days subsequent to such event the remaining Partners (other than Partners in the same Partner Group as the Bankrupt General Partner) so elect, by giving notice to all Partners, to reconstitute the Partnership and to continue the business of the Partnership. If such election is made, then (i) the Partnership shall not be dissolved and liquidated; (ii) the Partnership and the business of the Partnership may be reconstituted and continued, under and pursuant to the provisions of this Agreement; (iii) the Terminated Partner's interest in the Partnership may be purchased as set forth in Section 7.9, and upon such Bankruptcy or dissolution, the other rights against a Terminated Partner under
Section 7.9 shall also apply to the extent applicable; and (iv) the Certificate shall be amended to reflect such continuation.

     8.5  DISTRIBUTION UPON DISSOLUTION AND CAPITAL ACCOUNT ADJUSTMENTS.   Upon
dissolution of the Partnership without reconstitution as permitted by this
Article 8, the Partnership's assets shall be sold or otherwise disposed of to third parties as directed by the Liquidator (subject to Sections 5.10, 5.11 and 8.3.8), and, after paying or providing for liabilities owing to creditors and the establishment of such reserves as are reasonably necessary for foreseeable, contingent or unforeseen liabilities or obligations of the Partnership, the Investment Entities, or the Partners or their Affiliates with respect to Partnership or Investment Entity obligations for a period of up to twelve (12) months after the liquidation has been completed, the remaining liquidation proceeds (and the reserves, after the expiration of a reasonable period of time of up to twelve (12) months after the liquidation has been completed) shall be distributed pursuant to Section 4.2 (subject to Section 8.3.8).

     8.6 COMPLIANCE WITH TIMING REQUIREMENTS OF TREASURY REGULATIONS. Notwithstanding anything in this Article 8 to the contrary, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Partners within the time required by Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent practicable. A liquidation occurring as a result of a Tax Termination shall be treated as provided in Regulations Section 1.708-1(b)(1)(iv), or otherwise as required by successor Regulations, if any.


                                      ARTICLE 9

                                    MISCELLANEOUS

     9.1 OTHER INTERESTS. No Partner and no Affiliate of a Partner shall have any right, by virtue of this Agreement or otherwise, to share or participate in or to Approve any other investments or activities of any other Partner or the income or proceeds derived therefrom. No Partner and no Affiliate of any Partner shall be obligated to offer or to bring to the attention of the Partnership, any other Partner or its Affiliates, any property or other business investment or opportunity, whether or not within the scope of the Partnership's purposes, and any Partner and any Affiliate of any Partner may at any time during the term of the Partnership own, invest in, develop or manage, directly or indirectly, any property or other business investment or opportunity, whether or not competitive with the Partnership, any Investment Entity, the Properties, the Investments or the Partnership's or any Investment Entity's other assets, and whether or not within the scope of the Partnership purposes. Each of the Partners acknowledges and agrees that each Partner and its Affiliates have engaged or invested in, are now engaged and investing in and will in the future be offered, consider, engage and/or invest in other business or real property ventures of every kind and nature, including the ownership, acquisition, financing, leasing, operating, management, syndication, brokerage and development of real property and other investments and opportunities to make or purchase loans which are competitive with the Properties and/or the Investments and the business of the Partnership and the Investment Entities, and none of the Partners or their Affiliates shall have any obligation or responsibility to disclose, account for or offer any of such real properties, investments or opportunities to the Partnership or any Partner or their Affiliates, and the Partnership, the Partners and their Affiliates shall have no rights or interests therein.

     9.2 DAMAGES; CERTAIN CURE RIGHTS; OFFSET. Each Partner shall be liable to the Partnership and the other Partners for any actual (but not consequential or incidental) damages arising from any breach of this Agreement. Except as provided in Sections 2.1.2, 2.2.2.1, 3.5.4, 3.11, 4.3.2, 5.5.1, 5.5.3 or 7.6,
the liability of any Partner shall be limited to such Partner's interest in the Partnership. Upon any alleged breach or default of this Agreement by any Partner, it shall be a condition to any action against such Partner that such Partner shall have received notice of such alleged breach or default (which may be any notice otherwise required by this Agreement) and that such Partner shall have failed to completely (at its expense, without right of reimbursement from the Partnership or the other Partners) cure or commence to completely cure such alleged breach or default within thirty (30) days following such notice and failed, at all times thereafter, to use diligent efforts to pursue such cure to completion, but in no event beyond ninety (90) days. Notwithstanding anything in this Agreement to the contrary, (a) there shall be no cure period for a Major Default, and (b) the only cure period for failure timely to make a Capital Contribution under Article 2 is set forth in Sections 2.2.1 and 2.2.2. Notwithstanding anything in this Agreement to the contrary, all amounts payable to a Partner under this Agreement or to a Partner or an Affiliate of a Partner under any agreement with the Partnership or an Investment Entity shall be subject to offset for amounts owed to the Partnership or the other Partners and their Affiliates by such Partner or its Affiliates under this Agreement or such agreement with such Affiliate and shall be withheld and either retained by the Partnership or reallocated to the other Partners in a reasonable manner, as the case may be. If a Partner breaches this Agreement and fails to cure such breach within the time required by this Section 9.2, the Partners of the other Partner Group may take such actions (or cause the Partnership or any Investment Entity to take such actions) as are reasonably necessary to cure such breach at the breaching Partner's expense. If the Partners have established a course of conduct of granting Approvals orally as provided in Section 1.12, no Partner will be liable for any breach of this Agreement (regardless of whether such breach is capable of being cured) if such Partner reasonably and in good faith believed that such action was consented to orally by the other Partner Group; PROVIDED, HOWEVER, that the foregoing shall not apply with respect to the Approvals described in the last sentence of Section 1.12. Notwithstanding anything in this Agreement to the contrary, (i) no Highridge Partner shall be liable for any mistakes made by it in implementing the Development Plan for any Property that are made in good faith and do not constitute gross negligence, actual fraud or intentional misappropriation of funds and (ii) for purposes of applying Section 5.5 and this Section 9.2, a Highridge Partner shall not be liable for (or be ineligible to receive indemnification under Section 5.5 by reason of) the acts of any Affiliate of the Highridge Partners or of any employee of any Highridge Partner or their Affiliates, or be liable for (or be ineligible to receive indemnification under Section 5.5 by reason of) the acts of any Affiliate of any Highridge Partner, except to the extent that the act of such employee or Affiliate in question (A) occurred as a result of the failure of a Highridge Partner to conduct the employee and Affiliate supervision procedures to the extent required under Exhibit J or (B) occurred with the prior actual and specific knowledge of John S. Long, Eugene S. Rosenfeld or Steven A. Berlinger.

     9.3 NO AGENCY. Except as provided herein, nothing herein contained shall be construed to constitute any Partner hereof the agent of any other Partner hereof or to limit in any manner the carrying on of each Partner's respective businesses or activities.

     9.4 GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the provisions of the laws of the State of Delaware as applicable to a limited partnership formed under the Act. The United States District Court for the Central District of California, the Superior Court for Los Angeles County, California and the United States District Court for the Southern District of New York shall be the exclusive appropriate venues to litigate questions of interpretation under this Agreement or the rights of the parties hereunder.
Each of the parties hereto hereby waives any and all rights to a trial by jury with respect to any dispute among the Partners or their Affiliates or among a Partner (or its Affiliates) and the Partnership concerning this Agreement, the Partnership, any Investment Entity or any Investment or Property. In any dispute among the Partners concerning the Partnership or this Agreement, the prevailing Partner(s) shall be entitled to recover its reasonable attorneys' fees and costs (including litigation and collection costs) from the non-prevailing Partner(s).

     9.5 NOTICES. Any notices or solicitations of Approval required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been given when (i) personally delivered with signed delivery receipt obtained, (ii) when transmitted by facsimile machine, if followed by a mailing thereof pursuant to this Section 9.5 before the end of the first business day thereafter, with printed confirmation of successful transmission to the facsimile number set forth in the appropriate address listed below being obtained by the sender from the sender's facsimile machine or telephonically from the addressee, or (iii) when deposited in the United States first class mail if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

          IF TO ANY OF THE MACK-CALI PARTNERS, to it in care of:

                    Mr. Mitchell E. Hersh
                    Roger W. Thomas, Esq.
                    Mack-Cali Realty Corporation
                    11 Commerce Drive
                    Cranford, New Jersey  07016
                    Phone:  (908) 272-8000
                    Fax:  (908) 272-0214

               with a copy to:

                    Battle Fowler LLP
                    1999 Avenue of the Stars, Suite 2700
                    Los Angeles, California  90067
                    Attn:  Sanford C. Presant, Esq.
                    Phone:  (310) 277-6625
                    Fax:  (310) 277-6627

          IF TO ANY OF THE HIGHRIDGE PARTNERS, to it in care of:

                    Mr. John Long
                    Mr. Gene Rosenfeld
                    Mr. Steven Berlinger
                    c/o Highridge Partners, Inc.
                    300 Continental Boulevard, Suite 360
                    El Segundo, California  90245
                    Phone:  (310) 648-7600
                    Fax:  (310) 648-7619

          with a copy to:

                    Mark Abramson, Esq.
                    300 Continental Boulevard, Suite 360
                    El Segundo, California  90245
                    Phone:  (310) 648-7600
                    Fax:  (310) 648-7619

The time to respond to any notice shall commence to run on the date of delivery at the appropriate addresses (or attempted delivery if delivery is refused during normal business hours). A Partner may change the address to which notices shall be sent to it, or any of its Authorized Representatives, by written notice to all Partners (said change of address or of Authorized Representatives to be effective upon receipt by all Partners).

     9.6 PRONOUNS AND PLURALS. References herein to the singular shall include the plural and to the plural shall include the singular, and references to the masculine gender shall include the feminine and neuter genders (and vice versa), except where the same shall not be appropriate.

     9.7 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by the other in the performance by such other party of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to object to or complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     9.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.9 TITLES AND CAPTIONS. All Article or Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the content of this Agreement.

     9.10 AGREEMENT IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument when taken together. In addition, this Agreement may contain more than one counterpart of the signature page and the Agreement may be executed by the affixing of the signatures of each of the Partners to one or more of such counterpart signature pages; all of such signature pages shall be read as though one, and shall have the same force and effect as though all of the signers had signed a single signature page. A Partner shall be deemed to have executed and delivered this Agreement if and when it has manually executed a counterpart signature page to this Agreement, transmitted a copy of the same by facsimile to the other Partners at such other Partner's facsimile number set forth above, and received a printed confirmation of the successful receipt thereof by such other Partner. This Agreement shall not be binding on Partners hereto unless each Partner shall have executed and delivered a copy of this Agreement to the other Partners. If this Agreement is executed and delivered by facsimile, each Partner who transmits its signature page for this Agreement by facsimile shall promptly forward a manually executed signature page to the other Partner (but a Partner's failure to do so promptly shall not affect the validity of its execution and delivery of this Agreement by facsimile transmission).

     9.11 BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective heirs, executors, legal or personal representatives, successors and assigns. Whenever in this instrument a reference to any party or Partner is made, such reference shall be deemed to include a reference to the heirs, executors, legal or personal representatives, successors and assigns of such party or Partner.

     9.12 FURTHER ASSURANCES. Each Partner shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon request from any other Partner.

     9.13 WAIVER OF PARTITION. Unless otherwise specifically provided in this Agreement (including Article 8), no Partner shall, and each Partner hereby irrevocably waives the right to, either directly or indirectly, take any action to require partition or appraisement of the Partnership, any Property, any Investment, any Investment Entity, or any part thereof, and, notwithstanding any provision of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its interest in the Partnership or with respect to the assets of the Partnership or the Investment Entities, or any part thereof.

     9.14 ENTIRE AGREEMENT. This Agreement contains the final and entire agreement among the parties hereto with respect to the subject matter hereof, including the Investments, and they shall not be bound by any terms, conditions, statements or representations, oral or written, with respect thereto that are not contained herein.

     9.15 AMENDMENTS.  Except as expressly provided in this Agreement (including
Section 7.9.5), this Agreement may be modified or amended only upon the Approval of the Partners.

     9.16 NO DRAFTING PRESUMPTION. In interpreting the provisions of this Agreement, no presumption shall apply against any Partner that otherwise would operate against such Partner by reason of such document having been drafted by such Partner or at the direction of such Partner or an Affiliate of such Partner.

     9.17 NO THIRD-PARTY BENEFICIARIES. Except for the representations concerning conflict waivers pertaining to BFLLP in Section 7.8.9 (which shall inure to the benefit of BFLLP), the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Partners in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or the Partners, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation with respect to Capital Contributions, against the Partnership or the Partners. In addition, no deficit balance in any Partner's Capital Account or in the capital account of any partner or Partner of a Partner shall be an asset of the Partnership, and no Partner shall be obligated to restore any such deficit balance.





                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement of Limited Partnership is executed, and is effective for all purposes, as of the date first set forth above.

                    GENERAL PARTNER:

                    HCG DEVELOPMENT, L.L.C.,
                    a Delaware limited liability company

                    By:  Highridge Asset Management, L.L.C.,
                         a Delaware limited liability company

                         By:  Highridge Management, Inc.,
                              a California corporation, its
                              Managing Member

                              By:
                                 -----------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------


                         [SIGNATURES CONTINUED ON NEXT PAGE]

                    LIMITED PARTNERS:

                    SUMMIT PARTNERS I, L.L.C.,
                    a Delaware limited liability company


                    By:  Highridge Asset Management, L.L.C.,
                         a Delaware limited liability company,
                         its Manager

                         By:  Highridge Management Inc.,
                              a California corporation
                              its Managing Member

                              By:
                                 -----------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------


                    MACK-CALI CALIFORNIA DEVELOPMENT ASSOCIATES L.P., a California limited partnership


                    By:  MACK-CALI SUB XXI, INC.,
                         a Delaware corporation, its general partner

                         By:
                            ----------------------------------------

                              By:
                                 -----------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

EXECUTED BY EACH OF THE UNDERSIGNED
SOLELY TO CONFIRM THE PROVISIONS OF
SECTION 3.11 THAT APPLY TO HIM:


-------------------------------
         JOHN S. LONG



-------------------------------
     EUGENE S. ROSENFELD


                                 [END OF SIGNATURES]

                                      EXHIBIT A

                                    DEFINED TERMS

     Capitalized terms that are used in the Agreement of Limited Partnership to which this Exhibit is attached shall have the meaning set forth below in this Exhibit A:

     "ABANDONMENT DECISION" is defined in Section 5.10(iv).

     "ACQUISITION DOCUMENTS" means the documentation necessary to acquire any Investment or Property that has been Approved by the Partners for acquisition, including any acquisition loan documentation.

     "ACT" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (Delaware Code, Title 6, Sections 17-101, ET SEQ.).

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

                    Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                    Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "AFFILIATE" shall mean (a) with respect to any Highridge Partner: John S. Long, Eugene S. Rosenfeld, their Family Members, the Highridge GP, the Highridge Limited Partner, and any Entity Controlled, Controlling or under common Control (directly or indirectly) by or with one or more of them and/or their Affiliates, and (b) with respect to any Mack-Cali Partner: the Mack-Cali Limited Partner, any Co-General Partner and any Entity Controlled, Controlling or under Common Control (directly or indirectly) by or with one or more of them and/or any of their Affiliates. For the purposes of this Agreement, the term "Control," or any derivative thereof (including "Controlled by" or "Controlling"), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, or by contract; PROVIDED, HOWEVER, that, without limiting the generality of the foregoing, (a) any Person which, together with its Affiliates, owns, directly or indirectly, securities representing more than 50% of the value or ordinary voting power of a corporation or more than 50% of the partnership, general partnership, membership or other ownership interests (based upon value or vote) of any other Person is deemed to Control such corporation or other Person, (b) a general partner shall always be deemed to Control any partnership of which it is a general partner, and (c) a member-manager of a limited liability company shall always be deemed to Control any limited liability partnership of which it is a member- manager.

     "AGREEMENT" shall mean and refer to this Agreement of Limited Partnership and all Exhibits referred to herein and attached hereto, each of which is hereby made a part hereof, as amended and in effect from time to time.

     "AGREEMENT DATE" shall mean the date first written above as of which this Agreement is effective.

     "ALL CASH ELECTION" is defined in Section 5.11(b).

     "APPRAISAL NOTICE" is defined in Section 5.11(a).

     "APPRAISAL FIRST OFFER PRICE" is defined in Section 5.11(a).

     "APPRAISED VALUE" is defined in Section 7.9.

     "APPROVAL" (and any variation thereof) of a Partner shall mean the prior written (or oral to the extent permitted by Section 1.12) consent or approval of such Partner, which may be granted or withheld in its sole discretion unless otherwise expressly provided to the contrary in this Agreement. Such Approval shall be valid for a Partner who is not a natural person only if given by an Authorized Representative of such Partner. Use of the term "reasonable" or "reasonably" in connection with the term "Approval" or any variation thereof or with the term "satisfactory" means that such Approval shall not be withheld or delayed unreasonably. Unless either of such terms is used in connection with the term "Approval" (or any variation thereof), such Approval may be granted or withheld in a Partner's sole discretion. If the Approval of any Partner to any action is required under this Agreement and such Partner shall not have given notice of disapproval or Approval of such action to the other Partners within ten (10) Business Days after receipt of the notice requesting that such Approval be given (or such earlier or later date as may be established pursuant to this Agreement for the giving or withholding of such Approval), such Partner shall be deemed not to have given such Approval. Except as provided in Section 5.1, the Approval of a Partner shall not be required from and after the date on which such Partner has ceased to have Approval rights under this Agreement, regardless of whether this Agreement otherwise requires the "Approval" of such Partner or the "Approval" of the Partners". The terms "Approved by the Partners" and "Approved by the General Partners" (or any variation of such terms) are defined in Section 1.12.

     "APPROVED DEVELOPMENT PLAN" means a Development Plan (or supplement thereto) with respect to a Property or Investment that has been Approved by the Partners as provided in Section 5.1.3.4 of this Agreement.

     "APPROVED OVERHEAD BUDGET" is defined in Section 5.1.3.1.

     "APPROPRIATE SHARING RATIO" is defined in Section 3.5.4.

     "AUTHORIZED REPRESENTATIVES" is defined in Section 1.12 hereof.

     "BANKRUPT" shall mean, with respect to any Partner, if:

               (a)       such Partner, or a Person that Controls such Partner
                    (the
"Controlling Person"), shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator or the like of itself or of all or of a substantial portion of its assets, (ii) admit in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due,
(iii) convene a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) make a general assignment for the benefit of its creditors, (v) place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing; or

               (b) a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of such Partner or a Controlling Person with respect thereto, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Partner or of a Controlling Person with respect thereto or of all or a substantial portion of such Partner's or such Controlling Person's assets, or
(iii) similar relief in respect of such Partner or such Controlling Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of the other Partner and such proceeding or case shall continue undismissed for a period of ninety (90) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days, or an order for relief or other legal instrument of similar effect against such Partner or such Controlling Person shall be entered in an involuntary case under such law and shall continue for a period of sixty (60) days.

     "BANKRUPTCY" shall mean any condition described in the definition of "Bankrupt" which renders a Partner a Bankrupt.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C.
Section 101 ET SEQ., as is now in effect or hereafter amended.

     "BFLLP" is defined in Section 7.8.9.

     "BORROWING MEMBER" is defined in Section 3.11.

     "BUSINESS DAY" shall mean any day on which commercial banks are authorized to do business and are not required by law or executive order to close in both Los Angeles, California and New York, New York.

     "BUY-OUT PRICE" is defined in Section 7.9.1.

     "CAPITAL ACCOUNT" shall mean, with respect to any Partner, the book Capital Account maintained for such Partner in accordance with the provisions of Section 3.1.

     "CAPITAL CONTRIBUTION" or "CAPITAL CONTRIBUTIONS" shall mean the amount of cash and the net fair market value (as reasonably Approved by the Partners) of any property contributed to the capital of the Partnership by the Partners pursuant to this Agreement. The term "Capital Contributions" with respect to a Partner shall include (i) the contributions of such Partner made pursuant to Sections 2.1 and 2.2 and any other Section of this Agreement pursuant to which Capital Contributions are deemed made by the Partners, and (ii) such Partner's payments that are Approved by the Partners (to the extent such Approval is required under this Agreement) which are made to third-party creditors of the Partnership with respect to Partnership obligations unless and until reimbursed by the Partnership, but only to the extent reimbursable to such Partner under this Agreement.

     "CAPITAL RECEIPTS" shall mean (i) the sum of (a) the proceeds received by the Partnership from the sale, exchange or any other disposition of all or any portion of any Investment (including any Partnership Interest), plus (b) all amounts received by the Partnership from any Investment Entity on account of the sale, exchange or other disposition of all or any portion of any Property, Investment or other asset owned by such Investment Entity reduced by (ii) the sum of (a) all expenditures made by the Partnership in connection with such sale, exchange or other disposition that are required in connection with such sale, exchange or other disposition or that are reasonably Approved by the Partners, plus (b) loan repayments made from such proceeds as are required pursuant to loan documentation or otherwise Approved by the Partners, plus
(c) amounts set aside as reserves therefrom that have been reasonably Approved by the Partners.

     "CERTIFICATE" shall mean the Certificate of Limited Partnership of the Partnership, as filed with the Office of the Secretary of State of the State of Delaware in accordance with the Act, and as in effect from time to time.

     "CLOSING DATE" is defined in Section 7.9.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

     "CO-GENERAL PARTNER" means any General Partner appointed by the Mack-Cali Limited Partner as provided in Section 7.9.5.

     "CONTROL" or "Controlled by" or "Controlling", is defined in the definition of "Affiliate."

     "CONTROL CHANGE NOTICE" is defined in Section 7.9.5.

     "CONTROLLING PERSON" is defined in the definition of the term "Bankrupt".

     "DEADLOCK" is defined in Section 5.10.

     "DEADLOCK NOTICE" is defined in Section 5.10.

     "DEFAULTING PARTNER" shall have the meaning set forth in Section 2.2.2.

     "DEVELOPMENT PLAN" is defined in Section 5.1.3.4.

     "DETERMINATION DATE" is defined in Section 5.9.

     "DISBURSEMENT REQUEST" is defined in Section 2.1.2.1(ii).

     "DISCRETIONARY OUTLAYS" is defined in Section 5.1.3.2.

     "DISPOSITION" is defined in the definition of "Gain or Loss on Disposition."

     "DUE DATE" is defined in Section 2.2.1.

     "DUE DILIGENCE MATERIALS" shall mean any documents that have been made available to the Partners under Section 5.1.6.2 in connection with acquiring and Approving Investments, including any Investment Entity's acquisition of a Property, such as lease abstracts, contracts (including service contracts and brokerage agreements), title reports, surveys, engineering and geological studies and reports, environmental investigations and reports, cost analyses, feasibility studies, financial projections, leases and other such materials relating to any Investment, Property or proposed investment by the Partnership or any Investment Entity.

     "ELECTING MEMBER(S)" is defined in Section 7.9.1.

     "EMERGENCY" shall mean an event which reasonably requires immediate action involving the expenditure of funds or other action in order to avert or mitigate significant damage to Persons or property in connection with the Partnership, any Investment Entity or any of their assets if it is not possible (after a reasonable effort) for a Partner to reach or obtain the Approval of the other Partners whose Approval to take such action otherwise would be required.

     "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, joint-stock company, cooperative, association or other firm or any governmental or political subdivision or agency, department or instrumentality thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "FAMILY MEMBER" with respect to an individual shall mean such individual's present or former spouse, brothers and sisters (whether by whole or half blood), lineal ascendants or descendants or their respective spouses, or a trustee or custodian for the benefit of any of them.

     "FIRST OFFER NOTICE" is defined in Section 5.11.

     "FMV APPRAISAL PROCEDURE" is defined in Section 5.11.

     "FMV NOTICE" is defined in Section 5.10(iv).

     "FORCE MAJEURE" shall mean any act of God (including weather disturbance, earthquake, fire, mechanical failure of equipment, disease and the like), labor strike or work stoppage or slowdown, material shortages, sabotage, war, riot, moratorium, governmental action or inaction, or any other act of any third party that reasonably prevents an action from being taken through no fault of the Partner who is required to take such action or such Partner's Affiliates.

     "FUNDING NOTICE" is defined in Section 2.1.2.

     "FUNDING PROPORTION" shall mean the percentage set forth as such for each Partner on Exhibit B hereto.

     "GAIN" OR "LOSS" ON "DISPOSITION" shall mean (i) the gain or loss (as the case may be) of the Partnership for federal income tax purposes (as computed for book purposes), arising from a sale, exchange or other taxable disposition (including casualty or condemnation) of all or a portion of any Investment (including any Partnership Interest) and (ii) the Partnership's distributive share of the gain or loss for federal income tax purposes arising from the sale, exchange or other taxable disposition of all or a portion of any of the asset of any Investment Entity. Gain or loss resulting from any disposition of Revalued Property for which there is a difference between Gross Asset Value and adjusted tax basis (as computed for tax as opposed to book purposes) shall be computed by reference to the Gross Asset Value (as reasonably Approved by the Partners) of the property disposed of (as adjusted for book purposes from time to time).

     "GAV NOTICE" is defined in Section 5.10(iii).

     "GENERAL PARTNER(S)" means the Managing General Partner and any Co-General Partner for so long as such Partner shall be a General Partner under this Agreement.

     "GROSS ASSET VALUE" shall mean, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in
Section 3.10.

     "HIGHRIDGE PARTNERS" shall mean the Managing General Partner, the Highridge Limited Partner, and any other Person to whom either of them have transferred all or a portion of their interest in the Partnership pursuant to this Agreement.

     "INCLUDING" or "INCLUDING" shall mean "including, without limitation."

     "INCOME TAX REGULATIONS" or "REGULATIONS" shall mean the final or temporary regulations promulgated from time to time under the Code or, if no final or temporary regulations with respect to a tax issue then are in effect, proposed regulations then in effect if reasonably Approved by the Partners, and administrative and judicial interpretations thereof.

     "INDEPENDENT TAX COUNSEL" shall mean a nationally recognized tax counsel reasonably Approved by the Partners that is capable of advising the Partnership with respect to specified tax matters.

     "INITIAL DEVELOPMENT PLAN" is defined in Section 5.1.3.4.

     "INVESTED CAPITAL" with respect to each Partner shall mean the aggregate of all Capital Contributions made from time to time to the Partnership by such Partner, reduced by the aggregate of all distributions previously made (or deemed made) to such Partner pursuant to Section 4.1(c) in repayment of the Invested Capital of such Partner.

     "INVESTMENT ENTITY" is defined in Section 1.5.1.

     "INVESTMENT ENTITY AGREEMENT" shall mean, individually or collectively, the operating agreement or limited partnership agreement pursuant to which each Investment Entity is formed and operated, as in effect from time to time, with such changes therein as may be Approved by the Partners.

     "INVESTMENT ENTITY TAX LOAN" is defined in Section 3.11.

     "INVESTMENTS" is defined in Section 1.5.2.

     "INVOKING PARTNER" is defined in Section 5.10(iii).

     "LAVA RIDGE LAND" shall mean that certain parcel of real property that is described on Exhibit D (including improvements thereon) that is to be acquired by purchase by an Investment Entity formed by the Partnership from a seller who is not an Affiliate of any Partner.

     "LIABILITIES" is defined in Section 5.5.3.

     "LIQUIDATOR" is defined in Section 8.3.

     "MACK-CALI LIMITED PARTNER" is defined in the Heading to this Agreement.

     "MACK-CALI PARTNERS" shall mean the Mack-Cali Limited Partner, any Co-General Partner, and any other Person to whom any of them have transferred all or a portion of their interest in the Partnership pursuant to this Agreement.

     "MACK-CALI REALTY" means Mack-Cali Realty Corporation.

     "MACK-CALI SALE RIGHT" is defined in Section 5.10(iv).

     "MAJOR DECISIONS" is defined in Section 5.1.5.

     "MAJOR DEFAULT NOTICE" is defined in Section 5.9.

     "MAJOR DEFAULT" means, with respect to a Partner, that such Partner or any of such Partner's Affiliates has engaged in actual fraud with respect to the Partnership, an investment Entity, any Investment or any Property or has intentionally misappropriated Partnership or Investment Entity Funds.

     "MANAGING GENERAL PARTNER" is defined in the Heading to this Agreement.

     "MANAGING GENERAL PARTNER GUARANTIES" is defined in Section 3.5.4.

     "MANAGING GENERAL PARTNER SALE RIGHT" is defined in Section 5.10(iv).

     "MANAGEMENT AGREEMENT" is defined in Section 5.2(b).

     "MATERIAL" (and any variation thereof) is defined in Section 5.1.1.10.

     "MAXIMUM TAX RATE" shall mean the highest combined effective maximum tax rate in effect from time to time with respect to any Partner (based on the assumption that individual rates apply to such Partner) for federal, state and local income tax purposes, computed by taking into account the tax savings resulting from the deductibility of state and local income taxes to the extent permitted for federal purposes and taking into account the tax on self-employment income (also based on the assumption that each Member is an individual taxpayer). The Maximum Tax Rate shall be computed by the Partnership's accountants at the Borrowing Partners' expense whenever the Maximum Tax Rate needs to be determined under Section 3.11.

     "NET AVAILABLE CASH," with respect to any period, shall mean (i) the sum of all cash receipts of the Partnership during such period from all sources (including Capital Contributions, cash on hand at the beginning of such period to the extent not held in reserves, distributions from the Investment Entities and any funds released during such period from cash reserves previously established), minus (ii) the sum of (a) Capital Receipts, (b) Net Mortgage Proceeds, (c) Operating Costs, and (d) any Investment Entity Tax Loans, for such period.

     "NET MORTGAGE PROCEEDS" shall mean (i) the sum of (a) the proceeds of any loan made to the Partnership and the proceeds from refinancing any such loan, plus (b) any amount released from cash escrow accounts established under any loan to the Partnership, plus (c) the proceeds received by the Partnership from any Investment Entity on account of any loan made to such Investment Entity and the proceeds from refinancing any such loan received from any Investment Entity, other than Investment Entity Tax Loans, reduced by (ii) the sum of (a) any amounts required to fund the Partnership's expenditures that are reasonably Approved by the Partners or that are otherwise permitted to be withheld from such amounts for such purpose under this Agreement, (b) any and all expenses incurred by the Partnership in connection with such loan or refinancing that are reasonably Approved by the Partners, (c) amounts used as permitted under this Agreement to repay other indebtedness of the Partnership, plus (d) amounts thereof retained as reserves under this Agreement for Shortfall Disbursements by the Partnership (such reserves to be reasonably Approved by the Partners).

     "95% STABILIZATION" shall mean, with respect to a Property, the date on which completion of such Property has occurred and binding leases for at least 95% of the leaseable space in such Property have been entered into for which either (i) rent payments have commenced or (ii) all required building permits with respect to such lease have been obtained, the tenant improvements required to be made under such lease that are a condition precedent to the commencement of rent payments under such lease ("Required Tenant Improvements"), to the knowledge of the Highridge Partners (defined as the actual and specific knowledge of John S. Long, Eugene S. Rosenfeld, Steven A. Berlinger or Jack Mahoney), can be completed within six months, and rent payments will commence within six months if all Required Tenant Improvements were made before the expiration of such six-month period.

     "NON-DEFAULTING MEMBER" is defined in Section 2.2.2.

     "NON-DISCRETIONARY ITEMS" shall mean expenditures payable by the Partnership or any Investment Entity for increases over the amount set forth in the Partnership's most recent Approved Budget for the following items, but only to the extent not reasonably anticipated at the time such Approved Budget was submitted to the Partners for Approval under Section 5.1.3.1: taxes (including real estate taxes, but excluding any Partner's tax liability), utilities, bonding costs, insurance (including earthquake insurance, and insurance described under Section 5.1.1 to the extent provided therein), debt service and expenses or other amounts required to be paid by the Partnership or any Investment Entity under contracts or agreements of the Partnership or any Investment Entity that have been Approved by the Partners(or are permitted to be entered into without such Approval).

     "NONRECOURSE DEDUCTIONS" is defined in Section 3.5.6.

     "NONRECOURSE LIABILITY" is defined in Section 3.5.6.

     "NON-VOTING PARTNER" is defined in Section 5.1.6.1.

     "OPERATING COSTS" for a period shall mean the sum of (i) all cash expenditures of the Partnership (which expenditures shall be subject to the Approved Budget limitations of Section 5.1.3) made during such period for current costs and expenses (except to the extent constituting a reduction in computing Net Mortgage Proceeds or Capital Receipts for such period), including acquisition costs of the Investments (including the Partnership Interests), due diligence expenditures, payments of interest and principal or other monetary obligations due under any loan made to the Partnership; accounting, legal and auditing fees; taxes payable by the Partnership; public or private utility charges; sales, use, payroll taxes and withholding taxes related thereto; and all other advertising, management, leasing, government approval, and other operating, construction and development costs, expenses and capital expenditures (including fees of land use consultants, engineers, architects, municipal development fees, bond costs and the like) actually paid with respect to the Investments or the Partnership's business generally (subject to the Approved Budget limitations of Section 5.1.3) or reimbursed or paid to Partners (including Overhead Payments), plus (ii) such reserves established from time to time during such period upon the reasonable Approval of the Partners (except to the extent constituting a reduction in computing Net Mortgage Proceeds or Capital Receipts for such period), plus
(iii) any amounts contributed by the Partnership to any Investment Entity pursuant to the applicable Investment Entity Agreement during such period (whether pursuant to Section 2.5 or otherwise).

     "ORIGINAL AGREEMENT" is defined in the Recitals to this Agreement.

     "OTHER PARTNER" is defined in Section 5.10(iii).

     "OVERHEAD PAYMENTS" is defined in Section 5.1.3.1.

     "PARTNER ASSIGNEE" is defined in Section 7.4.

     "PARTNER GROUP" means either (a) the Highridge Partners or (b) the Mack-Cali Partners (there are two Partner Groups).

     "PARTNER NONRECOURSE DEBT" is defined in Section 3.5.6 hereof.

     "PARTNER NONRECOURSE DEBT MINIMUM GAIN" is defined in Section 3.5.6 hereof.

     "PARTNERS" shall mean the Managing General Partner, the Highridge Limited Partner, the Mack-Cali Limited Partner and any Co-General Partner admitted as such pursuant to this Agreement (each a "Partner"), in their respective capacities as Partners, and any of their successors in their respective capacities as Partners admitted to the Partnership as Partners hereunder, and any other Person admitted as a Partner under this Agreement, for so long as any such Person is a Partner under the terms of this Agreement.

     "PARTNER NONRECOURSE DEDUCTIONS" is defined in Section 3.5.6 hereof.

     "PARTNERSHIP" shall mean HPMC Lava Ridge Partners, L.P., a Delaware limited Partnership formed under the Act and operated pursuant to this Agreement.

     "PARTNERSHIP ACCOUNTING YEAR" shall mean and refer to the accounting year of the Partnership ending on December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

     "PARTNERSHIP INTEREST" shall mean the interest in any Investment Entity acquired by the Partnership, as in effect from time to time under the applicable Investment Entity Agreement.

     "PARTNERSHIP MINIMUM GAIN" is defined in Section 3.5.6 hereof.

     "PERFORMANCE DEFAULT" with respect to the Managing General Partner and its Affiliates shall be deemed to have occurred (subject to Section 5.9) with respect to a Property or Investment if (a) the Managing General Partner shall have failed to cause compliance with any Approved Development Plan with respect to such Property or Investment in any Material respect for any reason other than Force Majeure, or (b) if a Highridge Partner or an Affiliate of any Highridge Partner has breached the provisions of any agreement entered into between such Person and the Partnership or any Investment Entity and has failed to cure such breach within the time required by such agreement (but this clause (b) shall apply with respect to a Property or Investment only if such breach was not willful and therefore does not constitute a Removal Default for which separate remedies are provided elsewhere in this Agreement).

     "PERSON" shall mean any individual or Entity.

     "PREFERRED RETURN" shall mean an amount equal to ten percent (10%) per annum, on a calendar year basis, for the actual number of days for which the Preferred Return is being determined, cumulative and compounded quarterly, multiplied by the Invested Capital of each of the Partners outstanding from time to time, computed by using July 21, 1998 as the date which the Section 2.1.1 Contributions of the Partners shown on Exhibit B were made by the Partners, the actual dates on which a Partner's Capital Contributions (other than such Section
2.1.1 Contributions) are made to the Partnership from time to time (if any), and using the actual dates on which distributions are made (or deemed made) to such Partner pursuant to Section 4.1(c).

     "PRIME RATE" shall mean the so-called "Reference Rate" announced by Bank of America N.T.&S.A. at Los Angeles, California, from time to time.

     "PROFIT" OR "LOSS" shall mean, for each Partnership Accounting Year, an amount equal to the Partnership's net taxable income or loss (as computed for book purposes) for such Accounting Year (determined without regard to any items of income, gain or deduction, as computed for book purposes, taken into account in computing the Partnership's Gain or Loss on Disposition for such Accounting
Year), determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction, as computed for book purposes, required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing such taxable income or loss), including the Partnership's allocated share thereof from any Investment Entity, with the following adjustments:

     Any income of the Partnership that is exempt from federal income tax and is not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss (as computed for book purposes);

     In the event the agreed fair market value of any Partnership asset is adjusted pursuant to Regulations Section 1.704-l(b)(2)(iv)(f) or other pertinent sections of such Regulations, the amount of such adjustment shall be taken into account as Gain or Loss on Disposition of such asset for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery computed with reference to Gross Asset Value of Partnership property reasonably Approved by the Partners (subject to Section 5.10(iii)) (if different from its adjusted tax basis) pursuant to Regulations Section 1.704-l(b)(2)(iv)(g) for such Partnership Accounting Year; and

     Notwithstanding any other provisions, any items which are specially allocated pursuant to Sections 3.3, 3.4, 3.5, 3.6 and 3.9 shall not be taken into account in computing Profit or Loss.

     "PROPERTIES" is defined in Section 1.5.1.

     "PROPERTY DEADLOCK" is defined in Section 5.11(a).

     "PROPONENT GROUP" is defined in Section 5.11(a).

     "PROPONENT GROUP FIRST OFFER PRICE" is defined in Section 5.11(a).

     "PROPONENT GROUP INTEREST PURCHASE PRICE" is defined in Section 5.11(a).

     "PURCHASE NOTICE" is defined in Section 7.9.1.

     "RECONTRIBUTING MEMBER" is defined in Section 3.5.4.

     "REGULATIONS" is defined in the definition of "Income Tax Regulations."

     "REIT" is defined in Section 5.1.1.2.

     "REIT SHARE VALUE" is defined in Section 8.3.8.

     "REQUIRED ADDITIONAL CONTRIBUTIONS" is defined in Section 2.1.2.

     "REMOVAL DEFAULT" means, with respect to the Managing General Partner, that such Partner or any of such Partner's Affiliates has committed gross negligence with respect to the Partnership, an Investment Entity, an Investment or a Property, or has willfully breached the provisions of this Agreement, any Investment Entity Agreement or any other agreement entered into between such Person and the Partnership or any Investment Entity, in each case if the same is not cured within the time required by Section 9.2 of this Agreement, such Investment Entity Agreement, or such other agreement (as applicable).

     "RESIDUAL PERCENTAGE" of a Partner as of any relevant time shall mean the Residual Percentage set forth on Exhibit B for such Partner.

     "RESPONDENT GROUP" is defined in Section 5.11(a).

     "RESPONDENT GROUP INTEREST PURCHASE PRICE" is defined in Section 5.11(a).

     "REVALUED PROPERTY" is defined in Section 3.5.3.2.

     "SECTION 2.2.1 CONTRIBUTION" is defined in Section 2.2.1.

     "SHORTFALL" is defined in Section 2.1.2.

     "SUBSEQUENT DEVELOPMENT PLAN" is defined in Section 5.1.3.4.

     "TAX MATTERS PARTNER" is defined in Section 5.4 (which references the
Code).

     "TAX PAYMENT LOAN" is defined in Section 3.11.

     "TAX TERMINATION" is defined in Section 7.5.1.3.

     "TERMINATED PARTNER" shall mean (i) any Partner that has failed to make a Capital Contribution when required and who has become a Defaulting Partner by reason thereof under Section 2.2.2, (ii) any Partner that becomes Bankrupt,
(iii) any Partner which has been dissolved (and has not been reconstituted within sixty (60) days thereafter) or, if an individual, who has died, (iv) any Partner which has committed a Major Default or (v) any Partner who has breached the restrictions on Transfer of its interest in the Partnership contained in
Article 7. If any Partner in a Partner Group is a Terminated Partner, all Partners in such Partner Group shall also be deemed to be Terminated Partners, and shall be subject to all of the remedies applicable against a Terminated Partner under this Agreement, including the loss of its Approval rights and the obligation to sell its interest in the Partnership as provided in Section 7.9.

     "TERMINATION DATE" shall mean the date upon which a Partner became a Terminated Partner.

     "THIRD PARTY MEZZANINE FINANCING" with respect to a Property means that portion of the Partnership's or Investment Entity's financing with respect to such Property which, when added to the Partnership's conventional financing with respect to such Property, will cause such Property to be 85% financed with debt.

     "TRANSFER" shall mean (i) the issuance, transfer, sale, gift, grant, conveyance, assignment, encumbrance, pledge, hypothecation or redemption, directly or indirectly, of any equity ownership interest (whether stock, general partnership interest, partnership interest, membership interest or otherwise) in the Partnership or in any Person holding a direct (or indirect through tiered Entities) interest in the Partnership, or the merger or consolidation of any such Person into or with another Person, as the case may be; and (ii) the execution and delivery by any Person holding a direct (or indirect through tiered Entities) interest in the Partnership of a contract of sale, option or other agreement providing for any of the foregoing.

     "UNDISTRIBUTED PREFERRED RETURN" with respect to a Partner means an amount equal to the Preferred Return of each Partner accrued to the date the Undistributed Preferred Return is being determined, less all distributions made (or deemed made) to such Partner pursuant to Sections 4.1(a) and (b).

     "UNREIMBURSED PAYMENTS" is defined in Section 3.5.4.

                                      EXHIBIT B

                   FUNDING PROPORTIONS, SECTION 2.1.1 CONTRIBUTIONS
                               AND RESIDUAL PERCENTAGES


                            Section 2.1.1           Funding       Residual
Partner                  Contributions (Cash)     Proportion     Percentage
-------                  --------------------     ----------     ----------

Highridge GP                  $    30,345              1%             1%
Highridge Limited Partner     $   578,265             19%            49%
Mack-Cali Limited Partner     $ 2,434,800             80%            50%
                              -----------            ----           ----
     Total                    $ 3,043,500            100%           100%
                              ===========            ====           ====


Note: The Section 2.1.1 Contributions shown on this Exhibit B are deemed contributed to the Partnership as of July 21, 1998. All additional Capital Contributions shall be made only as provided in the Partnership Agreement.

                                      EXHIBIT C

                               INITIAL DEVELOPMENT PLAN
               (INCLUDING APPROVED BUDGET AND APPROVED OVERHEAD BUDGET)
                               FOR THE LAVA RIDGE LAND


                                   [See Attached.]

                                      EXHIBIT D

                       LEGAL DESCRIPTION OF THE LAVA RIDGE LAND


                                  [BEGINS NEXT PAGE]











                                        D-1-1

                                      EXHIBIT E

                                OWNERSHIP OF PARTNERS

                           Members                     % Capital      % Profits
Partner                  or Partners                    Interest       Interest
-------                  -----------                   ---------      ---------
                                                        Aggregate      Aggregate
Highridge GP             __________*                       100%           100%

                         __________                      _____%         _____%

                         __________                      _____%         _____%

                         __________                      _____%         _____%

Highridge Limited                                       Aggregate      Aggregate
 Partner                 __________*                       100%           100%

                         __________                      _____%         _____%

                         __________                      _____%         _____%

                         __________                      _____%         _____%

Mack-Cali Limited     General Partner:                  Aggregate      Aggregate
 Partner              Mack-Cali Sub XXI,                   100%           100%
                      Inc., a Delaware
                      corporation and

                     Limited Partner:
                       Mack-Cali Realty, L.P.,
                       a Delaware limited
                       partnership (both
                       Controlled by Mack-Cali
                       Realty Corporation)


-    SEE CHART ATTACHED AS EXHIBIT E-2 (BEGINS NEXT PAGE).

                                      EXHIBIT F

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT G

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT H

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT I

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT J

                              PROCEDURES FOR SUPERVISING
                          EMPLOYEE AND AFFILIATE COMPLIANCE



     THE HIGHRIDGE PARTNERS SHALL BE RESPONSIBLE FOR THE FOLLOWING IN CONNECTION WITH THE WORK TO BE PERFORMED FOR THE PARTNERSHIP AND THE INVESTMENT ENTITIES BY AFFILIATES OF THE HIGHRIDGE PARTNERS AND THEIR EMPLOYEES:

     1. JOHN S. LONG ("LONG"), EUGENE S. ROSENFELD ("ESR") AND/OR STEVEN A. BERLINGER ("SAB"), OR AN OFFICER OF HIGHRIDGE PARTNERS APPOINTED BY THEM SHALL, ON A MONTHLY BASIS, REVIEW THE BUDGETS, CASH FLOW SUMMARIES, LEASING SUMMARIES (OR STATUS REPORTS) AND CONSTRUCTION OR DEVELOPMENT STATUS REPORTS AND GENERALLY CONDUCT MONTHLY (OR MORE FREQUENTLY AS REQUIRED) MEETINGS WITH ALL HIGHRIDGE PARTNERS' AND THEIR AFFILIATES' SUPERVISORY EMPLOYEES (JACK MAHONEY AND KEN WHITE UNLESS AND UNTIL CHANGED BY THE HIGHRIDGE PARTNERS UPON NOTICE TO THE MACK-CALI LIMITED PARTNER) WORKING ON THE PROPERTIES TO ASCERTAIN THE STATUS OF THE PROPERTIES AND LONG, ESR AND/OR SAB SHALL PROVIDE DIRECTION AND GUIDANCE TO SUCH EMPLOYEES AS REQUIRED FROM TIME TO TIME IN CONNECTION WITH THE PROPERTIES AND INVESTMENTS.

     2. LONG, ESR AND/OR SAB SHALL CAUSE TO BE FURNISHED TO EACH SUCH SUPERVISORY EMPLOYEE AND AFFILIATE A COPY OF EACH APPROVED DEVELOPMENT PLAN AND APPROVED BUDGET AND A LIST OF THE ACTIONS THAT REQUIRE THE CONSENT OF THE MACK-CALI PARTNERS UNDER THIS AGREEMENT (INCLUDING ANY APPROVED LEASING PARAMETERS) AND PERIODICALLY PROVIDE EACH SUCH SUPERVISORY EMPLOYEE AND AFFILIATE WITH A LIST OF THE CHANGES IN THE APPROVED DEVELOPMENT PLAN AND/OR APPROVED BUDGETS THAT HAVE BEEN APPROVED BY THE PARTNERS FROM TIME TO TIME, AND, UPON ANY OF LONG, ESR AND/OR SAB HAVING ACTUAL KNOWLEDGE OF ANY ACT OF ANY EMPLOYEE OF THE HIGHRIDGE PARTNERS OR THEIR AFFILIATES, OR ANY ACT OF AN AFFILIATE OF THE HIGHRIDGE PARTNERS THAT WOULD BE A BREACH OF THIS AGREEMENT (INCLUDING A MAJOR DEFAULT) IF THE ACTION WERE TAKEN BY A HIGHRIDGE PARTNER, OR ACTUAL KNOWLEDGE OF ANY MATERIAL DEVIATION FROM ANY APPROVED DEVELOPMENT PLAN, APPROVED BUDGET OR CONTRACT PREVIOUSLY APPROVED BY THE PARTNERS OR BY THE MACK-CALI LIMITED PARTNER, THE HIGHRIDGE PARTNERS SHALL GIVE PROMPT NOTICE THEREOF TO THE MACK-CALI LIMITED PARTNER.

     3. IF LONG, ESR OR SAB SUSPECTS THAT AN EMPLOYEE OF THE HIGHRIDGE PARTNERS OR THEIR AFFILIATES, OR THAT AN AFFILIATE OF HIGHRIDGE PARTNERS, HAS COMMITTED FRAUD OR MISAPPROPRIATION OF FUNDS, THE HIGHRIDGE PARTNERS SHALL NOTIFY THE MARK-CALI LIMITED PARTNER PROMPTLY, AND THE HIGHRIDGE GP AND THE PARTNERS SHALL REASONABLY APPROVE THE COURSE OF ACTION TO BE TAKEN IN RESPONSE THERETO.

     4. COPIES OF WRITTEN SUMMARIES OR STATUS OR PERFORMANCE REPORTS, ANY OTHER INFORMATION REASONABLY REQUESTED BY THE MACK-CALI LIMITED PARTNER, AND NOTICE OF ANY MATERIAL DEVIATION FROM AN APPROVED DEVELOPMENT PLAN, APPROVED BUDGET OR CONTRACT APPROVED BY THE PARTNERS OR BY THE MACK-CALI LIMITED PARTNER THAT IS RECEIVED FROM EMPLOYEES OF THE HIGHRIDGE PARTNERS OR THEIR AFFILIATES SHALL BE FURNISHED BY THE HIGHRIDGE PARTNERS TO THE MACK-CALI LIMITED PARTNER PROMPTLY AFTER BEING SUBMITTED TO ANY OF LONG, ESR AND/OR SAB.


                                         J-1
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                                      EXHIBIT K

                               [INTENTIONALLY OMITTED]




















                                         K-1
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                                     EXHIBIT L

                            OPERATING APPROVAL STANDARDS

                                 [BEGINS NEXT PAGE]



                      [ATTACH SAME STANDARDS AS IN EL SEGUNDO]

                                      EXHIBIT M

                         HIGHRIDGE REIMBURSEMENT SCHEDULE FOR
                                 THE LAVA RIDGE LAND



                                  [BEGINS NEXT PAGE]

















                                         M-1
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                                      EXHIBIT N


                             FORM OF DISBURSEMENT REQUEST


           [TO BE ATTACHED; SAME FORM AS USED FOR EL SEGUNDO/SUMMIT RIDGE]

                                  TABLE OF CONTENTS


ARTICLE 1 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1  Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2  Name of Partnership. . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3  Certificate of Limited Partnership . . . . . . . . . . . . . . . . . 2
     1.4  Principal Office, Resident Agent and Registered Office . . . . . . . 2
     1.5  Purposes of Partnership. . . . . . . . . . . . . . . . . . . . . . . 3
     1.6  Funding Proportions; Residual Percentages. . . . . . . . . . . . . . 3
     1.7  Other Qualifications . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.8  Term of Partnership. . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.9  Title to Partnership Property. . . . . . . . . . . . . . . . . . . . 4
     1.10 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.11 Authorized Acts. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.12 Authorized Representatives . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 2 CAPITAL CONTRIBUTIONS AND ADDITIONAL CONTRIBUTIONS . . . . . . . . . 5
     2.1  Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . 5
     2.2  Third-Party Loans and Additional Capital Contributions and Capital
          Calls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.3  Use of Capital Contributions; Certain Expenses . . . . . . . . . . .10
     2.4  Partner Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.5  Contributions to Investment Entities . . . . . . . . . . . . . . . .11

ARTICLE 3 INCOME TAX ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . .12
     3.1  Establishment and Maintenance of Capital Accounts; Partnership
          Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.2  Profit and Loss Allocations. . . . . . . . . . . . . . . . . . . . .12
     3.3  Allocations of Gain or Loss on Disposition . . . . . . . . . . . . .13
     3.4  Minimum Gain Chargeback and Qualified Income Offset. . . . . . . . .15
     3.5  Other Tax Allocation Provisions. . . . . . . . . . . . . . . . . . .15
     3.6  Intent of Allocations. . . . . . . . . . . . . . . . . . . . . . . .19
     3.7  Basis Elections. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     3.8  General Allocation Rules . . . . . . . . . . . . . . . . . . . . . .20
     3.9  Sharing of Partnership Nonrecourse Debt and Nonrecourse Deductions .20
     3.10 Adjustment of Gross Asset Value. . . . . . . . . . . . . . . . . . .20
     3.11 Tax Payment Loans. . . . . . . . . . . . . . . . . . . . . . . . . .21
     3.12 Approvals Relating to Tax Issues.. . . . . . . . . . . . . . . . . .23

ARTICLE 4 LOAN REPAYMENTS AND
DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     4.1  Net Available Cash, Net Mortgage Proceeds and Capital Receipts
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     4.2  Proceeds and Distributions in Liquidation. . . . . . . . . . . . . .24
     4.3  General Distribution Rules . . . . . . . . . . . . . . . . . . . . .25
     4.4  Source of Distributions. . . . . . . . . . . . . . . . . . . . . . .26


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ARTICLE 5 MANAGEMENT; DUTIES AND POWERS OF THE MANAGING GENERAL PARTNER;
          RIGHTS AND DUTIES OF MANAGING GENERAL PARTNER. . . . . . . . . . .  26
     5.1  Management of Business; Officers; Partner Obligations;
          Reimbursements; Major Decisions; Retained Approvals. . . . . . . .  26
     5.2  Affiliate Transactions; Exclusivity; Mack-Cali  Property
          Management Option. . . . . . . . . . . . . . . . . . . . . . . . .  40
     5.3  Reporting Requirements; Financials; Meetings . . . . . . . . . . .  41
     5.4  Tax Matters Partner; Tax Returns . . . . . . . . . . . . . . . . .  43
     5.5  Indemnification and Liability of the Partners. . . . . . . . . . .  44
     5.6  Control Change . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     5.7  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . .  46
     5.8  No Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     5.9  Determination Date for Indemnity Payments, Removal Defaults,
          Performance Defaults and Major Defaults; Arbitration . . . . . . .  46
     5.10 Deadlock/Partner Sale Rights . . . . . . . . . . . . . . . . . . .  48
          5.11 Property Deadlock.. . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 6 BOOKS, RECORDS AND BANK ACCOUNTS . . . . . . . . . . . . . . . . .  55
     6.1  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.2  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 7 TRANSFERS OF PARTNERSHIP INTERESTS . . . . . . . . . . . . . . . .  56
     7.1  Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . .  56
     7.2  No Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . .  57
     7.3  Bankruptcy or Dissolution of Partners. . . . . . . . . . . . . . .  57
     7.4  Substitution of Partner. . . . . . . . . . . . . . . . . . . . . .  57
     7.5  Additional Transfer Restrictions . . . . . . . . . . . . . . . . .  58
     7.6  Transfer Indemnification and Contribution Provisions . . . . . . .  59
     7.7  Basis for Restrictions and Remedies. . . . . . . . . . . . . . . .  60
     7.8  Representations, Warranties and Covenants. . . . . . . . . . . . .  60
     7.9  Terminated Partner; Removal Defaults; Performance Defaults; Purchase
          Rights; Control Change Notices . . . . . . . . . . . . . . . . . .  63

ARTICLE 8 TERM, DISSOLUTION AND TERMINATION. . . . . . . . . . . . . . . . .  67
     8.1  Events of Dissolution. . . . . . . . . . . . . . . . . . . . . . .  67
     8.2  Limitation on Dissolution. . . . . . . . . . . . . . . . . . . . .  67
     8.3  Liquidation and Winding Up . . . . . . . . . . . . . . . . . . . .  67
     8.4  Reconstitution After Bankruptcy or Dissolution of a
          General Partner. . . . . . . . . . . . . . . . . . . . . . . . . .  70
     8.5  Distribution Upon Dissolution and Capital Account Adjustments. . .  71
     8.6  Compliance with Timing Requirements of Treasury Regulations. . . .  71

ARTICLE 9 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     9.1  Other Interests. . . . . . . . . . . . . . . . . . . . . . . . . .  71
     9.2  Damages; Certain Cure Rights; Offset . . . . . . . . . . . . . . .  72
     9.3  No Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     9.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  73


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     9.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     9.6  Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . .  74
     9.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     9.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     9.9  Titles and Captions. . . . . . . . . . . . . . . . . . . . . . . .  75
     9.10 Agreement in Counterparts. . . . . . . . . . . . . . . . . . . . .  75
     9.11 Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  75
     9.12 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  75
     9.13 Waiver of Partition. . . . . . . . . . . . . . . . . . . . . . . .  75
     9.14 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  76
     9.15 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     9.16 No Drafting Presumption. . . . . . . . . . . . . . . . . . . . . .  76
     9.17 No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . .  76

EXHIBIT A      DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B      FUNDING PROPORTIONS, SECTION 2.1.1 CONTRIBUTIONS
               AND RESIDUAL PERCENTAGES. . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C      INITIAL DEVELOPMENT PLAN FOR LAVA RIDGE LAND. . . . . . . . . C-1

EXHIBIT D-     LEGAL DESCRIPTION OF THE LAVA RIDGE LAND. . . . . . . . . . D-1-1

EXHIBIT E      OWNERSHIP OF PARTNERS . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . F-1

EXHIBIT G      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . G-1

EXHIBIT H      [INTENTIONALLY OMITTED

EXHIBIT I      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . I-1

EXHIBIT J      PROCEDURES FOR SUPERVISING EMPLOYEE AND AFFILIATE COMPLIANCE  J-1

EXHIBIT K      [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . K-1

EXHIBIT L      OPERATING APPROVAL STANDARDS. . . . . . . . . . . . . . . . . L-1

EXHIBIT M      HIGHRIDGE REIMBURSEMENT SCHEDULE FOR THE LAVA RIDGE LAND. . . M-1

EXHIBIT N      FORM OF DISBURSEMENT REQUEST. . . . . . . . . . . . . . . . . N-1



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